CREDIT AGREEMENT

                   dated as of March 5, 1999,

                          by and among

                 PERFORMANCE FOOD GROUP COMPANY,

                          as Borrower,

                 the Lenders referred to herein,

                               and

                   FIRST UNION NATIONAL BANK,
                     as Administrative Agent



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                        TABLE OF CONTENTS
ARTICLE I  DEFINITIONS                                         1
SECTION 1.1  Definitions                                       1
SECTION 1.2  General                                          13
SECTION 1.3  Other Definitions and Provisions                 13

ARTICLE II  REVOLVING CREDIT FACILITY                         14
SECTION 2.1  Revolving Credit Loans and Competitive Bid Loans 14
SECTION 2.2  Procedure for Advances of Revolving Credit Loans 14
SECTION 2.3  Procedure for Advance of Competitive Bid Loans.  15
SECTION 2.4  Repayment of Loans                               18
SECTION 2.5  Notes                                            18
SECTION 2.6  Voluntary Reduction of the Aggregate Commitment  19
SECTION 2.7  Termination of Facility                          19
SECTION 2.8  Increases in Facility                            19
SECTION 2.9  Use of Proceeds                                  20

ARTICLE III  LETTER OF CREDIT FACILITY                        20
SECTION 3.1  L/C Commitment                                   20
SECTION 3.2  Procedure for Issuance of Letters of Credit      21
SECTION 3.3  Commissions and Other Charges                    21
SECTION 3.4  L/C Participations                               22
SECTION 3.5  Reimbursement Obligation of the Borrower         23
SECTION 3.6  Obligations Absolute                             23
SECTION 3.7  Effect of Application                            23
SECTION 3.8  Letters of Credit Issued Pursuant to the Existing
            Facility                                          24

ARTICLE IV  GENERAL LOAN PROVISIONS                           24
SECTION 4.1  Interest                                         24
SECTION 4.2  Notice and Manner of Conversion or Continuation
                of Loans                                      27
SECTION 4.3  Fees                                             27
SECTION 4.4  Manner of Payment                                27
SECTION 4.5  Crediting of Payments and Proceeds               28
SECTION 4.6  Adjustments                                      28
SECTION 4.7  Nature of Obligations of Lenders Regarding
            Extensions of Credit; Assumption by the
            Administrative Agent                              29
SECTION 4.8  Changed Circumstances                            29
SECTION 4.9  Indemnity                                        31
SECTION 4.10Capital Requirements                              31
SECTION 4.11Taxes                                             32
SECTION 4.12Mitigation of Obligations; Replacement of Lenders 34

ARTICLE V  CLOSING; CONDITIONS OF CLOSING AND BORROWING       35
SECTION 5.1  Closing                                          35
SECTION 5.2  Conditions to Closing and Initial Extensions of
            Credit                                            35
SECTION 5.3  Conditions to All Extensions of Credit           37

ARTICLE VI  REPRESENTATIONS AND WARRANTIES OF THE BORROWER    38
SECTION 6.1  Representations and Warranties                   38
SECTION 6.2  Survival of Representations and Warranties, Etc  44

ARTICLE VII  FINANCIAL INFORMATION AND NOTICES                45
SECTION 7.1  Financial Statements and Projections             45
SECTION 7.2  Officer's Compliance Certificate                 46
SECTION 7.3  Accountants' Certificate                         46
SECTION 7.4  Other Reports                                    46
SECTION 7.5  Notice of Litigation and Other Matters           46
SECTION 7.6  Accuracy of Information                          47

ARTICLE VIII  AFFIRMATIVE COVENANTS                           47
SECTION 8.1  Preservation of Corporate Existence and Related
            Matters                                           47
SECTION 8.2  Maintenance of Property                          47
SECTION 8.3  Insurance                                        48
SECTION 8.4  Accounting Methods and Financial Records         48
SECTION 8.5  Payment and Performance of Obligations           48
SECTION 8.6  Compliance With Laws and Approvals               48
SECTION 8.7  Environmental Laws                               48
SECTION 8.8  Compliance with ERISA                            49
SECTION 8.9  Compliance With Agreements                       49
SECTION 8.10Conduct of Business                               49
SECTION 8.11Visits and Inspections                            49
SECTION 8.12Year 2000 Compatibility                           49
SECTION 8.13Further Assurances                                49

ARTICLE IX  FINANCIAL COVENANTS                               50
SECTION 9.1  Leverage Ratio                                   50
SECTION 9.2  Interest and Rental Expense Coverage Ratio       50
SECTION 9.3  Minimum Net Worth                                50

ARTICLE X  NEGATIVE COVENANTS                                 50
SECTION 10.1Limitations on Total Debt                         50
SECTION 10.2Limitations on Guaranty Obligations               51
SECTION 10.3Limitations on Liens                              51
SECTION 10.4Limitations on Loans, Advances, Investments and
            Acquisitions                                      52
SECTION 10.5Limitations on Mergers and Liquidation            53
SECTION 10.6Limitations on Sale of Assets                     54
SECTION 10.7Limitations on Dividends and Distributions        54
SECTION 10.8Limitations on Exchange and Issuance of Capital
            Stock                                             54
SECTION 10.9Transactions with Affiliates.                     54
SECTION 10.10 Certain Accounting Changes                      55
SECTION 10.11 Amendments; Payments and Prepayments of Debt    55
SECTION 10.12 Restrictive Agreements                          55

ARTICLE XI  DEFAULT AND REMEDIES                              55
SECTION 11.1Events of Default                                 55
SECTION 11.2Remedies                                          57
SECTION 11.3Rights and Remedies Cumulative; Non-Waiver; etc   58

ARTICLE XII  THE ADMINISTRATIVE AGENT                         58
SECTION 12.1Appointment                                       58
SECTION 12.2Delegation of Duties                              59
SECTION 12.3Exculpatory Provisions                            59
SECTION 12.4Reliance by the Administrative Agent              59
SECTION 12.5Notice of Default                                 60
SECTION 12.6Non-Reliance on the Administrative Agent and Other
            Lenders                                           60
SECTION 12.7Indemnification                                   61
SECTION 12.8The Administrative Agent in Its Individual
                Capacity                                      61
SECTION 12.9Resignation of the Administrative Agent; Successor
            Administrative Agent                              61

ARTICLE XIII  MISCELLANEOUS                                   62
SECTION 13.1Notices                                           62
SECTION 13.2Expenses; Indemnity                               63
SECTION 13.3Set-off                                           63
SECTION 13.4Governing Law                                     64
SECTION 13.5Consent to Jurisdiction                           64
SECTION 13.6Binding Arbitration; Waiver of Jury Trial         64
SECTION 13.7Reversal of Payments                              65
SECTION 13.8Injunctive Relief; Punitive Damages               65
SECTION 13.9Accounting Matters                                66
SECTION 13.10 Successors and Assigns; Participations          66
SECTION 13.11 Amendments, Waivers and Consents                69
SECTION 13.12 Performance of Duties                           69
SECTION 13.13 All Powers Coupled with Interest                69
SECTION 13.14 Survival of Indemnities                         70
SECTION 13.15 Titles and Captions                             70
SECTION 13.16 Severability of Provisions                      70
SECTION 13.1  Counterparts                                    70
SECTION 13.18 Term of Agreement                               70
SECTION 13.19Inconsistencies with Other Documents;
                Independent Effect of Covenants               70

EXHIBITS

Exhibit A-1         -    Form of Revolving Credit Note
Exhibit A-2         -    Form of Competitive Bid Note
Exhibit B           -    Form of Notice of Revolving Credit
                           Borrowing
Exhibit C-1         -    Form of Competitive Bid Request
Exhibit C-2         -    Form of Invitation to Bid
Exhibit C-3         -    Form of Competitive Bid
Exhibit C-4         -    Form of Competitive Bid Accept/Reject
                           Letter
Exhibit D           -    Form of Notice of Account Designation
Exhibit E           -    Form of Notice of Prepayment
Exhibit F           -    Form of Notice of
                           Conversion/Continuation
Exhibit G           -    Form of Officer's Compliance Certificate
Exhibit H           -    Form of Assignment and Acceptance
Exhibit I-1         -    Form of Commitment Increase Supplement
Exhibit I-2         -    Form of New Lender Supplement
Exhibit J           -    Form of Intercompany Note


SCHEDULES

Schedule 1     -    Lenders and Commitments
Schedule 6.1(a)     -    Jurisdictions of Organization and
                         Qualification
Schedule 6.1(b)     -    Subsidiaries and Capitalization
Schedule 6.1(i)     -    ERISA Plans
Schedule 6.1(l)     -    Material Contracts
Schedule 6.1(m)     -    Labor and Collective Bargaining
                         Agreements
Schedule 6.1(t)     -    Debt and Guaranty Obligations
Schedule 6.1(u)     -    Litigation
Schedule 10.1  -    Existing ELLF Debt
Schedule 10.2  -    Existing Guaranty Obligations
Schedule 10.3  -    Existing Liens
Schedule 10.4  -    Existing Loans, Advances and Investments

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     CREDIT AGREEMENT, dated as of the 5th day of March, 1999, by and among PERFORMANCE FOOD GROUP COMPANY, a Tennessee corporation
(the  "Borrower"), the Lenders who are or may become a  party  to this  Agreement, and FIRST UNION NATIONAL BANK, as Administrative
Agent for the Lenders.

                      STATEMENT OF PURPOSE

      The Borrower has requested, and the Lenders have agreed, to extend certain credit facilities to the Borrower on the terms and conditions of this Agreement.

      NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, such parties hereby agree as follows:


                    ARTICLE I

               DEFINITIONS

     SECTION 1.1         Definitions
 . The following terms when used in this Agreement shall have the meanings assigned to them below:

      "Absolute Rate" means, as to any Competitive Bid made by  a
Lender pursuant to Section 2.3(b), the fixed percentage rate  per annum  (expressed in the form of a decimal to no more  than  four
(4)   decimal  places)  specified  by  the  Lender  making   such
Competitive Bid.

      "Absolute Rate Loan" means any Competitive Bid Loan bearing interest at the Absolute Rate determined in accordance with
Section 2.3.

      "Administrative Agent" means First Union in its capacity as
Administrative   Agent  hereunder,  and  any  successor   thereto
appointed pursuant to Section 12.9.

      "Administrative Agent's Office" means the office of the Administrative Agent specified in or determined in accordance with the provisions of Section 13.1(c).

      "Affiliate"  means, with respect to any Person,  any  other
Person (other than a Subsidiary) which directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such first Person or any of its Subsidiaries. The term "control" means (a) the power to vote five percent (5%) or more of the securities or other equity interests of a Person having ordinary voting power, or (b) the possession, directly or indirectly, of any other power to direct or cause the direction of the management and policies of a Person, whether through ownership of voting securities, by contract or otherwise.

      "Aggregate  Commitment" means (a) as  to  any  Lender,  the obligation of such Lender to make Revolving Credit Loans  to  the account  of  the  Borrower hereunder in  an  aggregate  principal amount at any time outstanding not to exceed the amount set forth opposite  such Lender's name on Schedule 1 hereto as such  amount may  be  reduced  or modified at any time or from  time  to  time pursuant  to  the  terms hereof and (b) as to  all  Lenders,  the aggregate  commitment  of all Lenders to  make  Revolving  Credit
Loans, as such amount may be reduced at any time or from time  to time  pursuant  to  the terms hereof.  On the Closing  Date,  the
Aggregate   Commitment  shall  be  Eighty-Five  Million   Dollars
($85,000,000).

       "Agreement" means this Credit Agreement, as amended, restated or otherwise modified.

       "Applicable  Law"  means  all  applicable  provisions   of
constitutions,  laws,  statutes,  ordinances,  rules,   treaties,
regulations,  permits, licenses, approvals,  interpretations  and orders  of courts or Governmental Authorities and all orders  and decrees of all courts and arbitrators.

      "Applicable Margin" shall have the meaning assigned thereto in Section 4.1(c).

     "Application" means an application, in the form specified by the Issuing Lender from time to time, requesting the Issuing
Lender to issue a Letter of Credit.

      "Assignment and Acceptance" shall have the meaning assigned thereto in Section 13.10.

      "Base Rate" means, at any time, the higher of (a) the Prime
Rate and (b) the sum of (i) the Federal Funds Rate plus (ii)  1/2
of   1%;   each  change  in  the  Base  Rate  shall  take  effect
simultaneously  with the corresponding change or changes  in  the
Prime Rate or the Federal Funds Rate.

      "Base Rate Loan" means any Loan bearing interest at a rate based upon the Base Rate as provided in Section 4.1(a).

     "Borrower" has the meaning set forth in the preamble.

      "Business Day" means (a) for all purposes other than as set forth in clause (b) below, any day other than a Saturday, Sunday or legal holiday on which banks in Charlotte, North Carolina and New York, New York, are open for the conduct of their commercial banking business, and (b) with respect to all notices and determinations in connection with, and payments of principal and interest on, any LIBOR Rate Loan, any day that is a Business Day described in clause (a) and that is also a day for trading by and between banks in Dollar deposits in the London interbank market.

      "Capital Asset" means, with respect to the Borrower and its Subsidiaries, any asset that should, in accordance with GAAP, be classified and accounted for as a capital asset on a Consolidated balance sheet of the Borrower and its Subsidiaries.

      "Capital Lease" means, with respect to the Borrower and its
Subsidiaries,  any  lease  of  any  property  that   should,   in
accordance  with  GAAP,  be classified and  accounted  for  as  a capital lease on a Consolidated balance sheet of the Borrower and its Subsidiaries.

     "Capital Stock" means any nonredeemable capital stock of the Borrower or any Subsidiary thereof, whether common or preferred.

     "Capitalization" means, with respect to the Borrower and its
Subsidiaries at any date and without duplication, the sum of  the
following  calculated in accordance with GAAP:   (a)  Total  Debt
plus (b) Consolidated Stockholders' Equity.

      "Change in Control" shall have the meaning assigned thereto in Section 11.1(i).

      "Closing Date" means the date of this Agreement or such later Business Day upon which each condition described in Section
5.2 shall be satisfied or waived in all respects in a manner acceptable to the Administrative Agent, in its sole discretion.

      "Code" means the Internal Revenue Code of 1986, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

     "Commitment" means, as to any Lender, the obligation of such Lender to make Revolving Credit Loans to and issue or participate in Letters of Credit issued for the account of the Borrower hereunder in an aggregate principal or face amount at any time outstanding not to exceed the amount set forth opposite such Lender's name on Schedule 1 hereto, as the same may be reduced, increased or otherwise modified at any time or from time to time pursuant to the terms hereof.

      "Commitment Increase Supplement" shall have the meaning assigned thereto in Section 2.8.

     "Commitment Percentage" means, as to any Lender at any time, the ratio of (a) the amount of the Commitment of such Lender to
(b) the Aggregate Commitment of all of the Lenders.

      "Competitive Bid" means an offer by a Lender to make a Competitive Bid Loan pursuant to Section 2.3.

      "Competitive Bid Interest Period" shall have the meaning assigned thereto in Section 4.1(b)(ii).

      "Competitive Bid Loan" means any Loan bearing interest at the Competitive Bid Rate determined in accordance with Section
2.3.

      "Competitive Bid Notes" means the separate Competitive  Bid
Notes made by the Borrower payable to the order of each of the Lenders, substantially in the form of Exhibit A-2 hereto, and any amendments and supplements thereto, any substitutes therefor, and any replacements, restatements, renewals or extension thereof, in whole or in part.

     "Competitive Bid Rate" means, as to any Competitive Bid made by a Lender pursuant to Section 2.3 in the case of (a) a LIBOR
Competitive  Bid Loan, the LIBOR Rate adjusted by the Competitive
Margin and (b) an Absolute Rate Loan, the fixed rate of interest offered by the Lender making such Competitive Bid.

     "Competitive Bid Request" shall have the meaning assigned thereto in Section 2.3(a).

      "Competitive Margin" means, as to any LIBOR Competitive Bid
Loan, the margin (expressed as a percentage rate per annum in the form of a decimal to no more than four (4) decimal places) to be added to or subtracted from the LIBOR Rate in order to determine the interest rate applicable to such Loan, as specified in the Competitive Bid relating to such Loan.

      "Consolidated" means, when used with reference to financial statements or financial statement items of the Borrower and its Subsidiaries, such statements or items on a consolidated basis in accordance with applicable principles of consolidation under GAAP.

       "Debt"  means,  with  respect  to  the  Borrower  and  its
Subsidiaries at any date and without duplication, the sum of  the following  calculated on a Consolidated basis in accordance  with
GAAP:   (a)  all  liabilities, obligations and  indebtedness  for
borrowed money including but not limited to obligations evidenced by  bonds, debentures, notes or other similar instruments of  the
Borrower  or any Subsidiary thereof, (b) all obligations  to  pay the  deferred  purchase  price of property  or  services  of  the
Borrower  or any Subsidiary thereof, including without limitation all  obligations under non-competition agreements  but  excluding
(i) trade payables arising in the ordinary course of business and
(ii) all amounts payable under any earn-out agreement unless  any such  earn-out  payment is payable in cash and  has  been  deemed earned and required to be included on the financial statements of the  Borrower or any Subsidiary thereof in accordance with  GAAP,
(c) all obligations of the Borrower or any Subsidiary thereof  as lessee  under  Capital Leases, (d) all Debt of any  other  Person secured  by a Lien on any asset of the Borrower or any Subsidiary thereof,  (e)  all Guaranty Obligations of the  Borrower  or  any
Subsidiary thereof (excluding any Guaranty Obligations on account of  trade  payables arising in the ordinary course of  business),
(f) all obligations, contingent or otherwise, of the Borrower  or any Subsidiary thereof relative to the face amount of letters  of credit,  whether or not drawn, including without  limitation  any
Reimbursement Obligation, and banker's acceptances issued for the account  of  the  Borrower  or any Subsidiary  thereof,  (g)  all obligations of the Borrower or any Subsidiary thereof to  redeem, repurchase,  exchange,  defease or  otherwise  make  payments  in respect  of capital stock or other securities of the Borrower  or any  Subsidiary thereof and (h) all obligations incurred  by  the
Borrower   or   any  Subsidiary  thereof  pursuant   to   Hedging
Agreements.

      "Default" means any of the events specified in Section 11.1 which with the passage of time, the giving of notice or any other condition, would constitute an Event of Default.

      "Disputes" has the meaning assigned to such term in Section
13.6.

      "Dollars" or "$" means, unless otherwise qualified, dollars in lawful currency of the United States.

      "EBITDA"  means, for any period, the sum of  the  following determined on a Consolidated basis, without duplication, for  the
Borrower and its Subsidiaries in accordance with GAAP:   (a)  Net
Income  for such period plus (b) the sum of the following to  the
extent  deducted  in  determining Net  Income:   (i)  income  and
franchise  taxes,  (ii)  Interest  Expense,  (iii)  amortization, depreciation and other non-cash charges less (c) interest  income and  any  extraordinary gains which were included in  determining
Net Income.

      "EBITDAR" means, for any period, the sum of (a) EBITDA for such period plus (b) Rental Expense for such period, in each case on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP.

     "Eligible Assignee" means, with respect to any assignment of the  rights,  interest and obligations of a Lender  hereunder,  a
Person  that  is at the time of such assignment (a) a  commercial bank  organized under the laws of the United States or any  state thereof,  having  combined  capital  and  surplus  in  excess  of
$500,000,000, (b) a commercial bank organized under the  laws  of any  other  country  that  is a member  of  the  Organization  of
Economic  Cooperation and Development, or a political subdivision of  any  such  country, having combined capital  and  surplus  in excess  of $500,000,000, (c) a finance company, insurance company or  other  financial institution which in the ordinary course  of business  extends credit of the type extended hereunder and  that has  total  assets  in excess of $1,000,000,000,  (d)  already  a
Lender  hereunder (whether as an original party to this Agreement or as the assignee of another Lender), (e) the successor (whether
by   transfer  of  assets,  merger  or  otherwise)  to   all   or
substantially  all  of  the commercial lending  business  of  the assigning Lender, or (f) any other Person that has been  approved in  writing  as  an  Eligible Assignee by the  Borrower  and  the
Administrative Agent.

      "ELLF" means, at any date with respect to the Borrower  and
its   Subsidiaries,  any  synthetic  lease,  end   loaded   lease
financing, tax retention operating lease, off-balance sheet  loan or  similar  off-balance sheet financing  product  to  which  the
Borrower  or  any  Subsidiary thereof  is  a  party,  where  such transaction  is  considered borrowed money indebtedness  for  tax purposes  but  is classified as an operating lease in  accordance with GAAP on a consistent basis.

      "Employee Benefit Plan" means any employee benefit plan within the meaning of Section 3(3) of ERISA which (a) is maintained for employees of the Borrower or any ERISA Affiliate or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any current or former ERISA Affiliate.

      "Environmental Laws" means any and all federal,  state  and local  laws,  statutes, ordinances, rules, regulations,  permits, licenses,  approvals, interpretations and  orders  of  courts  or
Governmental  Authorities, relating to the  protection  of  human health  or  the  environment,  including,  but  not  limited  to,
requirements   pertaining   to   the   manufacture,   processing,
distribution,  use, treatment, storage, disposal, transportation, handling,  reporting,  licensing,  permitting,  investigation  or remediation of Hazardous Materials.

      "Equity Net Cash Proceeds" means, with respect to any offering of capital stock, the gross cash proceeds received by the Borrower or any of its Subsidiaries therefrom less all legal, underwriting and other fees and expenses incurred in connection therewith.

     "ERISA" means the Employee Retirement Income Security Act of
1974, and the rules and regulations thereunder, each as amended, supplemented or otherwise modified.

      "ERISA Affiliate" means any Person who together with the Borrower is treated as a single employer within the meaning of
Section 414(b), (c), (m) or (o) of the Code or Section 4001(b) of
ERISA.

      "Eurodollar  Reserve Percentage" means, for  any  day,  the percentage  (expressed  as  a decimal  and  rounded  upwards,  if necessary, to the next higher 1/100th of 1%) which is  in  effect for  such day as prescribed by the Federal Reserve Board (or  any
successor)   for  determining  the  maximum  reserve  requirement
(including   without  limitation  any  basic,   supplemental   or
emergency reserves) in respect of eurocurrency liabilities or any similar  category of liabilities for a member bank of the Federal
Reserve System in New York City.

      "Event  of  Default" means any of the events  specified  in
Section 11.1, provided that any requirement for passage of time, giving of notice, or any other condition, has been satisfied.

      "Existing Facility" means the Revolving Credit Agreement dated as of July 8, 1996 (as amended, restated or otherwise modified) between the Borrower and First Union National Bank of Virginia.

      "Extensions of Credit" means, as to any Lender at any time, an  amount equal to the sum of (a) the aggregate principal amount
of   all  Revolving  Credit  Loans  made  by  such  Lender   then
outstanding  and (b) such Lender's Commitment Percentage  of  the
L/C Obligations then outstanding.

      "FDIC" means the Federal Deposit Insurance Corporation, or any successor thereto.

      "Facility" means the revolving credit facility established pursuant to Article II hereof.

      "Facility  Fee" shall have the meaning assigned thereto  in
Section 4.3(a).

      "Federal  Funds  Rate" means, the rate per  annum  (rounded upwards,  if  necessary,  to  the  next  higher  1/100th  of  1%)
representing the daily effective federal funds rate as quoted  by the  Administrative Agent and confirmed in Federal Reserve  Board
Statistical  Release  H.15 (519) or any successor  or  substitute publication  selected by the Administrative Agent.  If,  for  any reason,  such  rate is not available, then "Federal  Funds  Rate"
shall  mean  a daily rate which is determined, in the opinion  of the  Administrative Agent, to be the rate at which federal  funds are  being offered for sale in the national federal funds  market at  9:00  a.m. (Charlotte time).  Rates for weekends or  holidays shall  be  the same as the rate for the most immediate  preceding
Business Day.

      "First Union" means First Union National Bank, a national banking association, and its successors.

      "Fiscal Year" means the 52 or 53 week fiscal year of the Borrower and its Subsidiaries ending on the Saturday closest to December 31.

      "GAAP"  means generally accepted accounting principles,  as
recognized   by  the  American  Institute  of  Certified   Public
Accountants   and  the  Financial  Accounting  Standards   Board,
consistently applied and maintained on a consistent basis for the
Borrower and its Subsidiaries throughout the period indicated and consistent with the prior financial practice of the Borrower  and its Subsidiaries.

     "Governmental Approvals" means all authorizations, consents, approvals, licenses and exemptions of, registrations and filings with, and reports to, all Governmental Authorities.

      "Governmental Authority" means any nation, province,  state or  political  subdivision thereof, and  any  government  or  any
Person   exercising   executive,   legislative,   regulatory   or
administrative functions of or pertaining to government, and  any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

      "Guaranty  Obligation" means, with respect to the  Borrower
and   its  Subsidiaries,  without  duplication,  any  obligation, contingent  or  otherwise, of any such Person pursuant  to  which such  Person  has directly or indirectly guaranteed any  Debt  or other  obligation of any other Person and, without  limiting  the generality of the foregoing, any obligation, direct or  indirect, contingent  or otherwise, of any such Person (a) to  purchase  or pay  (or advance or supply funds for the purchase or payment  of)
such  Debt  or  other obligation (whether arising  by  virtue  of partnership arrangements, by agreement to keep well, to  purchase assets,  goods,  securities or services, to  take-or-pay,  or  to
maintain   financial  statement  condition   or   otherwise)   or
(b)  entered into for the purpose of assuring in any other manner the  obligee  of  such Debt or other obligation  of  the  payment thereof  or  to  protect  such obligee against  loss  in  respect thereof  (in whole or in part); provided, that the term  Guaranty
Obligation  shall  not  include endorsements  for  collection  or deposit in the ordinary course of business.

      "Hazardous Materials" means any substances or materials (a)
which  are  or  become  defined  as hazardous  wastes,  hazardous substances,  pollutants,  contaminants,  chemical  substances  or mixtures or toxic substances under any Applicable Law, (b)  which
are   toxic,   explosive,   corrosive,   flammable,   infectious,
radioactive,  carcinogenic, mutagenic  or  otherwise  harmful  to human  health  or the environment and are or become regulated  by any  Governmental  Authority, (c) the presence of  which  require investigation or remediation under any Applicable  Law,  (d)  the discharge  or emission or release of which requires a  permit  or license  under any Applicable Law or other Governmental Approval,
(e)  which  are  deemed, under Applicable Law,  to  constitute  a nuisance, a trespass or pose a health or safety hazard to persons or  neighboring  properties, (f) which consist of underground  or aboveground  storage  tanks, whether empty, filled  or  partially
filled   with   any   hazardous  wastes,  hazardous   substances,
pollutants,  contaminants,  chemical substances  or  mixtures  or toxic  substances under any Applicable Law, or (g) which contain, without  limitation,  asbestos, polychlorinated  biphenyls,  urea formaldehyde  foam insulation, petroleum hydrocarbons,  petroleum derived substances or waste, crude oil, nuclear fuel, natural gas or synthetic gas.

      "Hedging Agreement" means any agreement with respect to an interest rate swap, collar, cap, floor or a forward rate agreement or other agreement regarding the hedging of interest rate risk exposure executed in connection with hedging the interest rate exposure of the Borrower, and any confirming letter executed pursuant to such hedging agreement, all as amended, restated or otherwise modified.

      "Intercompany Notes" means the collective reference to the promissory notes executed in connection with this Agreement of the Subsidiaries payable to the order of the Borrower in the maximum amount of the Aggregate Commitment as may be increased hereunder in substantially the form of Exhibit J, as amended, restated, supplemented or otherwise modified, from time to time and as endorsed to the order of the Administrative Agent for the benefit of itself and the Lenders and "Intercompany Note" means any of such Intercompany Notes.

      "Interest  Expense" means, for any period,  total  interest
expense   (including,   without  limitation,   interest   expense
attributable  to  capital leases) determined  on  a  Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP.

     "Interest Period" shall have the meaning assigned thereto in
Section 4.1(b).

      "Issuing Lender" means First Union, in its capacity as issuer of any Letter of Credit, or any successor thereto.

     "L/C Commitment" means the lesser of (a) Ten Million Dollars
($10,000,000) and (b) the Aggregate Commitment.

       "L/C   Facility"  means  the  letter  of  credit  facility
established pursuant to Article III hereof.

      "L/C Obligations" means at any time, an amount equal to the sum of (a) the aggregate undrawn and unexpired amount of the then outstanding Letters of Credit and (b) the aggregate amount of drawings under Letters of Credit which have not then been reimbursed pursuant to Section 3.5.

     "L/C Participants" means the collective reference to all the Lenders other than the Issuing Lender.

      "Lender" means each Person executing this Agreement as a Lender set forth on the signature pages hereto and each Person that hereafter becomes a party to this Agreement as (a) a New
Lender  pursuant  to  Section 2.8 or (b)  a  Lender  pursuant  to
Section 13.10.

      "Lending Office" means, with respect to any Lender, the office of such Lender maintaining such Lender's Commitment
Percentage of the Loans.

      "Letters of Credit" shall have the meaning assigned thereto in Section 3.1.

      "Leverage Ratio" shall have the meaning assigned thereto in
Section 9.1.

      "LIBOR" means the rate of interest per annum determined  on the  basis of the rate for deposits in Dollars in minimum amounts of  at  least  $3,000,000 for a period equal  to  the  applicable
Interest Period which appears on the Dow Jones Market Screen 3750 at  approximately 11:00 a.m. (London time) two (2) Business  Days
prior  to  the first day of the applicable Interest Period.   If,
for  any  reason, such rate does not appear on Dow  Jones  Market
Screen   3750,   then   "LIBOR"  shall  be  determined   by   the
Administrative Agent to be the arithmetic average of the rate per annum  at  which  deposits in Dollars would be offered  by  first class  banks in the London interbank market to the Administrative
Agent  approximately 11:00 a.m. (London time)  two  (2)  Business
Days prior to the first day of the applicable Interest Period for a  period  equal  to  such  Interest  Period  and  in  an  amount substantially equal to the amount of the applicable Loan.

      "LIBOR Competitive Bid Loan" means any Competitive Bid Loan denominated in Dollars and bearing interest at a rate determined by reference to the LIBOR Rate at the sole discretion of the Lender of such Competitive Bid Loan.

      "LIBOR Rate" means a rate per annum (rounded upwards, if necessary, to the next higher 1/100th of 1%) determined by the Administrative Agent pursuant to the following formula:

     LIBOR Rate =        LIBOR
                 1.00-Eurodollar Reserve Percentage

      "LIBOR Rate Loan" means any Loan bearing interest at a rate based upon the LIBOR Rate as provided in Section 4.1(a).

     "Lien" means, with respect to any asset, any mortgage, lien pledge, charge, security interest or encumbrance of any kind in respect of such asset. For the purposes of this Agreement, a Person shall be deemed to own subject to a Lien any asset which it has acquired or holds subject to the interest of a vendor or lessor under any conditional sale agreement, Capital Lease or other title retention agreement relating to such asset.

      "Loans"  means  the collective reference to  the  Revolving
Credit Loans and the Competitive Bid Loans and "Loan" means any of such Loans.

      "Loan  Documents" means, collectively, this Agreement,  the
Notes,  the  Intercompany  Notes, the Applications,  any  Hedging
Agreement  with  any  Lender  which  such  Hedging  Agreement  is
permitted   or  required  hereunder)  and  each  other  document,
instrument,  certificate and agreement executed and delivered  by the  Borrower,  its Subsidiaries or their counsel  in  connection
with   this   Agreement  or  otherwise  referred  to  herein   or
contemplated hereby, all as may be amended, restated or otherwise modified.

     "Material Adverse Effect"  means, with respect to any event, act,  condition  or occurrence of whatever nature (including  any
adverse   determination   in  any  litigation,   arbitration   or
governmental investigation or proceeding), whether singly  or  in conjunction  with  any  other event, act, condition,  occurrence, whether  or  not  related, a material adverse  change  in,  or  a material adverse effect upon, any of (a) the financial condition, operations,  business  or  properties of  the  Borrower  and  its
Subsidiaries taken as a whole, (b) the rights and remedies of the
Administrative Agent or the Lenders under the Loan Documents, (c)
the  ability of the Borrower to perform the Obligations under the
Loan Documents or (d) the legality, validity or enforceability of any Loan Document.

       "Material Contract" means (a) any contract or other agreement, written or oral, of the Borrower or any of its Subsidiaries involving monetary liability of or to any such Person in an amount in excess of $1,000,000 per annum, or (b) any other contract or agreement, written or oral, of the Borrower or any of its Subsidiaries the failure to comply with which could reasonably be expected to have a Material Adverse Effect.

      "Maturity Date" means the earliest of the dates referred to in Section 2.7.

     "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA to which the Borrower or any ERISA
Affiliate is making, or is accruing an obligation to make, contributions within the preceding six years.

      "Net Income" means, with respect to the Borrower and its Subsidiaries for any period, the Consolidated net income (or loss) thereof for such period determined without duplication in accordance with GAAP.

      "Net Worth" means, with respect to the Borrower and its Subsidiaries at any date, total Stockholders' Equity determined on a Consolidated basis, without duplication, in accordance with GAAP.

      "New  Lender"  shall have the meaning assigned  thereto  in
Section 2.8.

      "New Lender Supplement" shall have the meaning assigned thereto in Section 2.8.

      "Notes"  means  the collective reference to  the  Revolving
Credit Notes and the Competitive Bid Notes and "Note" means any of such Notes.

      "Notice of Account Designation" shall have the meaning assigned thereto in Section 2.2(b).

      "Notice of Revolving Credit Borrowing" shall have the meaning assigned thereto in Section 2.2(a).

      "Notice of Conversion/Continuation" shall have the meaning assigned thereto in Section 4.2.

      "Notice of Prepayment" shall have the meaning assigned thereto in Section 2.4(c).

      "Obligations" means, in each case, whether now in existence or hereafter arising: (a) the principal of and interest on (including interest accruing after the filing of any bankruptcy or similar petition) the Loans, (b) the L/C Obligations, (c) all payment and other obligations owing by the Borrower to any Lender or the Administrative Agent under any Hedging Agreement with any Lender (which such Hedging Agreement is permitted or required hereunder), and (d) all other fees and commissions (including attorney's fees), charges, indebtedness, loans, liabilities, financial accommodations, obligations, covenants and duties owing by the Borrower to the Lenders or the Administrative Agent, of every kind, nature and description, direct or indirect, absolute or contingent, due or to become due, contractual or tortious, liquidated or unliquidated, and whether or not evidenced by any note, in each case under or in respect of this Agreement, any Note, any Letter of Credit or any of the other Loan Documents.

      "Officer's Compliance Certificate" shall have the meaning assigned thereto in Section 7.2.

      "Other  Taxes" shall have the meaning assigned  thereto  in
Section 4.11(b).

     "PBGC" means the Pension Benefit Guaranty Corporation or any successor agency.

     "Pension Plan" means any Employee Benefit Plan, other than a Multiemployer Plan, which is subject to the provisions of Title
IV of ERISA or Section 412 of the Code and which (a) is maintained for employees of the Borrower or any ERISA Affiliates or (b) has at any time within the preceding six years been maintained for the employees of the Borrower or any of their current or former ERISA Affiliates.

      "Permitted Acquisition" shall have the meaning assigned thereto in Section 10.4(c).

     "Person" means an individual, corporation, limited liability company,  partnership, association, trust, business trust,  joint
venture,    joint   stock   company,   pool,   syndicate,    sole
proprietorship,    unincorporated   organization,    Governmental
Authority or any other form of entity or group thereof.

      "Prime  Rate" means, at any time, the rate of interest  per annum publicly announced from time to time by First Union as  its prime rate.  Each change in the Prime Rate shall be effective  as of  the  opening of business on the day such change in the  Prime
Rate  occurs.   The  parties  hereto acknowledge  that  the  rate
announced publicly by First Union as its Prime Rate is  an  index or base rate and shall not necessarily be its lowest or best rate charged to its customers or other banks.

      "Register"  shall  have  the meaning  assigned  thereto  in
Section 13.10(d).

      "Reimbursement  Obligation" means  the  obligation  of  the
Borrower to reimburse the Issuing Lender pursuant to Section  3.5 for amounts drawn under Letters of Credit.

      "Rental Expense" means, for any period, all rental expense on account of all long-term leases (excluding any such lease that is cancelable without cause by the Borrower or any Subsidiary thereof) during such period determined on a Consolidated basis, without duplication, for the Borrower and its Subsidiaries in accordance with GAAP.

      "Required  Lenders" means, at any date, any combination  of holders of at least sixty-six and two-thirds percent (66-2/3%) of the  aggregate  unpaid principal amount of the  Revolving  Credit
Notes,  or  if  no  amounts are outstanding under  the  Revolving
Credit   Notes,  any  combination  of  Lenders  whose  Commitment
Percentages  aggregate at least sixty-six and two-thirds  percent
(66-2/3%).

     "Responsible Officer" means any of the following: the chief executive officer or chief financial officer of the Borrower or any other officer of the Borrower reasonably acceptable to the Administrative Agent.

      "Revolving Credit Loans" means any revolving loan made to the Borrower pursuant to Section 2.1, and all such revolving loans collectively as the context requires.

      "Revolving Credit Notes" means the collective reference  to the  Revolving Credit Notes made by the Borrower payable  to  the order  of  each Lender, substantially in the form of Exhibit  A-1
hereto,   evidencing  the  Facility,  and  any   amendments   and
modifications   thereto,  any  substitutes  therefor,   and   any
replacements,  restatements, renewals or  extension  thereof,  in whole  or  in  part; "Revolving Credit Note" means  any  of  such
Revolving Credit Notes.

      "Solvent" means, as to the Borrower and, on a combined basis, its Subsidiaries on a particular date, that any such Person (a) has capital sufficient to carry on its business and transactions and all business and transactions in which it is about to engage and is able to pay its debts as they mature, (b) owns property having a value, both at fair valuation and at present fair saleable value, greater than the amount required to pay its probable liabilities (including contingencies), and (c) does not believe that it will incur debts or liabilities beyond its ability to pay such debts or liabilities as they mature.

       "Stockholders'  Equity"  means,  as   of   any   date   of
determination, the shareholders' equity of the Borrower  and  its
Subsidiaries,  as  set  forth or reflected  on  the  most  recent
Consolidated  balance sheet of the Borrower and its  Subsidiaries prepared  in accordance with GAAP, (a) including but not  limited to  (i) the par or stated value of all outstanding Capital Stock,
(ii)  capital surplus, (iii) retained earnings and (b)  excluding items  such  as  (i) purchases of treasury stock, (ii)  valuation
allowances,   (iii)  receivables  due  from  an  employee   stock
ownership   plan,  (iv)  employee  stock  ownership   plan   debt
guarantees  (to the extent not included in item (b)(iii)  hereof)
and    (v)   translation   adjustments   for   foreign   currency
transactions.

      "Subsidiary"  means  as  to any  Person,  any  corporation, partnership, limited liability company or other entity  of  which more than fifty percent (50%) of the outstanding capital stock or other ownership interests having ordinary voting power to elect a majority  of  the  board of directors or other managers  of  such corporation,  partnership,  limited liability  company  or  other entity  is at the time, directly or indirectly, owned by  or  the management  is  otherwise controlled by such Person (irrespective of  whether,  at  the  time,  capital stock  or  other  ownership interests  of  any  other class or classes of  such  corporation, partnership, limited liability company or other entity shall have or  might  have  voting power by reason of the happening  of  any
contingency).    Unless   otherwise   qualified   references   to
"Subsidiary" or "Subsidiaries" herein shall refer to those of the
Borrower.

      "Tax  Credit"  shall have the meaning assigned  thereto  in
Section 4.11(g).

      "Tax  Payment" shall have the meaning assigned  thereto  in
Section 4.11(g).

      "Taxes" shall have the meaning assigned thereto in  Section
4.11(a).

       "Termination  Event"  means:   (a)  a  "Reportable  Event"
described in Section 4043 of ERISA, or (b) the withdrawal of  the
Borrower or any ERISA Affiliate from a Pension Plan during a plan year  in  which  it was a "substantial employer"  as  defined  in
Section  4001(a)(2) of ERISA, or (c) the termination of a Pension
Plan,  the  filing of a notice of intent to terminate  a  Pension
Plan  or  the  treatment  of  a  Pension  Plan  amendment  as   a
termination  under Section 4041 of ERISA, or (d) the  institution of proceedings to terminate, or the appointment of a trustee with respect to, any Pension Plan by the PBGC, or (e) any other  event or condition which would constitute grounds under Section 4042(a)
of  ERISA for the termination of, or the appointment of a trustee to  administer, any Pension Plan, or (f) the partial or  complete withdrawal  of  the  Borrower  or  any  ERISA  Affiliate  from  a
Multiemployer Plan, or (g) the imposition of a Lien  pursuant  to
Section 412 of the Code or Section 302 of ERISA, or (h) any event or condition which results in the reorganization or insolvency of a Multiemployer Plan under Sections 4241 or 4245 of ERISA, or (i)
any  event  or  condition which results in the termination  of  a
Multiemployer  Plan  under  Section  4041A  of   ERISA   or   the
institution  by PBGC of proceedings to terminate a  Multiemployer
Plan under Section 4042 of ERISA.

      "Total Debt" means, as of any date of determination with respect to the Borrower and its Subsidiaries on a Consolidated basis without duplication, the sum of (a) Debt plus (b) all outstanding indebtedness obligations actually incurred under or on account of any ELLF, each in accordance with GAAP.

      "Uniform  Customs"  the Uniform Customs  and  Practice  for
Documentary Credits (1993 Revision, effective January  1,  1994),
International Chamber of Commerce Publication No. 500.

      "UCC" means the Uniform Commercial Code as in effect in the State of North Carolina, as amended, restated or otherwise modified.

     "United States" means the United States of America.

     "Wholly-Owned" means, with respect to a Subsidiary, that all of  the  shares of capital stock or other ownership interests  of such  Subsidiary are, directly or indirectly, owned or controlled
by   the   Borrower  and/or  one  or  more  of  its  Wholly-Owned
Subsidiaries.

     SECTION 1.2         General
 .  Unless otherwise specified, a reference in this Agreement to a
particular  section,  subsection,  Schedule  or  Exhibit   is   a
reference  to  that section, subsection, Schedule or  Exhibit  of
this   Agreement.    Wherever  from  the   context   it   appears
appropriate,  each term stated in either the singular  or  plural shall include the singular and plural, and pronouns stated in the masculine, feminine or neuter gender shall include the masculine, the  feminine and the neuter.  Any reference herein to "Charlotte time"  shall  refer to the applicable time of day  in  Charlotte,
North Carolina.

     SECTION 1.3         Other Definitions and Provisions
 .

      (a) Use of Capitalized Terms. Unless otherwise defined therein, all capitalized terms defined in this Agreement shall have the defined meanings when used in this Agreement, the Notes and the other Loan Documents or any certificate, report or other document made or delivered pursuant to this Agreement.

      (b)   Miscellaneous.   The  words  "hereof",  "herein"  and
"hereunder"  and  words  of  similar import  when  used  in  this
Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement.


                    ARTICLE II

               REVOLVING CREDIT FACILITY

     SECTION 2.1   Revolving Credit Loans and Competitive Bid Loans.

      (a)   Revolving  Credit Loans.  Subject to  the  terms  and
conditions  of  this Agreement, each Lender severally  agrees  to make  Revolving Credit Loans to the Borrower from  time  to  time from  the Closing Date through the Maturity Date as requested  by the  Borrower  in  accordance with  the  terms  of  Section  2.2;
provided,  that  (a)  the  aggregate  principal  amount  of   all
outstanding  Revolving Credit Loans (after giving effect  to  any amount requested) shall not exceed the Aggregate Commitment  less the  sum  of  all  outstanding  Competitive  Bid  Loans  and  L/C
Obligations and (b) the principal amount of outstanding Revolving
Credit  Loans from any Lender to the Borrower shall  not  at  any
time   exceed   such  Lender's  Commitment  less  such   Lender's
Commitment  Percentage  of  outstanding  L/C  Obligations.   Each
Revolving Credit Loan by a Lender shall be in a principal  amount equal  to  such  Lender's Commitment Percentage of the  aggregate principal  amount  of Revolving Credit Loans  requested  on  such
occasion.   Subject  to  the  terms and  conditions  hereof,  the
Borrower  may  borrow, repay and reborrow Revolving Credit  Loans hereunder until the Maturity Date.

     (b)  Competitive  Bid  Loans.   Subject  to  the  terms  and
conditions  of  this Agreement, the Borrower may,  prior  to  the
Maturity Date and pursuant to the procedures set forth in Section
2.3,  request the Lenders to make offers to make Competitive  Bid
Loans;  provided,  that  the aggregate principal  amount  of  all outstanding  Competitive Bid Loans (after giving  effect  to  any amount  requested  and  the use of proceeds  thereof)  shall  not exceed  the  Aggregate Commitment less the sum of all outstanding
Revolving Credit Loans and L/C Obligations.  The Lenders may, but
shall  have  no obligation to, make such offers and the  Borrower may,  but shall have no obligation to, accept any such offers  in the manner set forth in Section 2.3.

     SECTION 2.2         Procedure for Advances of Revolving
Credit Loans
 .

      (a)   Requests for Borrowing. The Borrower shall  give  the
Administrative Agent irrevocable prior written notice in the form attached  hereto  as  Exhibit B (a "Notice  of  Revolving  Credit
Borrowing") not later than 11:00 a.m. (Charlotte time) (i) on the same  Business Day as each Base Rate Loan and (ii) at least three
(3)  Business Days before each LIBOR Rate Loan, of its  intention to borrow, specifying (A) the date of such borrowing, which shall be  a Business Day, (B) the amount of such borrowing, which shall be  in  an amount equal to the amount of the Aggregate Commitment then  available to the Borrower, or if less, (x) with respect  to
Base Rate Loans in an aggregate principal amount of $1,000,000 or a  whole  multiple  of $250,000 in excess thereof  and  (y)  with respect  to LIBOR Rate Loans in an aggregate principal amount  of
$3,000,000  or a whole multiple of $1,000,000 in excess  thereof,
(C)  whether such Loan is to be a Revolving Credit Loan,  (D)  in the  case of a Revolving Credit Loan whether the Loans are to  be
LIBOR  Rate Loans or Base Rate Loans, and (E) in the  case  of  a
LIBOR  Rate  Loan, the duration of the Interest Period applicable
thereto.   Notices  received after 11:00  a.m.  (Charlotte  time)
shall  be  deemed  received  on  the  next  Business  Day.    The
Administrative  Agent shall promptly notify the Lenders  of  each
Notice of Borrowing.

     (b)  Disbursement of Revolving Credit Loans.  Not later than
2:00  p.m. (Charlotte time) on the proposed borrowing date,  each
Lender  will make available to the Administrative Agent, for  the account  of  the  Borrower, at the office of  the  Administrative
Agent in funds immediately available to the Administrative Agent, such Lender's Commitment Percentage of the Revolving Credit Loans
to   be  made  on  such  borrowing  date.   The  Borrower  hereby
irrevocably  authorizes the Administrative Agent to disburse  the proceeds of each borrowing requested pursuant to this Section 2.2 in  immediately  available  funds by  crediting  or  wiring  such proceeds to the deposit account of the Borrower identified in the most  recent notice substantially in the form of Exhibit D hereto
(a  "Notice of Account Designation") delivered by the Borrower to the  Administrative Agent or may be otherwise agreed upon by  the
Borrower and the Administrative Agent from time to time.  Subject to  Section  4.7 hereof, the Administrative Agent  shall  not  be obligated  to  disburse  the  portion  of  the  proceeds  of  any
Revolving Credit Loan requested pursuant to this Section  2.2  to the  extent  that  any  Lender has  not  made  available  to  the
Administrative Agent its Commitment Percentage of such Loan.

     SECTION 2.3         Procedure for Advance of
Competitive Bid Loans.

       (a)    Competitive  Bid  Request.   In  order  to  request
Competitive   Bids,   the   Borrower   shall   deliver   to   the
Administrative Agent a duly completed Competitive Bid Request  in the  form of Exhibit C-1 hereto (a "Competitive Bid Request")  to be received by the Administrative Agent not later than 11:00 a.m.
(Charlotte time) (i) five (5) Business Days before each  proposed
LIBOR  Competitive Bid Loan and (ii) two (2) Business Days before each proposed Absolute Rate Loan; provided that, the Borrower may not  submit more than two (2) Competitive Bid Requests during any period  of  five  (5) consecutive Business Days.  Notwithstanding the  foregoing,  the Borrower may not submit more  than  six  (6)
Competitive   Bid   Requests  during  any  calendar   month.    A
Competitive  Bid  Request that does not conform substantially  to the  form  of  Exhibit C-1 may be rejected in the  Administrative
Agent's  sole  discretion,  and the  Administrative  Agent  shall promptly  notify  the  Borrower of such  rejection  by  telephone promptly confirmed by telecopy.  Such request shall in each  case refer  to  this  Agreement and specify (i) whether the  borrowing then being requested is to be a LIBOR Competitive Bid Loan or  an
Absolute Rate Loan, (ii) the date of such borrowing (which  shall be  a Business Day), (iii) the aggregate principal amount of such borrowing  which  shall  be  in  a minimum  principal  amount  of
$3,000,000  or  a whole multiple of $1,000,000 in excess  thereof and  (iv)  the Competitive Bid Interest Periods with  respect  to each LIBOR Competitive Bid Loan and each Absolute Rate Loan which
Competitive Bid Interest Periods may not expire on a  date  later than the first Business Day prior to the Maturity Date; provided, that  the  Borrower may not request bids for more than three  (3)
different  durations of Competitive Bid Interest Periods  in  the same  Competitive Bid Request.  Promptly after its receipt  of  a
Competitive  Bid Request that is not rejected as  aforesaid,  the
Administrative Agent shall invite by telecopier (in the form  set forth in Exhibit C-2 hereto) the Lenders to bid, on the terms and conditions  of  this  Agreement, to make  Competitive  Bid  Loans pursuant to the Competitive Bid Request.

     (b)  Competitive Bids.

           (i)  Each Lender may, in its sole discretion, make  up
to  three (3) Competitive Bids to the Borrower in response  to  a
Competitive  Bid Request.  Each Competitive Bid by a Lender  must be  received by the Administrative Agent via telecopier,  in  the form  of  Exhibit  C-3  hereto, (A) not  later  than  10:30  a.m.
(Charlotte  time)  three (3) Business Days  before  any  proposed
LIBOR  Competitive  Bid Loan and (B) not later  than  10:30  a.m.
(Charlotte time) on the same Business Day as a proposed  Absolute
Rate Loan, and any Competitive Bid received by the Administrative
Agent  after  such  time  can be rejected by  the  Administrative
Agent.  Competitive Bids that do not conform substantially to the form of Exhibit C-3 or otherwise include additional conditions to funding  shall  be rejected by the Administrative Agent  and  the
Administrative  Agent  shall  notify  the  Lender   making   such
nonconforming bid of such rejection as soon as practicable.  Each
Competitive Bid shall refer to this Agreement and specify (A) the principal  amount of the Competitive Bid Loan or Loans  that  the
Lender  is willing to make to the Borrower which shall  be  in  a minimum  principal  amount of $3,000,000 or a whole  multiple  of
$1,000,000  in excess thereof and may equal the entire  principal amount of the Competitive Bid Loan requested by the Borrower, (B)
the Competitive Bid Rate or Rates at which the Lender is prepared to make the Competitive Bid Loan or Loans and (C) the Competitive
Bid  Interest  Period with respect thereto.   A  Competitive  Bid
submitted  by  a Lender pursuant to this paragraph (b)  shall  be irrevocable.

           (ii) If the Administrative Agent shall elect to submit a Competitive Bid in its capacity as a Lender, it shall submit such bid directly to the Borrower at least one quarter (1/4) of an hour earlier than the latest time at which the other Lenders are required to submit their bids to the Administrative Agent pursuant to clause (i) above.

           (iii)      The  Administrative Agent shall notify  the
Borrower by telecopier, (A) not later than 11:00 a.m. (Charlotte time) three (3) Business Days before a proposed LIBOR Competitive
Bid Loan and (B) not later than 11:00 a.m. (Charlotte time) on the same Business Day of each proposed Absolute Rate Loan, of all the Competitive Bids made, the Competitive Bid Rate or Rates, the principal amount of each Competitive Bid Loan in respect of which a Competitive Bid was made, the Competitive Bid Interest Period applicable to each such LIBOR Competitive Bid Loan and the identity of the Lender that made each bid. The Administrative
Agent shall send a copy of all Competitive Bids to the Borrower for its records as soon as practicable after completion of the bidding process set forth in this Section 2.3.

           (iv) All notices required by this Section 2.3 shall be given in accordance with Section 13.1.

     (c)  Acceptance/Rejection.

           (i)   The  Borrower  may, in  its  sole  and  absolute
discretion, subject only to the provisions of this paragraph (c), accept or reject any Competitive Bid referred to in paragraph (b)
above.   The  Borrower shall notify the Administrative  Agent  by
telephone,  confirmed by telecopier in the form  of  Exhibit  C-4 hereto (a "Competitive Bid Accept/Reject Letter"), whether and to what extent it has decided to accept or reject any or all of  the bids referred to in paragraph (b) above, (A) not later than 11:30
a.m.  (Charlotte time) three (3) Business Days before a  proposed
LIBOR  Competitive Bid Loan and (B) not later  than  11:30  a.m.,
Charlotte  time, on the day of each proposed Absolute Rate  Loan;
provided,  that  (A)  the failure by the Borrower  to  give  such notice shall be deemed to be a rejection of all the bids referred to  in  paragraph (b) above, (B) the acceptance of  bids  by  the
Borrower  shall  be  made on the basis of ascending  order  (from lowest  to  highest) of bids for LIBOR Competitive Bid  Loans  or
Absolute  Rate Loans within each Competitive Bid Interest  Period and  the  Borrower shall not accept a bid made  at  a  particular
Competitive  Bid Rate for a particular Competitive  Bid  Interest
Period  if  the  Borrower has rejected a  bid  made  at  a  lower
Competitive  Bid  Rate  for  the same  Competitive  Bid  Interest
Period,  (C)  if  Competitive Bids are made by two  (2)  or  more
Lenders   for  the  same  Competitive  Bid  Rate  and  the   same
Competitive  Bid  Interest Period, the principal amount  accepted shall  be  allocated  among such Lenders by the  Borrower  (after consultation with the Administrative Agent) in integral multiples of  not  less  than $1,000,000, (D) the aggregate amount  of  the
Competitive  Bids accepted by the Borrower shall not  exceed  the principal amount specified in the Competitive Bid Request, (E) if the  Borrower  shall accept a bid or bids made  at  a  particular
Competitive Bid Rate and such bid or bids would cause  the  total amount  of  accepted bids to exceed the amount specified  in  the
Competitive Bid Request, then the amount of the bid or  aggregate amount  of  the bids made at such Competitive Bid Rate  shall  be reduced  ratably as necessary to eliminate such excess,  and  (F)
except pursuant to clause (E) above, no bid shall be accepted for a  Competitive Bid Loan unless such Competitive Bid Loan is in  a minimum  principal  amount of $3,000,000 or a whole  multiple  of
$1,000,000  in excess thereof; and provided further,  that  if  a
Competitive Bid Loan must be in an amount less than $3,000,000 or an  integral  multiple  of $1,000,000 due to  the  provisions  of clause  (E) above, such Competitive Bid Loan may be for a minimum of  $1,000,000 or a whole multiple of $500,000 in excess thereof, and  in  calculating the pro rata allocation  of  acceptances  of portions  of multiple bids at a particular Competitive  Bid  Rate pursuant  to clause (D) the amounts shall be rounded to  integral multiples  of  $100,000  in  a  manner  which  shall  be  in  the discretion  of  the  Borrower.  A notice given  by  the  Borrower pursuant to this paragraph (c) shall be irrevocable.

           (ii) The Administrative Agent shall promptly notify each bidding Lender whether or not its Competitive Bid has been accepted (and if so, in what amount and at what Competitive Bid
Rate) by telecopy, and each successful bidder will thereupon become bound, subject to the other applicable conditions hereof, to make the Competitive Bid Loan in respect of which its bid has been accepted.

      (d)  Disbursement of Competitive Bid Loans.  Not later than
2:00 p.m. (Charlotte time) on the proposed borrowing date, each Lender whose Competitive Bid was accepted will make available to the Administrative Agent, for the account of the Borrower, at the office of the Administrative Agent in funds immediately available to the Administrative Agent, such Lender's Competitive Bid Loan to be made on such borrowing date. After receipt thereof from the applicable Lenders, the Administrative Agent shall disburse not later than 3:30 p.m. (Charlotte time) the proceeds of each borrowing accepted pursuant to Section 2.3(c) in immediately available funds by crediting such proceeds to the deposit account or accounts specified in the most recent Notice of Account
Designation delivered by the Borrower or as may be agreed upon by the Borrower and the Administrative Agent from time to time. The
Administrative Agent shall not be obligated to disburse the proceeds of any Competitive Bid Loan accepted pursuant to Section
2.3(c) until the applicable Lender shall have made available to the Administrative Agent its Competitive Bid Loan.

      (e)  Administrative Agent's Fee.  For each Competitive  Bid
Request received by the Administrative Agent hereunder, the Borrower shall pay to the Administrative Agent a fee of $1,500.

     SECTION 2.4         Repayment of Loans
 .

      (a) Repayment on Maturity Date. The Borrower shall repay the outstanding principal amount of (i) all Revolving Credit
Loans in full on the Maturity Date and (ii) each Competitive  Bid
Loan  on  the  expiration date of the applicable Competitive  Bid
Interest Period, together, in each case, with all accrued but unpaid interest thereon.

      (b)   Mandatory Repayment of Excess Loans.  If at any  time
the  outstanding principal amount of all Revolving  Credit  Loans plus  the  sum of all outstanding Competitive Bid Loans plus  all outstanding L/C Obligations exceeds the Aggregate Commitment, the
Borrower   shall   repay  immediately  upon   notice   from   the
Administrative Agent, by payment to the Administrative Agent  for the  account  of the Lenders, Revolving Credit Loans, Competitive
Bid  Loans and/or cash collateralize or repay the L/C Obligations in  an  amount  equal  to such excess with  each  such  repayment applied  first  to the principal amount of outstanding  Revolving
Credit  Loans, second to the principal amount of outstanding  L/C
Obligations,  and  third to the principal amount  of  outstanding
Competitive  Bid Loans, in the inverse order of maturity  of  any such  Competitive  Bid  Loans.  Such  cash  collateral  shall  be applied  in accordance with Section 11.2(b).  Each such repayment shall  be  accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

      (c)  Optional Repayments.  The Borrower may at any time and from  time to time repay the Loans, in whole or in part, upon  at
least  three  (3)  Business  Days'  irrevocable  notice  to   the
Administrative  Agent  with  respect  to  LIBOR  Rate  Loans  and
Competitive Bid Loans and one (1) Business Day irrevocable notice with  respect to Base Rate Loans, in the form attached hereto  as
Exhibit  E  (a  "Notice of Prepayment") specifying the  date  and amount  of  repayment and whether the repayment is of LIBOR  Rate
Loans,  Competitive Bid Loans, Base Rate Loans or  a  combination thereof,  and, if of a combination thereof, the amount  allocable to  each.  Upon receipt of such notice, the Administrative  Agent shall  promptly notify each Lender.  If any such notice is given, the  amount specified in such notice shall be due and payable  on the  date set forth in such notice.  Partial repayments shall  be in  an  aggregate  amount of $1,000,000 or a  whole  multiple  of
$250,000  in excess thereof with respect to Base Rate  Loans  and
$3,000,000  or  a whole multiple of $1,000,000 in excess  thereof with  respect to LIBOR Rate Loans or Competitive Bid Loans.  Each such repayment shall be accompanied by any amount required to  be paid pursuant to Section 4.9 hereof.

     (d) Limitation on Repayment of Certain Loans. The Borrower may not repay any LIBOR Rate Loan or any Competitive Bid Loan on any day other than on the last day of the LIBOR Interest Period or Competitive Bid Interest Period, respectively, applicable thereto unless such repayment is accompanied by any amount required to be paid pursuant to Section 4.9 hereof.

     SECTION 2.5         Notes.

     (a)  Revolving Credit Notes.  Each Lender's Revolving Credit
Loans  and the obligation of the Borrower to repay such Revolving
Credit  Loans  shall be evidenced by a separate Revolving  Credit
Note executed by the Borrower payable to the order of such Lender representing the Borrower's obligation to pay such Lender's
Commitment or, if less, the aggregate unpaid principal amount of all Revolving Credit Loans made and to be made by such Lender to the Borrower hereunder, plus interest and all other fees, charges and other amounts due thereon. Each Revolving Credit Note shall be dated the date hereof and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

      (b)  Competitive Bid Notes.  Each Lender's Competitive  Bid
Loans   and  the  obligation  of  the  Borrower  to  repay   such
Competitive  Bid  Loans shall be evidenced by a  Competitive  Bid
Note executed by the Borrower payable to the order of such Lender representing  the  Borrower's obligation  to  pay  such  Lender's
Competitive  Bid Loans in a principal amount up to the  Aggregate
Commitment or, if less, the aggregate unpaid principal amount  of all  Competitive  Bid Loans made by such Lender to  the  Borrower hereunder, plus interest on such principal amounts and all  other fees,  charges  and other amounts due thereon.  Each  Competitive
Bid  Note shall be dated the Closing Date and shall bear interest on the unpaid principal amount thereof at the applicable interest rate per annum specified in Section 4.1.

     SECTION 2.6         Voluntary Reduction of the Aggregate
                          Commitment.

      (a) The Borrower shall have the right at any time and from time to time, upon at least five (5) Business Days prior written notice to the Administrative Agent, to permanently reduce, without premium or penalty, (i) the Aggregate Commitment at any time or (ii) portions of the Aggregate Commitment, from time to time, in an aggregate principal amount not less than $3,000,000 or any whole multiple of $1,000,000 in excess thereof.

      (b)   Each permanent reduction permitted pursuant  to  this
Section  2.6  shall  be  accompanied by a  payment  of  principal sufficient  to reduce the aggregate outstanding Revolving  Credit
Loans,  Competitive Bid Loans and L/C Obligations, as applicable, after  such  reduction to the Aggregate Commitment as so  reduced and  if  the Aggregate Commitment as so reduced is less than  the aggregate  amount  of  all outstanding  Letters  of  Credit,  the
Borrower  shall  be  required to deposit  in  a  cash  collateral account opened by the Administrative Agent an amount equal to the aggregate  then undrawn and unexpired amount of such  Letters  of
Credit.  Any reduction of the Aggregate Commitment to zero  shall be  accompanied  by payment of all outstanding  Revolving  Credit
Loans   and  Competitive  Bid  Loans  (and  furnishing  of   cash
collateral satisfactory to the Administrative Agent for  all  L/C
Obligations) and shall result in the termination of the Aggregate
Commitment  and  the  Facility.  Such cash  collateral  shall  be applied in accordance with Section 11.2(b).  If the reduction  of the Aggregate Commitment requires the repayment of any LIBOR Rate
Loan   or   Competitive  Bid  Loans,  such  repayment  shall   be
accompanied by any amount required to be paid pursuant to Section
4.9 hereof.

     SECTION 2.7         Termination of Facility
 .   The Facility shall terminate on the earliest of (a) March  5,
2002,  (b)  the date of termination by the Borrower  pursuant  to
Section  2.6(a),  and  (c)  the  date  of  termination   by   the
Administrative Agent on behalf of the Lenders pursuant to Section
11.2(a).

     SECTION 2.8         Increases in Facility
 .   The Borrower shall have the right, on ten (10) Business Days'
prior  written notice to the Administrative Agent, so long as  no
Default or Event of Default shall have occurred and be continuing and with the consent of the Required Lenders (which consent shall not  be unreasonably withheld), at any time and from time to time prior  to the second anniversary of the Closing Date, to increase the  total  amount of the Aggregate Commitment hereunder  by  (a)
accepting the offer of any existing Lender or Lenders to increase its  (or  their) Commitment (or Commitments) up to the amount  of any such increase and/or (b) accepting the offer or offers of any
Person  or  Persons (not then a Lender) with the consent  of  the
Administrative Agent constituting an Eligible Assignee to  become a  new  Lender  hereto  (a "New Lender") with  a  Commitment  (or
Commitments) up to the amount (or aggregate amount) of  any  such increase; provided, that any such increase shall be offered first to  the Administrative Agent and then to the existing Lenders (on a pro rata basis) prior to offering any such increase to a Person not a party to this Agreement; provided, further, that (i) in  no event  shall  any  Lender's Commitment be increased  without  the consent  of such Lender, (ii) if any Revolving Credit  Loans  are outstanding  hereunder on the date that any such increase  is  to become effective, the Administrative Agent and Lenders shall make such  transfers  of  funds as are necessary  in  order  that  the outstanding  balance of such Revolving Credit Loans  reflect  the
Commitment Percentages of the Lenders after giving effect to  any increase  pursuant to this Section 2.8, (iii) each such  increase shall  be  in  minimum amounts of at least Five  Million  Dollars
($5,000,000), and (iv) in no event shall any such increase result in  the  amount of the Aggregate Commitment exceeding One Hundred
Million  Dollars ($100,000,000).  Any increase to  the  Aggregate
Commitment pursuant to clause (a) of the first sentence  of  this
Section  2.8  shall  become effective upon  the  execution  of  a supplement  in  the  form of Exhibit I-1  hereto  (a  "Commitment
Increase   Supplement"),   executed   by   the   Borrower,    the
Administrative  Agent  and  the  increasing  Lender  or   Lenders
together  with  a  replacement  Revolving  Credit  Note  and  any increase  to the Aggregate Commitment pursuant to clause  (b)  of the  first  sentence of this Section 2.8 shall  become  effective upon  the  execution of a supplement in the form of  Exhibit  I-2
hereto   (a   "New   Lender   Supplement")   by   the   Borrower,
Administrative Agent and relevant New Lender or Lenders  together with  a  corresponding Revolving Credit Note.  The Administrative
Agent  shall forward copies of any such supplement to the Lenders promptly upon receipt thereof.

     SECTION 2.9         Use of Proceeds
 .   The  Borrower  shall use the proceeds of  the  Extensions  of
Credit  (a) to refinance certain existing indebtedness, including without  limitation  the Existing Facility and  (b)  for  working capital  and general corporate requirements (including  Permitted
Acquisitions) of the Borrower and its Subsidiaries, including the payment of certain fees and expenses incurred in connection  with the transactions.

                    ARTICLE III

               LETTER OF CREDIT FACILITY

     SECTION 3.1         L/C Commitment
 .   Subject  to  the  terms and conditions  hereof,  the  Issuing
Lender,  in  reliance on the agreements of the other Lenders  set forth  in  Section  3.4(a), agrees to issue  standby  letters  of credit  ("Letters of Credit") for the account of the Borrower  on any  Business Day from the Closing Date through but not including the  Maturity Date in such form as may be approved from  time  to time  by  the  Issuing Lender; provided, that the Issuing  Lender shall  have no obligation to issue any Letter of Credit if, after giving  effect  to  such issuance, (a) the L/C Obligations  would exceed  the L/C Commitment or (b) the aggregate principal  amount of  outstanding  Revolving Credit Loans,  plus  the  sum  of  all outstanding Competitive Bid Loans, plus the aggregate  amount  of
L/C  Obligations  would  exceed the Aggregate  Commitment.   Each
Letter of Credit shall (i) be denominated in Dollars in a minimum amount of $250,000, (ii) be a standby letter of credit issued  to support  obligations of the Borrower or any of its  Subsidiaries, contingent  or  otherwise, incurred in  the  ordinary  course  of business,  (iii)  expire on a date satisfactory  to  the  Issuing
Lender, which date shall be no later than the earlier of (a)  one
(1)  year after the date of issuance or (b) the Maturity Date and
(iv)  be subject to the Uniform Customs or, at the Administrative
Agent's option, the International Standby Practices 1998 and,  to the  extent not inconsistent therewith, the laws of the State  of
North  Carolina.  The Issuing Lender shall not  at  any  time  be obligated  to  issue  any  Letter of  Credit  hereunder  if  such issuance would conflict with, or cause the Issuing Lender or  any
L/C  Participant to exceed any limits imposed by, any  Applicable
Law.   References herein to "issue" and derivations thereof  with respect  to  Letters of Credit shall also include  extensions  or modifications  of  any  existing Letters of  Credit,  unless  the context otherwise requires.

     SECTION 3.2         Procedure for Issuance of Letters of
                         Credit
     The Borrower may from time to time request that the  Issuing
Lender  issue  a  Letter of Credit by delivering to  the  Issuing
Lender  at  the  Administrative  Agent's  Office  an  Application
therefor,  completed to the satisfaction of the  Issuing  Lender, and  such  other  certificates, documents and  other  papers  and information as the Issuing Lender may request.  Upon  receipt  of
any   Application,   the  Issuing  Lender  shall   process   such
Application and the certificates, documents and other papers  and information delivered to it in connection therewith in accordance with  its customary procedures and shall, subject to Section  3.1 and  Article  V  hereof,  promptly issue  the  Letter  of  Credit requested  thereby (but in no event shall the Issuing  Lender  be required  to  issue any Letter of Credit earlier than  three  (3)
Business  Days after its receipt of the Application therefor  and all  such  other  certificates, documents and  other  papers  and information  relating thereto) by issuing the  original  of  such
Letter  of Credit to the beneficiary thereof or as otherwise  may be  agreed  by the Issuing Lender and the Borrower.  The  Issuing
Lender  shall  promptly furnish to the Borrower a  copy  of  such
Letter  of Credit and promptly notify each Lender of the issuance and upon request by any Lender, furnish to such Lender a copy  of such  Letter  of  Credit  and the amount  of  such  Lender's  L/C
Participation therein.

     SECTION 3.3         Commissions and Other Charges.

     (a) The Borrower shall pay to the Administrative Agent, for the account of the Issuing Lender and the L/C Participants, a letter of credit commission with respect to each Letter of Credit in an amount equal to the product of (i) the face amount of such Letter of Credit times (ii) an annual percentage equal to the Applicable Margin with respect to LIBOR Rate Loans in effect on the date of issuance of such Letter of Credit. Such commission shall be payable quarterly in arrears on the last Business Day of each calendar quarter and on the Maturity Date.

      (b) In addition to the foregoing commission, the Borrower shall pay the Issuing Lender an issuance fee of 0.125% per annum on the face amount of each Letter of Credit, payable quarterly in arrears on the last Business Day of each calendar quarter and on the Maturity Date.

      (c) The Borrower shall also pay all normal costs and expenses of the Issuing Lender in connection with the issuance, transfer or other administration of the Letters of Credit.

      (d) The Administrative Agent shall, promptly following its receipt thereof, distribute to the Issuing Lender and the L/C
Participants all commissions received by the Administrative Agent in accordance with their respective Commitment Percentages.

     SECTION 3.4         L/C Participations.

      (a) The Issuing Lender irrevocably agrees to grant and hereby grants to each L/C Participant, and, to induce the Issuing
Lender to issue Letters of Credit hereunder, each L/C Participant irrevocably agrees to accept and purchase and hereby accepts and purchases from the Issuing Lender, on the terms and conditions hereinafter stated, for such L/C Participant's own account and risk an undivided interest equal to such L/C Participant's
Commitment Percentage in the Issuing Lender's obligations and rights under each Letter of Credit issued hereunder and the amount of each draft paid by the Issuing Lender thereunder. Each
L/C Participant unconditionally and irrevocably agrees with the Issuing Lender that, if a draft is paid under any Letter of Credit for which the Issuing Lender is not reimbursed in full by the Borrower in accordance with the terms of this Agreement, such L/C Participant shall pay to the Issuing Lender upon demand at the Issuing Lender's address for notices specified herein an amount equal to such L/C Participant's Commitment Percentage of the amount of such draft, or any part thereof, which is not so reimbursed.

      (b)   Upon becoming aware of any amount required to be paid
by  any  L/C  Participant  to  the  Issuing  Lender  pursuant  to
Section  3.4(a)  in respect of any unreimbursed  portion  of  any payment  made by the Issuing Lender under any Letter  of  Credit, the  Issuing  Lender  shall notify each L/C  Participant  of  the amount  and  due  date  of such required  payment  and  such  L/C
Participant shall pay to the Issuing Lender the amount  specified on  the  applicable due date.  If any such amount is paid to  the
Issuing  Lender  after the date such payment  is  due,  such  L/C
Participant  shall  pay  to  the Issuing  Lender  on  demand,  in addition  to  such amount, the product of (i) such amount,  times
(ii)  the daily average Federal Funds Rate as determined  by  the
Administrative  Agent during the period from  and  including  the date  such  payment is due to the date on which such  payment  is immediately  available  to  the Issuing  Lender,  times  (iii)  a fraction the numerator of which is the number of days that elapse
during  such  period  and the denominator of  which  is  360.   A
certificate  of  the Issuing Lender with respect to  any  amounts owing  under  this  Section 3.4(b) shall  be  conclusive  in  the absence  of  manifest  error.  With respect  to  payment  to  the
Issuing  Lender  of  the unreimbursed amounts described  in  this
Section  3.4(b), if the L/C Participants receive notice that  any such  payment is due (A) prior to 1:00 p.m. (Charlotte  time)  on any  Business  Day, such payment shall be due that Business  Day, and  (B)  after  1:00 p.m. (Charlotte time) on any Business  Day, such payment shall be due on the following Business Day.

     (c)  Whenever, at any time after the Issuing Lender has made payment under any Letter of Credit and has received from any  L/C
Participant  its  Commitment  Percentage  of  such   payment   in
accordance with this Section 3.4, the Issuing Lender receives any payment  related to such Letter of Credit (whether directly  from the  Borrower or otherwise, or any payment of interest on account
thereof,   the  Issuing  Lender  will  distribute  to  such   L/C
Participant  its pro rata share thereof; provided,  that  in  the event  that any such payment received by the Issuing Lender shall be  required  to  be  returned by the Issuing  Lender,  such  L/C
Participant  shall  return  to the  Issuing  Lender  the  portion thereof previously distributed by the Issuing Lender to it.

     SECTION 3.5         Reimbursement Obligation of the Borrower
 .   The  Borrower agrees to reimburse the Issuing Lender on  each date  on  which the Issuing Lender notifies the Borrower  of  the date  and  amount of a draft paid under any Letter of Credit  for the  amount  of (a) such draft so paid and (b) any  taxes,  fees, charges or other costs or expenses incurred by the Issuing Lender in connection with such payment.  Each such payment shall be made to the Issuing Lender at its address for notices specified herein in lawful money of the United States and in immediately available
funds.   Interest  shall  be  payable  on  any  and  all  amounts
remaining unpaid by the Borrower under this Article III from  the date such amounts become payable (whether at stated maturity,  by acceleration  or  otherwise) until payment in full  at  the  rate which  would be payable on any outstanding Base Rate Loans  which were then overdue.  If the Borrower fails to timely reimburse the
Issuing  Lender  on  the date the Borrower  receives  the  notice referred to in this Section 3.5, the Borrower shall be deemed  to have  timely  given  a  Notice  of  Borrowing  hereunder  to  the
Administrative Agent requesting the Lenders to make a  Base  Rate
Loan  on  such  date  in an amount equal to the  amount  of  such
drawing   and,  regardless  of  whether  or  not  the  conditions
precedent specified in Article V have been satisfied, the Lenders shall  make Base Rate Loans in such amount, the proceeds of which shall  be applied to reimburse the Issuing Lender for the  amount of the related drawing and costs and expenses.

     SECTION 3.6         Obligations Absolute
 .   The  Borrower's obligations under this Article III (including
without   limitation  the  Reimbursement  Obligation)  shall   be
absolute  and  unconditional under any and all circumstances  and irrespective of any set-off, counterclaim or defense  to  payment which  the  Borrower  may have or have had  against  the  Issuing
Lender  or  any beneficiary of a Letter of Credit.  The  Borrower also agrees with the Issuing Lender that the Issuing Lender shall
not   be   responsible  for,  and  the  Borrower's  Reimbursement
Obligation  under  Section 3.5 shall not be  affected  by,  among other things, the validity or genuineness of documents or of  any endorsements  thereon, even though such documents shall  in  fact prove to be invalid, fraudulent or forged, or any dispute between or among the Borrower and any beneficiary of any Letter of Credit or  any  other  party  to  which such Letter  of  Credit  may  be transferred  or any claims whatsoever of a Borrower  against  any beneficiary of such Letter of Credit or any such transferee.  The
Issuing  Lender  shall  not be liable for  any  error,  omission, interruption  or delay in transmission, dispatch or  delivery  of any  message  or advice, however transmitted, in connection  with any  Letter of Credit, except for errors or omissions  caused  by the Issuing Lender's gross negligence or willful misconduct.  The
Borrower  agrees that any action taken or omitted by the  Issuing
Lender  under or in connection with any Letter of Credit  or  the related  drafts  or documents, if done in the  absence  of  gross negligence  or  willful  misconduct and in  accordance  with  the standards  of care specified in the Uniform Customs and,  to  the extent  not  inconsistent therewith, the UCC shall be binding  on the Borrower and shall not result in any liability of the Issuing
Lender to the Borrower.  The responsibility of the Issuing Lender to  the  Borrower  in  connection with any  draft  presented  for payment  under  any Letter of Credit shall, in  addition  to  any payment  obligation  expressly provided for  in  such  Letter  of
Credit,  be  limited to determining that the documents (including each  draft) delivered under such Letter of Credit in  connection with  such  presentment are in conformity  with  such  Letter  of
Credit.

     SECTION 3.7         Effect of Application
 . To the extent that any provision of any Application related to any Letter of Credit is inconsistent with the provisions of this
Article III, the provisions of this Article III shall apply.

     SECTION 3.8         Letters of Credit Issued Pursuant to the
Existing Facility
   The Borrower, the Administrative Agent and each Lender agree that on the Closing Date each letter of credit issued by First
Union pursuant to the terms of the Existing Facility shall, notwithstanding the provisions of Section 3.1(i) or Section 3.2, be deemed to be a Letter of Credit issued under and pursuant to and shall be subject to the terms of this Agreement as if originally issued pursuant to the terms of this Agreement.

                    ARTICLE IV

               GENERAL LOAN PROVISIONS

     SECTION 4.1         Interest.

      (a)   Interest Rate Options.  Subject to the provisions  of
this  Section 4.1, at the election of the Borrower, the aggregate principal  balance of (i) any Revolving Credit  Loan  shall  bear interest at (A) the Base Rate plus the Applicable Margin  as  set forth in Section 4.1(c) or (B) the LIBOR Rate plus the Applicable
Margin  as  set forth in Section 4.1(c); provided that the  LIBOR
Rate  shall not be available until three (3) Business Days  after the  Closing  Date and (ii) any Competitive Bid Loan  shall  bear interest  at  a Competitive Bid Rate.  The Borrower shall  select the  rate of interest and Interest Period, if any, applicable  to any  Loan  at the time a Notice of Revolving Credit Borrowing  is given  pursuant  to  Section 2.2 or  at  the  time  a  Notice  of
Conversion/Continuation is given pursuant to Section  4.2.   Each
Loan  or portion thereof bearing interest based on the Base  Rate shall be a "Base Rate Loan", each Loan or portion thereof bearing interest  based on the LIBOR Rate shall be a "LIBOR  Rate  Loan."
Any  Loan or any portion thereof as to which the Borrower has not duly  specified  an  interest rate as provided  herein  shall  be deemed a Base Rate Loan.

     (b)  Interest Periods.

           (i)   In  connection with each LIBOR  Rate  Loan,  the
Borrower, by giving notice at the times described in Section 2.2, shall elect an interest period (each, a "LIBOR Interest Period") to be applicable to such Loan, which LIBOR Interest Period shall be a period of one (1), two (2), three (3), or six (6) months;
provided that:

                (A)  each LIBOR Interest Period shall commence on
     the  date of advance of or conversion to any LIBOR Rate Loan and,  in  the case of immediately successive LIBOR  Interest
     Periods,   each  successive  LIBOR  Interest  Period   shall
     commence  on  the  date  on which the next  preceding  LIBOR
     Interest Period expires;

                (B) if any LIBOR Interest Period would otherwise expire on a day that is not a Business Day, such LIBOR
     Interest Period shall expire on the next succeeding Business
     Day; provided, that if any LIBOR Interest Period would otherwise expire on a day that is not a Business Day but is a day of the month after which no further Business Day occurs in such month, such LIBOR Interest Period shall expire on the next preceding Business Day;

                (C) any LIBOR Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such LIBOR Interest Period) shall end on the last Business Day of the relevant calendar month at the end of such LIBOR Interest Period; and

                (D) no LIBOR Interest Period shall extend beyond the Maturity Date.

           (ii) In connection with each Competitive Bid Loan, the
Borrower, by giving notice at the times described in Section 2.3, shall elect a Competitive Bid Interest Period applicable to such Loan, which Competitive Bid Interest Period shall be a period of such duration as accepted by the Borrower pursuant to Section
2.3(c); provided that:

                (A)   the Competitive Bid Interest Period for  an
     Absolute Rate Loan shall not be less than seven (7) days nor more than one hundred eighty (180) days;

                (B)  the Competitive Bid Interest Period for  any
     LIBOR Competitive Bid Loan shall be a period of one (1), two
     (2), three (3), or six (6) months;

                (C) the Competitive Bid Interest Period shall commence on the date of advance of any Competitive Bid Loan;

                (D) if any Competitive Bid Interest Period would otherwise expire on a day that is not a Business Day, such Interest Period shall expire on the next succeeding Business
     Day; and

                (E) no Competitive Bid Interest Period shall expire on a date later than the first Business Day prior to the Maturity Date.

           (iii)      There shall be no more than six  (6)  LIBOR
Interest   Periods   and   Competitive   Bid   Interest   Periods
(collectively) in effect at any time.

      (c)  Applicable Margin.  The Applicable Margin provided for in  Section  4.1(a)  with respect to the Loans  (the  "Applicable
Margin") shall (i) on the Closing Date equal the percentages  set forth in the certificate delivered pursuant to Section 5.2(d) and
(ii)  for  each  fiscal  quarter  thereafter  be  determined   by
reference  to  the  Leverage Ratio as of the end  of  the  fiscal quarter  immediately  preceding the delivery  of  the  applicable
Officer's Compliance Certificate as follows:

                                            Applicable Margin
     Level          Leverage Ratio              Per Annum
                                             Base    LIBOR Rate
                                             Rate
       1      Greater than 0.50 to 1.00     0.00%      0.600%

       2      Greater than 0.40 to 1.00     0.00%      0.475%
              but less than or equal to
                     0.50 to 1.00

       3      Greater than 0.30 to 1.00     0.00%      0.350%
              but less than or equal to
                     0.40 to 1.00

       4      Less than or equal to 0.30    0.00%      0.275%
                       to 1.00

Adjustments, if any, in the Applicable Margin shall  be  made  by the  Administrative Agent on the tenth (10th) Business Day  after receipt  by  the  Administrative  Agent  of  quarterly  financial
statements  for  the  Borrower  and  its  Subsidiaries  and   the
accompanying Officer's Compliance Certificate setting  forth  the
Leverage  Ratio of the Borrower and its Subsidiaries  as  of  the
most  recent fiscal quarter end.  Subject to Section  4.1(d),  in the event the Borrower fails to deliver such financial statements and  certificate within the time required by Section 7.2  hereof, the  Applicable Margin shall be the highest Applicable Margin set forth  above until the delivery of such financial statements  and certificate.

      (d)   Default  Rate.   Subject  to  Section  11.3,  at  the
discretion of the Administrative Agent and Required Lenders, upon the occurrence and during the continuance of an Event of Default,
(i) the Borrower shall no longer have the option to request LIBOR
Rate  Loans or Competitive Bid Loans, (ii) all outstanding  LIBOR
Rate  Loans  shall bear interest at a rate per annum two  percent
(2%)  in excess of the rate then applicable to LIBOR Rate  Loans, as  applicable,  until the end of the applicable Interest  Period and  thereafter at a rate equal to two percent (2%) in excess  of
the   rate  then  applicable  to  Base  Rate  Loans,  (iii)   all
outstanding Competitive Bid Loans shall bear interest at  a  rate per  annum  equal to two percent (2%) in excess of the rate  then applicable  to  such Competitive Bid Loan until the  end  of  the applicable  Competitive Bid Interest Period and thereafter  of  a rate  equal  to  two  percent (2%) in excess  of  the  rate  then applicable to Base Rate Loans and (iv) all outstanding Base  Rate
Loans  shall  bear  interest at a rate per  annum  equal  to  two percent  (2%) in excess of the rate then applicable to Base  Rate
Loans.  Interest shall continue to accrue on the Notes after  the filing  by  or against the Borrower of any petition  seeking  any relief  in  bankruptcy  or under any act  or  law  pertaining  to insolvency or debtor relief, whether state, federal or foreign.

      (e)   Interest Payment and Computation.  Interest  on  each
Base  Rate Loan shall be payable in arrears on the last  Business
Day  of  each  calendar quarter commencing  June  30,  1999;  and interest  on each LIBOR Rate Loan and Competitive Bid Loan  shall be  payable  on  the  last day of each LIBOR Interest  Period  or
Competitive   Bid   Interest  Period,  respectively,   applicable
thereto,  and  if  such LIBOR Interest Period or Competitive  Bid
Interest Period, respectively, extends over three (3) months,  at the  end  of  each  three (3) month interval  during  such  LIBOR
Interest Period or Competitive Bid Interest Period, respectively.
Interest on LIBOR Rate Loans, Competitive Bid Loans and all  fees payable  hereunder shall be computed on the basis  of  a  360-day year  and  assessed  for the actual number of  days  elapsed  and interest on Base Rate Loans shall be computed on the basis  of  a
365/366-day  year  and  assessed for the actual  number  of  days elapsed.

      (f)   Maximum Rate.  In no contingency or event  whatsoever
shall  the aggregate of all amounts deemed interest hereunder  or under any of the Notes charged or collected pursuant to the terms of  this  Agreement or pursuant to any of the  Notes  exceed  the highest  rate permissible under any Applicable Law which a  court of  competent jurisdiction shall, in a final determination,  deem
applicable  hereto.   In the event that such a  court  determines
that  the Lenders have charged or received interest hereunder  in excess  of  the  highest  applicable rate,  the  rate  in  effect hereunder  shall  automatically be reduced to  the  maximum  rate permitted  by  Applicable  Law  and  the  Lenders  shall  at  the
Administrative Agent's option (i) promptly refund to the Borrower any  interest received by Lenders in excess of the maximum lawful rate or (ii) shall apply such excess to the principal balance  of the  Obligations.  It is the intent hereof that the Borrower  not pay or contract to pay, and that neither the Administrative Agent nor  any  Lender  receive  or contract to  receive,  directly  or indirectly in any manner whatsoever, interest in excess  of  that which may be paid by the Borrower under Applicable Law.

     SECTION 4.2         Notice and Manner of Conversion or
Continuation of Loans
 .   Provided  that no Event of Default has occurred and  is  then continuing, the Borrower shall have the option to convert at  any time following the third Business Day after the Closing Date  all or  any portion of its outstanding Base Rate Loans in a principal amount equal to $3,000,000 or any whole multiple of $1,000,000 in excess thereof into one or more LIBOR Rate Loans and (b) upon the expiration of any Interest Period, (i) convert all or any part of its  outstanding LIBOR Rate Loans in a principal amount equal  to
$3,000,000  or  a whole multiple of $1,000,000 in excess  thereof into  Base Rate Loans or (ii) continue such LIBOR Rate  Loans  as
LIBOR  Rate  Loans.  Whenever the Borrower desires to convert  or continue  Loans  as provided above, the Borrower shall  give  the
Administrative Agent irrevocable prior written notice in the form attached as Exhibit F (a "Notice of Conversion/Continuation") not
later  than  11:00 a.m. (Charlotte time) three (3) Business  Days before the day on which a proposed conversion or continuation  of such  Loan  is  to be effective specifying (A) the  Loans  to  be converted  or continued, and, in the case of any LIBOR Rate  Loan to be converted or continued, the last day of the Interest Period
therefor,   (B)   the  effective  date  of  such  conversion   or
continuation  (which shall be a Business Day), (C) the  principal amount  of such Loans to be converted or continued, and  (D)  the
Interest  Period to be applicable to such converted or  continued
LIBOR  Rate Loan.  The Administrative Agent shall promptly notify the Lenders of such Notice of Conversion/Continuation.

     SECTION 4.3         Fees.

       (a)   Facility  Fee.   The  Borrower  shall  pay  to   the
Administrative  Agent, for the account of  the  Lenders,  a  non-
refundable facility fee (the "Facility Fee") at a rate per  annum equal  to  the  product  of (i) 0.15% per annum  times  (ii)  the average  daily Aggregate Commitment.  The average daily Aggregate
Commitment  shall be the quotient of (i) the sum of  the  amounts each  day during any such calendar quarter equal to the Aggregate
Commitment  divided  by  (ii) the number  of  days  in  any  such calendar  quarter  or  partial calendar quarter  for  which  such
Aggregate Commitment was available.  Such Facility Fee  shall  be payable  in  arrears on the last Business Day  of  each  calendar quarter during the term of this Agreement commencing on June  30,
1999  and  on  the  Maturity Date.  Such Facility  Fee  shall  be distributed by the Administrative Agent to the Lenders on  a  pro
rata basis.

      (b)   Administrative Agent's and Other Fees.  In  order  to
compensate   the   Administrative  Agent  for   structuring   and
syndicating  the  Loans  and for its obligations  hereunder,  the
Borrower  agrees  to  pay to the Administrative  Agent,  for  its account,  the fees set forth in the separate fee letter agreement executed  by  the  Borrower  and the Administrative  Agent  dated
January 20, 1999.

     SECTION 4.4         Manner of Payment
 . Each payment by the Borrower on account of the principal of or interest on the Loans or of any fee, commission or other amounts
(subject to Article III, including the Reimbursement Obligation) payable to the Lenders under this Agreement or any Note shall be made not later than 1:00 p.m. (Charlotte time) on the date specified for payment under this Agreement to the Administrative
Agent at the Administrative Agent's Office for the account of the Lenders (other than as set forth below) pro rata in accordance with their respective Commitment Percentages (except as specified below), in Dollars, in immediately available funds and shall be made without any set-off, counterclaim or deduction whatsoever.
Any  payment  received  after such  time  but  before  2:00  p.m.
(Charlotte time) on such day shall be deemed a payment on such date for the purposes of Section 11.1, but for all other purposes shall be deemed to have been made on the next succeeding Business
Day. Any payment received after 2:00 p.m. (Charlotte time) shall be deemed to have been made on the next succeeding Business Day for all purposes. Upon receipt by the Administrative Agent of each such payment, the Administrative Agent shall distribute to each Lender at its address for notices set forth herein its pro rata share of such payment in accordance with such Lender's
Commitment Percentage (except as specified below) and shall wire advice of the amount of such credit to each Lender. Each payment to the Administrative Agent of the Issuing Lender's fees or L/C
Participants' commissions shall be made in like manner, but for the account of the Issuing Lender or the L/C Participants, as the case may be. Each payment to the Administrative Agent made in connection with a Competitive Bid Loan shall be made in like manner, but for the account of the applicable Lender or Lenders.
Each  payment  to  the  Administrative  Agent  of  Administrative
Agent's fees or expenses shall be made for the account of the Administrative Agent and any amount payable to any Lender under Sections 4.8, 4.9, 4.10, 4.11 or 13.2 shall be paid to the Administrative Agent for the account of the applicable Lender.
Subject to Section 4.1(b)(ii) if any payment under this Agreement or any Note shall be specified to be made upon a day which is not a Business Day, it shall be made on the next succeeding day which is a Business Day and such extension of time shall in such case be included in computing any interest if payable along with such payment.

     SECTION 4.5         Crediting of Payments and Proceeds
 .   In  the event that the Borrower shall fail to pay any of  the
Obligations  when  due and the Obligations have been  accelerated pursuant  to  Section 11.2, all payments received by the  Lenders upon  the  Notes and the other Obligations and all  net  proceeds from the enforcement of the Obligations shall be applied first to all expenses then due and payable by the Borrower hereunder, then to all indemnity obligations then due and payable by the Borrower
hereunder,  then  to  all  Administrative  Agent's  and   Issuing
Lender's  fees  then due and payable, then to all commitment  and other  fees and commissions then due and payable, then to accrued
and   unpaid   interest  on  the  Revolving  Credit  Notes,   the
Reimbursement  Obligation (pro rata in accordance with  all  such amounts  due),  then  to the principal amount  of  the  Revolving
Credit  Notes, the Reimbursement Obligations and any  termination
payments  due  in  respect  of  a  Hedging  Agreement  with   any
Lender(which  such  Hedging Agreement is  permitted  or  required hereunder (pro rata in accordance with all such amounts due)  and then  to the cash collateral account described in Section 11.2(b)
hereof  to  the  extent of any L/C Obligations then  outstanding, then to accrued and unpaid interest on the Competitive Bid Notes, then  to  the  principal amount outstanding under the Competitive
Bid Notes, in that order.

     SECTION 4.6         Adjustments
 . If any Lender (a "Benefited Lender") shall at any time receive any payment of all or part of the Obligations owing to it, or interest thereon, or if any Lender shall at any time receive any collateral in respect to the Obligations owing to it (whether voluntarily or involuntarily, by set-off or otherwise) in a greater proportion (taking into account Section 4.4) than any such payment to and collateral received by any other Lender, if any, in respect of the Obligations owing to such other Lender, or interest thereon, such Benefited Lender shall purchase for cash from the other Lenders such portion of each such other Lender's
Extensions of Credit, or shall provide such other Lenders with the benefits of any such collateral, or the proceeds thereof, as shall be necessary to cause such Benefited Lender to share the excess payment or benefits of such collateral or proceeds ratably with each of the Lenders; provided, that if all or any portion of such excess payment or benefits is thereafter recovered from such Benefited Lender, such purchase shall be rescinded, and the purchase price and benefits returned to the extent of such recovery, but without interest. The Borrower agrees that each Lender so purchasing a portion of another Lender's Extensions of Credit may exercise all rights of payment (including, without limitation, rights of set-off) with respect to such portion as fully as if such Lender were the direct holder of such portion.

     SECTION 4.7         Nature of Obligations of Lenders
Regarding Extensions of Credit; Assumption by the Administrative
Agent.
   The  obligations of the Lenders under this Agreement to  make the  Loans  and  issue or participate in Letters  of  Credit  are
several  and  are  not  joint or joint and several.   Unless  the
Administrative  Agent shall have received notice  from  a  Lender prior to a proposed borrowing date that such Lender will not make available  to  the  Administrative Agent  such  Lender's  ratable portion  of the amount to be borrowed on such date (which  notice shall not release such Lender of its obligations hereunder),  the
Administrative Agent may assume that such Lender  has  made  such portion  available to the Administrative Agent  on  the  proposed borrowing  date  in  accordance  with  Section  2.2(b),  and  the
Administrative Agent may, in reliance upon such assumption,  make available  to  the Borrower on such date a corresponding  amount.
If such amount is made available to the Administrative Agent on a date  after  such borrowing date, such Lender shall  pay  to  the
Administrative  Agent on demand an amount, until paid,  equal  to the  product of (a) the amount not made available by such  Lender in  accordance with the terms hereof, times (b) the daily average
Federal  Funds  Rate  during such period  as  determined  by  the
Administrative Agent, times (c) a fraction the numerator of which is  the  number  of  days  that elapse from  and  including  such borrowing  date to the date on which such not made  available  by such Lender in accordance with the terms hereof shall have become
immediately  available  to  the  Administrative  Agent  and   the
denominator of which is 360.  A certificate of the Administrative
Agent  with  respect to any amounts owing under this Section  4.7 shall  be  conclusive, absent manifest error.  If  such  Lender's
Commitment Percentage of such borrowing is not made available  to the Administrative Agent by such Lender within three (3) Business
Days  of  such borrowing date, the Administrative Agent shall  be
entitled   to   recover  such  amount  made  available   by   the
Administrative Agent with interest thereon at the rate per  annum applicable  to  Base Rate Loans hereunder, on  demand,  from  the
Borrower.   The  failure  of any Lender  to  make  available  its
Commitment Percentage of any Loan requested by the Borrower shall not  relieve it or any other Lender of its obligation,  hereunder to  make its Commitment Percentage of such Loan available on  the borrowing  date,  but  no  Lender shall be  responsible  for  the failure of any other Lender to make its Commitment Percentage  of such Loan available on the borrowing date.

     SECTION 4.8         Changed Circumstances.

      (a)   Circumstances Affecting LIBOR Rate Availability.   If
with  respect  to  any LIBOR Interest Period  the  Administrative
Agent  or  any  Lender  (after consultation  with  Administrative
Agent) shall determine that, by reason of circumstances affecting the foreign exchange and interbank markets generally, deposits in eurodollars, in the applicable amounts are not being  quoted  via
Dow  Jones  Market  Screen 3750 or offered to the  Administrative
Agent  or  such Lender for such LIBOR Interest Period,  then  the
Administrative Agent shall forthwith give notice thereof  to  the
Borrower.   Thereafter, until the Administrative  Agent  notifies
the  Borrower  that  such  circumstances  no  longer  exist,  the obligation of the Lenders to make LIBOR Rate Loans and the  right of the Borrower to convert any Loan to or continue any Loan as  a
LIBOR  Rate Loan shall be suspended, and the Borrower shall repay in  full  (or  cause to be repaid in full) the  then  outstanding principal  amount  of  each such LIBOR Rate Loans  together  with accrued  interest  thereon, on the last day of the  then  current
LIBOR  Interest  Period applicable to such  LIBOR  Rate  Loan  or convert the then outstanding principal amount of each such  LIBOR
Rate  Loan  to a Base Rate Loan as of the last day of such  LIBOR
Interest Period.

      (b)  Laws Affecting LIBOR Rate Availability.  If, after the
date  hereof,  the  introduction  of,  or  any  change  in,   any
Applicable   Law   or   any  change  in  the  interpretation   or
administration  thereof  by any Governmental  Authority,  central bank  or  comparable  agency charged with the  interpretation  or administration thereof, or compliance by any Lender  (or  any  of their  respective Lending Offices) with any request or  directive
(whether  or not having the force of law) of any such  Authority, central  bank  or comparable agency, shall make  it  unlawful  or impossible  for  any of the Lenders (or any of  their  respective
Lending  Offices) to honor its obligations hereunder to  make  or maintain  any  LIBOR Rate Loan, such Lender shall  promptly  give notice thereof to the Administrative Agent and the Administrative
Agent  shall promptly give notice to the Borrower and  the  other
Lenders.  Thereafter, until the Administrative Agent notifies the
Borrower  that  such  circumstances  no  longer  exist,  (i)  the obligations of the Lenders to make LIBOR Rate Loans and the right of  the  Borrower to convert any Loan or continue any Loan  as  a
LIBOR  Rate  Loan shall be suspended and thereafter the  Borrower may select only Base Rate Loans hereunder, and (ii) if any of the
Lenders  may not lawfully continue to maintain a LIBOR Rate  Loan to  the  end of the then current LIBOR Interest Period applicable thereto  as  a  LIBOR Rate Loan, the applicable LIBOR  Rate  Loan shall  immediately  be  converted to a Base  Rate  Loan  for  the remainder of such LIBOR Interest Period.

      (c) Increased Costs. If, after the date hereof, the introduction of, or any change in, any Applicable Law, or in the interpretation or administration thereof by any Governmental
Authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by any of the Lenders (or any of their respective Lending Offices) with any request or directive (whether or not having the force of law) of such Authority, central bank or comparable agency:

             (i) shall subject any of the Lenders (or any of their respective Lending Offices) to any tax, duty or other charge with respect to any Note, Letter of Credit or Application or shall change the basis of taxation of payments to any of the Lenders (or any of their respective Lending Offices) of the principal of or interest on any Note, Letter of Credit or Application or any other amounts due under this Agreement in respect thereof (except for changes in the rate of tax on the overall net income of any of the Lenders or any of their respective Lending Offices imposed by the jurisdiction in which such Lender is organized or is or should be qualified to do business or such Lending Office is located); or

                (ii)  shall impose, modify or deem applicable any
reserve (including, without limitation, any imposed by the  Board of  Governors  of  the Federal Reserve System), special  deposit, insurance  or capital or similar requirement against  assets  of, deposits with or for the account of, or credit extended by any of the Lenders (or any of their respective Lending Offices) or shall impose  on any of the Lenders (or any of their respective Lending
Offices) or the foreign exchange and interbank markets any  other condition  affecting  any Note; and the  result  of  any  of  the foregoing  is  to  increase the costs to any of  the  Lenders  of maintaining any LIBOR Rate Loan, Competitive Bid Loan or  issuing or  participating in Letters of Credit or to reduce the yield  or amount  of  any sum received or receivable by any of the  Lenders under  this  Agreement or under the Notes in respect of  a  LIBOR
Rate   Loan,  Competitive  Bid  Loan  or  Letter  of  Credit   or
Application,   then  such  Lender  shall  promptly   notify   the
Administrative Agent, and the Administrative Agent shall promptly notify the Borrower of such fact and demand compensation therefor
and,   within  fifteen  (15)  days  after  such  notice  by   the
Administrative Agent, the Borrower shall pay to such Lender  such additional  amount or amounts as will compensate such  Lender  or
Lenders for such increased cost or reduction.  The Administrative
Agent will promptly notify the Borrower of any event of which  it has  knowledge  which  will entitle such Lender  to  compensation
pursuant   to   this   Section   4.8(c);   provided,   that   the
Administrative Agent shall incur no liability whatsoever  to  the
Lenders  or  the Borrower in the event it fails to  do  so.   The
amount   of  such  compensation  shall  be  determined,  in   the
applicable  Lender's sole discretion, based upon  the  assumption that  such  Lender funded its Commitment Percentage of the  LIBOR
Rate  Loans or Competitive Bid Loan, as applicable in the  London
interbank   market  and  using  any  reasonable  attribution   or
averaging  methods  which  such  Lender  deems  appropriate   and
practical.  A certificate of such Lender setting forth the  basis for  determining such amount or amounts necessary  to  compensate such  Lender  shall  be  forwarded to the  Borrower  through  the
Administrative  Agent and shall be conclusively  presumed  to  be
correct  save  for  manifest  error.   Such  Lender  may   demand
reimbursement for such increased costs or reduced amount only for the 180 day period immediately preceding the date of such written notice,  and the Borrower shall have liability only for such  180 day period.

     SECTION 4.9         Indemnity.
    The  Borrower hereby indemnifies each of the Lenders  against any  loss or expense which may arise or be attributable  to  each
Lender's  obtaining, liquidating or employing deposits  or  other funds  acquired to effect, fund or maintain any  Loan  (a)  as  a consequence  of any failure by the Borrower to make  any  payment when  due of any amount due hereunder in connection with a  LIBOR
Rate  Loan  or a Competitive Bid Loan, (b) due to any failure  of the  Borrower to borrow on a date specified therefor in a  Notice
of     Revolving     Credit    Borrowing     or     Notice     of
Continuation/Conversion or Competitive Bid Request or (c) due  to
any  payment, prepayment or conversion of any LIBOR Rate Loan  or
Competitive  Bid Loan on a date other than the last  day  of  the
LIBOR   Interest  Period  or  Competitive  Bid  Interest   Period
therefor.   The  amount  of  such  loss  or  expense   shall   be
determined,  in  the applicable Lender's sole  discretion,  based upon  the  assumption  that  such Lender  funded  its  Commitment
Percentage  of  the  LIBOR  Rate Loans  or  its  portion  of  the
Competitive  Bid  Loan, as applicable, in  the  London  interbank market  and using any reasonable attribution or averaging methods which such Lender deems appropriate and practical.  A certificate of  such  Lender  setting forth the basis  for  determining  such amount  or amounts necessary to compensate such Lender  shall  be forwarded  to the Borrower through the Administrative  Agent  and shall  be  conclusively presumed to be correct save for  manifest error.

     SECTION 4.10   Capital Requirements
 . If either (a) the introduction of, or any change in, or in the interpretation of, any Applicable Law or (b) compliance with any guideline or request from any central bank or comparable agency or other Governmental Authority (whether or not having the force of law), has or would have the effect of reducing the rate of return on the capital of, or has affected or would affect the amount of capital required to be maintained by, any Lender or any corporation controlling such Lender as a consequence of, or with reference to the Commitments and other commitments of this type, below the rate which the Lender or such other corporation could have achieved but for such introduction, change or compliance, then within five (5) Business Days after written demand by any such Lender, the Borrower shall pay to such Lender from time to time as specified by such Lender additional amounts sufficient to compensate such Lender or other corporation for such reduction.
A certificate as to such amounts submitted to the Borrower and the Administrative Agent by such Lender, shall, in the absence of manifest error, be presumed to be correct and binding for all purposes.

     SECTION 4.11   Taxes.

      (a)  Payments Free and Clear.  Any and all payments by  the
Borrower  hereunder or under the Notes or the Letters  of  Credit shall be made free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges
or   withholding,  and  all  liabilities  with  respect   thereto
excluding,  (i) in the case of each Lender and the Administrative
Agent,  income  and franchise taxes imposed by  the  jurisdiction under  the laws of which such Lender or the Administrative  Agent
(as the case may be) is organized or is or should be qualified to do  business or any political subdivision thereof and (ii) in the case  of each Lender, income and franchise taxes imposed  by  the jurisdiction  of  such Lender's Lending Office or  any  political
subdivision   thereof  (all  such  non-excluded  taxes,   levies,
imposts, deductions, charges, withholdings and liabilities  being hereinafter  referred to as "Taxes").  If the Borrower  shall  be required by law to deduct any Taxes from or in respect of any sum payable  hereunder or under any Note or Letter of Credit  to  any
Lender or the Administrative Agent, (A) the sum payable shall  be increased  as may be necessary so that after making all  required deductions  (including deductions applicable to  additional  sums
payable   under   this   Section  4.11)  such   Lender   or   the
Administrative  Agent  (as the case may be)  receives  an  amount equal  to the amount such party would have received had  no  such
deductions   been  made,  (B)  the  Borrower  shall   make   such
deductions,  (C) the Borrower shall pay the full amount  deducted to the relevant taxing authority or other authority in accordance with  applicable law, and (D) the Borrower shall deliver  to  the
Administrative  Agent evidence of such payment  to  the  relevant taxing  authority  or other authority in the manner  provided  in
Section 4.11(d).

     (b)  Stamp and Other Taxes.  In addition, the Borrower shall pay  any  present or future stamp, registration,  recordation  or documentary taxes or any other similar fees or charges or  excise or  property taxes, levies of the United States or any  state  or
political   subdivision   thereof  or  any   applicable   foreign
jurisdiction which arise from any payment made hereunder or  from the  execution,  delivery or registration of, or  otherwise  with respect to, this Agreement, the Loans, the Letters of Credit, the other Loan Documents, or the perfection of any rights or security interest  in respect thereto (hereinafter referred to  as  "Other
Taxes").

      (c)   Indemnity.  The Borrower shall indemnify each  Lender
and  the  Administrative Agent for the full amount of  Taxes  and
Other  Taxes (including, without limitation, any Taxes and  Other
Taxes  imposed by any jurisdiction on amounts payable under  this
Section 4.11) paid by such Lender or the Administrative Agent (as the case may be) and any liability (including penalties, interest and  expenses) arising therefrom or with respect thereto, whether or  not  such  Taxes  or  Other Taxes were correctly  or  legally asserted.  Such indemnification shall be made within thirty  (30)
days  from  the date such Lender or the Administrative Agent  (as the case may be) makes written demand therefor.

     (d)  Evidence of Payment.  Within thirty (30) days after the date  of any payment of Taxes or Other Taxes, the Borrower  shall furnish  to the Administrative Agent, at its address referred  to in  Section 13.1, the original or a certified copy of  a  receipt
evidencing   payment  thereof  or  other  evidence   of   payment
satisfactory to the Administrative Agent.

     (e)  Delivery of Tax Forms.  Each Lender organized under the laws  of a jurisdiction other than the United States or any state thereof  shall  deliver  to the Borrower,  with  a  copy  to  the
Administrative  Agent, on the Closing Date or  concurrently  with the  delivery  of  the  relevant Assignment  and  Acceptance,  as applicable, (i) two United States Internal Revenue Service  Forms
4224  or  Forms 1001, as applicable (or successor forms) properly completed  and  certifying  in each  case  that  such  Lender  is entitled  to  a complete exemption from withholding or  deduction for  or on account of any United States federal income taxes, and
(ii)  an  Internal Revenue Service Form W-8 or W-9  or  successor applicable  form, as the case may be, to establish  an  exemption from  United  States backup withholding taxes.  Each such  Lender further  agrees to deliver to the Borrower, with a  copy  to  the
Administrative Agent, a Form 1001 or 4224 and Form W-8 or W-9, or
successor  applicable  forms or manner of certification,  as  the case may be, on or before the date that any such form expires  or becomes obsolete or after the occurrence of any event requiring a change in the most recent form previously delivered by it to  the
Borrower, certifying in the case of a Form 1001 or 4224 that such
Lender  is  entitled  to receive payments  under  this  Agreement without  deduction  or withholding of any United  States  federal income taxes (unless in any such case an event (including without limitation any change in treaty, law or regulation) has  occurred prior  to the date on which any such delivery would otherwise  be required  which renders such forms inapplicable or the  exemption to  which  such forms relate unavailable and such Lender notifies the Borrower and the Administrative Agent that it is not entitled to  receive payments without deduction or withholding  of  United
States federal income taxes) and, in the case of a Form W-8 or W-
9,   establishing   an  exemption  from  United   States   backup
withholding tax.

      (f)   Survival.  Without prejudice to the survival  of  any
other  agreement  of the Borrower hereunder, the  agreements  and obligations of the Borrower contained in this Section 4.11  shall
survive   the  payment  in  full  of  the  Obligations  and   the
termination of the Commitments.

      (g) Tax Credits. Each Lender represents and warrants that each such form supplied by it to the Administrative Agent and, as the case may be, the Borrower pursuant to this Section 4.11, and not superseded by another form supplied by it, is or will be, as the case may be, complete and accurate. Each Lender further agrees that the Borrower shall not be required to indemnify such Lender or pay any additional amounts to such Lender in respect of any United States Federal withholding tax existing on the date such Lender became a Lender hereunder, or with respect to payments to or for the account of a new lending office for such Lender, existing on the date such Lender designated such new lending office with respect to such payments or the related
Loans.

      If  the  Borrower  pays any additional  amount  under  this
Section  4.11  (a  "Tax  Payment") and any  Lender  or  Affiliate
thereof  effectively obtains a refund or credit  against  tax  by reason  of  the Tax Payment (a "Tax Credit") and such  Lender  of such Affiliate identifies the Tax Credit as being attributable to the  Tax Payment, then such Lender, after actual receipt of  such
Tax  Credit  or  actual  receipt of the benefits  thereof,  shall promptly  reimburse the Borrower for such amount as  such  Lender shall reasonably determine to be the proportion of the Tax Credit as will leave such Lender (after such reimbursement) in no better or  worse position than it would have been if the Tax Payment had not  been required and such Lender agrees to reasonably cooperate with  the  Borrower if the Borrower elects to  pursue  a  refund;
provided, however, that no Lender shall be required to  make  any
such   reimbursement  or  cooperate  with  the  Borrower  if   it
reasonably,  as  determined  in such  Lender's  sole  discretion, believes  that  the making of such reimbursement  or  cooperating with  the Borrower would cause it to lose the benefit of the  Tax
Credit  or  would adversely affect in any other respect  its  tax position.  Subject to the terms hereof, any claim by a Lender for a  Tax Credit shall be made in a manner, order and amount as such
Lender  determines in its sole discretion.  Except to the  extent necessary for the Borrower to evaluate any Tax Credit, no  Lender shall  be  obligated to disclose information  regarding  its  tax affairs or computations to the Borrower, it being understood  and agreed  that in no event shall any Lender be required to disclose information  regarding  its tax position  that  it  deems  to  be confidential (other than with respect to the Tax Credit).

     SECTION 4.12   Mitigation of Obligations; Replacement of
Lenders.

      (a)   Designation of a Different Lending  Office.   If  any
Lender  requests compensation, or if the Borrower is required  to pay  any  additional  amount to any Lender  or  any  Governmental
Authority  for  account of any Lender pursuant  to  Section  4.8,
Section  4.10,  or  Section  4.11, then  such  Lender  shall  use reasonable  efforts to designate a different lending  office  for funding  or  booking its Loans hereunder or to assign its  rights and obligations hereunder to another of its offices, branches  or affiliates;  if, in the judgment of such Lender, such designation or  assignment  (i)  would eliminate or  reduce  amounts  payable pursuant  to Section 4.8, Section 4.10, or Section 4.11,  as  the
case may be, in the future and (ii) would not subject such Lender to  any  unreimbursed cost or expense and would not otherwise  be disadvantageous  to such Lender.  The Borrowers hereby  agree  to pay  all reasonable costs and expenses incurred by any Lender  in connection with any such designation or assignment.

      (b)   Replacement  of  Lenders.   If  any  Lender  requests
compensation or if the Borrower is required to pay any additional amount  to  any  Lender  or any Governmental  Authority  for  the
account  of any Lender pursuant to Section 4.8, Section 4.10,  or
Section 4.11, or if any Lender defaults in its obligation to fund
Loans  hereunder, then the Borrower may, at its sole expense  and effort, upon notice to such Lender and the Administrative  Agent, require such Lender to assign and delegate, without recourse  (in accordance  with  and  subject to the restrictions  contained  in
Section 13.10 except for Section 13.10(b)(v)), all its interests, rights  and obligations under this Agreement to an assignee  that shall  assume such obligations (which assignee may be  another  a
Lender, if a Lender accepts such assignment).  A Lender shall not be  required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling such Borrower to require such  assignment and delegation cease to apply.


                    ARTICLE V

               CLOSING; CONDITIONS OF CLOSING AND BORROWING

     SECTION 5.1         Closing
 . The closing shall take place at the offices of Kennedy, Covington, Lobdell & Hickman, L.L.P. at 10:00 a.m. on March 5,
1999, or on such other date as the parties hereto shall mutually agree.

     SECTION 5.2         Conditions to Closing and Initial
Extensions of Credit
 .   The obligation of the Lenders to close this Agreement and  to make  the  initial Loan or issue the initial Letter of Credit  is subject to the satisfaction of each of the following conditions:

     (a)  Executed Loan Documents.  This Agreement, the Revolving
Credit  Notes,  the  Competitive Bid Notes and  the  Intercompany
Notes shall have been duly authorized, executed and delivered to the Administrative Agent by the parties thereto, shall be in full force and effect and no default shall exist thereunder, and the Borrower shall have delivered original counterparts thereof to the Administrative Agent.

     (b)  Closing Certificates; etc.

(i)   Officer's  Certificate of the Borrower.  The Administrative
Agent  shall  have  received  a certificate  from  a  Responsible
Officer, in form and substance satisfactory to the Administrative
Agent, to the effect that all representations and warranties of the Borrower contained in this Agreement and the other Loan
Documents are true, correct and complete; that the Borrower is not in violation of any of the covenants contained in this Agreement and the other Loan Documents; that, after giving effect to the transactions contemplated by this Agreement, no Default or Event of Default has occurred and is continuing; and that the Borrower has satisfied each of the closing conditions.

            (ii)      Certificate of Secretary of  the  Borrower.
The Administrative Agent shall have received a certificate of the secretary or assistant secretary of the Borrower certifying as to the  incumbency and genuineness of the signature of each  officer of  the Borrower executing Loan Documents to which it is a  party and  certifying  that  attached thereto is a  true,  correct  and complete  copy  of  (A)  the charter  of  the  Borrower  and  all amendments  thereto,  certified  as  of  a  recent  date  by  the
appropriate   Governmental  Authority  in  its  jurisdiction   of
incorporation, (B) the bylaws of the Borrower as in effect on the date of such certifications, (C) resolutions duly adopted by  the
Board  of  Directors of the Borrower authorizing  the  borrowings
contemplated   hereunder   and  the   execution,   delivery   and
performance  of  this Agreement and the other Loan  Documents  to which  it  is  a party, and (D) each certificate required  to  be delivered pursuant to Section 5.2(b)(iii).

            (iii)       Certificates  of  Good   Standing.    The
Administrative  Agent shall have received certificates  as  of  a recent  date of the good standing of the Borrower under the  laws of  its  jurisdiction of organization and each other jurisdiction where the Borrower is qualified to do business and, if separately available,  a  certificate of the relevant taxing authorities  of such jurisdictions certifying that such Person has filed required tax returns and owes no delinquent taxes.

            (iv)      Opinions  of  Counsel.  The  Administrative
Agent shall have received favorable opinions of counsel to the Borrower addressed to the Administrative Agent and the Lenders with respect to the Borrower, the Loan Documents and such other matters as the Lenders shall request.

             (v) Tax Forms. The Administrative Agent shall have received copies of the United States Internal Revenue
Service forms required by Section 4.11(e) hereof.

     (c)  Consents; Defaults.

             (i)     Governmental and Third Party Approvals.  The
Borrower   shall   have   obtained   all   necessary   approvals,
authorizations and consents of any Person and of all Governmental
Authorities  and courts having jurisdiction with respect  to  the transactions  contemplated by this Agreement and the  other  Loan
Documents.

            (ii)      No Injunction, Etc.  No action, proceeding,
investigation,   regulation  or  legislation  shall   have   been
instituted,   threatened  or  proposed  before  any  Governmental
Authority  to  enjoin,  restrain,  or  prohibit,  or  to   obtain
substantial  damages in respect of, or which  is  related  to  or arises  out of this Agreement or the other Loan Documents or  the consummation of the transactions contemplated hereby or  thereby, or  which,  in the Administrative Agent's sole discretion,  would make  it  inadvisable to consummate the transactions contemplated by this Agreement and such other Loan Documents.

           (iii)     No Event of Default.  No Default or Event of
Default shall have occurred and be continuing.

     (d)  Financial Matters.

             (i)      Financial  Statements.  The  Administrative
Agent shall have received the most recent audited Consolidated financial statements of the Borrower and its Subsidiaries, all in form and substance satisfactory to the Administrative Agent.

             (ii)       Financial  Condition  Certificate.    The
Borrower  shall  have  delivered to the  Administrative  Agent  a
certificate,   in   form  and  substance  satisfactory   to   the
Administrative Agent, and certified as accurate by a  Responsible
Officer,  that  (A)  the Borrower and, on a combined  basis,  its
Subsidiaries are Solvent, (B) the Borrower's payables are current and  not past due, except in the ordinary course of business, (C)
attached thereto is a pro forma balance sheet of the Borrower and its Subsidiaries setting forth on a pro forma basis the financial condition  of the Borrower and its Subsidiaries on a Consolidated
basis as of that date, reflecting a pro forma basis the effect of the  transactions  contemplated herein, including  all  fees  and expenses in connection therewith, and evidencing compliance on  a pro forma basis with the covenants contained in Articles IX and X hereof,  (D)  the  financial projections (which projections  make
certain  assumptions  regarding  generic  acquisitions   by   the
Borrower  or  its  Subsidiaries)  previously  delivered  to   the
Administrative  Agent represent the good faith  opinions  of  the
Borrower  and  senior  management thereof  as  to  the  projected
results  contained  therein  and  (E)  attached  thereto   is   a
calculation of the Applicable Margin pursuant to Section 4.1(c).

            (iii)      Payment  at  Closing;  Fee  Letters.   The
Borrower  shall  have paid the fees set forth  or  referenced  in
Section  4.3 and any other accrued and unpaid fees or commissions due  hereunder  (including, without limitation,  legal  fees  and expenses)  to the Administrative Agent and Lenders,  and  to  any
other Person such amount as may be due thereto in connection with the  transactions contemplated hereby, including all taxes,  fees and  other  charges  in connection with the execution,  delivery, recording,  filing and registration of any of the Loan Documents.
The  Administrative Agent shall have received duly authorized and executed  copies  of  the  fee letter agreement  referred  to  in
Section 4.3(c).

     (e)  Miscellaneous.

             (i)      Notice  of  Borrowing.  The  Administrative
Agent shall have received a Notice of Borrowing from the Borrower in accordance with Section 2.2(a), and a Notice of Account
Designation specifying the account or accounts to which the proceeds of any Loans made after the Closing Date are to be disbursed.

            (ii)      Proceedings and Documents.   All  opinions,
certificates  and  other  instruments  and  all  proceedings   in
connection  with the transactions contemplated by this  Agreement
shall be satisfactory in form and substance to the Lenders.   The
Lenders  shall have received copies of all other instruments  and other evidence as the Lender may reasonably request, in form  and substance  satisfactory  to  the Lenders,  with  respect  to  the transactions contemplated by this Agreement and the taking of all actions in connection therewith.

           (iii) Existing Facility. The Existing Facility shall be repaid and terminated and all collateral security therefor shall be released, and the Administrative Agent shall have received a pay-off letter in form and substance satisfactory to it evidencing such repayment, termination, reconveyance and release.

            (iv)      Due  Diligence  and Other  Documents.   The
Borrower  shall have delivered to the Administrative  Agent  such other  documents, certificates and opinions as the Administrative
Agent may reasonably request.

     SECTION 5.3         Conditions to All Extensions of Credit
 .   The  obligations  of the Lenders to make  any  Extensions  of
Credit is subject to the satisfaction of the following conditions precedent on the relevant borrowing or issue date, as applicable:

           (a)   Continuation of Representations and  Warranties.
The representations and warranties contained in Article VI shall be true and correct on and as of such borrowing or issuance date with the same effect as if made on and as of such date, except for any representation and warranty made as of an earlier date, which representation and warranty shall remain true and correct as of such earlier date.

           (b)   No  Existing Default.  No Default  or  Event  of
Default shall have occurred and be continuing hereunder (i) on the borrowing date with respect to such Loan or after giving effect to the Loans to be made on such date or (ii) or the issue date with respect to such Letter of Credit or after giving affect to such Letters of Credit on such date.

            (c)   Officer's  Compliance  Certificate;  Additional
Documents.   The  Administrative Agent shall  have  received  the
current  Officer's  Compliance Certificate  and  each  additional document,  instrument, legal opinion or other item of information reasonably requested by it.


                    ARTICLE VI

               REPRESENTATIONS AND WARRANTIES OF THE BORROWER

     SECTION 6.1         Representations and Warranties
 .   To  induce the Administrative Agent and Lenders to enter into this  Agreement and to induce the Lenders to make  Extensions  of
Credit,  the  Borrower  hereby represents  and  warrants  to  the
Administrative  Agent and Lenders both before  and  after  giving effect to the transactions contemplated hereunder that:

      (a)   Organization;  Power;  Qualification.   Each  of  the
Borrower and its Subsidiaries is duly organized, validly existing and  in  good standing under the laws of the jurisdiction of  its incorporation  or formation, has the power and authority  to  own its  properties  and to carry on its business as  now  being  and hereafter  proposed  to be conducted and is  duly  qualified  and authorized  to  do  business in each jurisdiction  in  which  the character  of  its  properties or  the  nature  of  its  business requires  such qualification and authorization, except where  the failure  to  be  so  qualified or authorized  would  not  have  a
Material  Adverse  Effect on the Borrower and  its  Subsidiaries.
The  jurisdictions in which the Borrower and its Subsidiaries are organized and qualified to do business as of the Closing Date are described on Schedule 6.1(a).

      (b)  Ownership.  Each Subsidiary of the Borrower as of  the
Closing  Date is listed on Schedule 6.1(b).   As of  the  Closing
Date,  the  capitalization of the Borrower and  its  Subsidiaries
consists  of  the  number  of  shares,  authorized,  issued   and
outstanding,  of  such classes and series, with  or  without  par value, described on Schedule 6.1(b).  All outstanding shares have been  duly authorized and validly issued and are fully  paid  and
nonassessable.   The  shareholders of  the  Subsidiaries  of  the
Borrower and the number of shares owned by each as of the Closing
Date  are described on Schedule 6.1(b).  As of the Closing  Date, there  are no outstanding stock purchase warrants, subscriptions, options, securities, instruments or other rights of any  type  or nature  whatsoever, which are convertible into, exchangeable  for or  otherwise provide for or permit the issuance of capital stock of  the  Borrower  or its Subsidiaries, except  as  described  on
Schedule 6.1(b).

       (c)   Authorization  of  Agreement,  Loan  Documents   and
Borrowing.  Each  of  the Borrower and its Subsidiaries  has  the
right,  power and authority and has taken all necessary corporate and  other  action  to  authorize  the  execution,  delivery  and performance  of  this  Agreement  and  each  of  the  other  Loan
Documents  to  which  it  is  a party in  accordance  with  their
respective  terms.   This Agreement and each of  the  other  Loan
Documents  have  been  duly executed and delivered  by  the  duly authorized  officers of the Borrower and each of its Subsidiaries party  thereto,  and  each such document constitutes  the  legal, valid  and  binding obligation of the Borrower or its  Subsidiary party  thereto, enforceable in accordance with its terms,  except as  such  enforcement  may be limited by bankruptcy,  insolvency, reorganization,  moratorium or similar state  or  federal  debtor relief  laws  from  time  to  time in  effect  which  affect  the enforcement  of creditors' rights in general and the availability of equitable remedies.

      (d)   Compliance of Agreement, Loan Documents and Borrowing
with  Laws, Etc.  The execution, delivery and performance by  the
Borrower and its Subsidiaries of the Loan Documents to which each such  Person  is  a  party, in accordance with  their  respective terms, the borrowings hereunder and the transactions contemplated hereby do not and will not, by the passage of time, the giving of notice  or  otherwise, (i) require any Governmental  Approval  or violate any Applicable Law relating to the Borrower or any of its
Subsidiaries,  (ii)  conflict with, result  in  a  breach  of  or
constitute  a  default  under  the  charter,  bylaws   or   other
organizational  documents  of  the  Borrower  or   any   of   its
Subsidiaries,  (iii) conflict with, result  in  a  breach  of  or constitute  a  default under any  indenture, agreement  or  other instrument to which such Person is a party or by which any of its properties may be bound or any Governmental Approval relating  to such  Person, except to the extent a breach or default under such indenture,  agreement or instrument would  not  have  a  Material
Adverse  Effect,  or (iv) result in or require  the  creation  or imposition  of any Lien upon or with respect to any property  now owned  or  hereafter  acquired by such Person  other  than  Liens arising under the Loan Documents.

      (e) Compliance with Law; Governmental Approvals. Each of the Borrower and its Subsidiaries (i) has all Governmental
Approvals required by any Applicable Law for it to conduct its business, each of which is in full force and effect, is final and not subject to review on appeal and is not the subject of any pending or, to the best of its knowledge, threatened attack by direct or collateral proceeding, except where the failure to have such Governmental Approvals would not reasonably be expected to have a Material Adverse Effect, and (ii) is in compliance with each Governmental Approval applicable to it and in compliance with all other Applicable Laws relating to it or any of its respective properties, except where the failure to so comply would not reasonably be expected to have a Material Adverse
Effect.

     (f)  Tax Returns and Payments.  Each of the Borrower and its
Subsidiaries  has duly filed or caused to be filed  all  federal, state, local and other tax returns required by Applicable Law  to be  filed,  and  has  paid, or made adequate  provision  for  the
payment   of,   all  federal,  state,  local  and  other   taxes,
assessments and governmental charges or levies upon  it  and  its property,  income, profits and assets which are due and  payable.
No  Governmental Authority has asserted any Lien or  other  claim against the Borrower or Subsidiary thereof with respect to unpaid taxes  which  has not been discharged or resolved.  The  charges, accruals and reserves on the books of the Borrower and any of its
Subsidiaries in respect of federal, state, local and other  taxes for  all Fiscal Years and portions thereof since the organization of  the  Borrower and any of its Subsidiaries are in the judgment of  the  Borrower adequate, and the Borrower does not  anticipate any additional taxes or assessments for any of such years.

      (g)   Intellectual Property Matters.  Each of the  Borrower
and  its  Subsidiaries  owns  or  possesses  rights  to  use  all
franchises,   licenses,   copyrights,   copyright   applications,
patents,   patent   rights  or  licenses,  patent   applications,
trademarks,  trademark rights, trade names,  trade  name  rights, copyrights  and  rights with respect to the foregoing  which  are required  to  conduct its business.  No event has occurred  which permits,  or after notice or lapse of time or both would  permit, the revocation or termination of any such rights, and neither the
Borrower  nor any Subsidiary thereof is liable to any Person  for infringement under Applicable Law with respect to any such rights as a result of its business operations.

     (h)  Environmental Matters.

             (i) To the knowledge of the Borrower, the properties owned, leased or operated by the Borrower and its Subsidiaries now or in the past do not contain, and to their knowledge have not previously contained, any Hazardous Materials in amounts or concentrations which (A) constitute or constituted a violation of applicable Environmental Laws or (B) could reasonably be expected to give rise to liability under applicable
Environmental Laws;

            (ii) The Borrower, each Subsidiary and such properties and all operations conducted in connection therewith are in compliance, and have been in compliance, with all applicable Environmental Laws, except where the failure to be in compliance would not reasonably be expected to have a Material
Adverse Effect, and, to the knowledge of the Borrower, there is no contamination at, under or about such properties or such operations which could interfere with the continued operation of such properties or impair the fair saleable value thereof;

           (iii)      Neither  the  Borrower nor  any  Subsidiary
thereof  has received any notice of violation, alleged violation,
non-compliance,   liability  or  potential  liability   regarding
environmental  matters, Hazardous Materials, or  compliance  with
Environmental  Laws,  nor  does the Borrower  or  any  Subsidiary thereof have knowledge or reason to believe that any such  notice will be received or is being threatened;

            (iv)      To the knowledge of the Borrower, Hazardous
Materials have not been transported or disposed of to or from the properties owned, leased or operated by the Borrower and its Subsidiaries in violation of, or in a manner or to a location which could give rise to liability under, Environmental Laws, nor have any Hazardous Materials been generated, treated, stored or disposed of at, on or under any of such properties in violation of, or in a manner that could give rise to liability under, any applicable Environmental Laws;

             (v) No judicial proceedings or governmental or administrative action is pending, or, to the knowledge of the Borrower, threatened, under any Environmental Law to which the Borrower or any Subsidiary thereof is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to Borrower, any Subsidiary or such properties or operations; and

            (vi) To the Borrower's knowledge, there has been no release, or threat of release, of Hazardous Materials at or from properties owned, leased or operated by the Borrower or any Subsidiary, now or in the past, in violation of or in amounts or in a manner that could give rise to liability under Environmental
Laws.

     (i)  ERISA.

             (i) As of the Closing Date, neither the Borrower nor any ERISA Affiliate maintains or contributes to, or has any obligation under, any Employee Benefit Plans other than those identified on Schedule 6.1(i);

            (ii) the Borrower and each ERISA Affiliate is in compliance with all applicable provisions of ERISA and the regulations and published interpretations thereunder with respect to all Employee Benefit Plans except for any required amendments for which the remedial amendment period as defined in Section
401(b) of the Code has not yet expired, except where the failure to so comply would not reasonably be expected to have a Material
Adverse Effect. Each Employee Benefit Plan that is intended to be qualified under Section 401(a) of the Code has been determined by the Internal Revenue Service to be so qualified, and each trust related to such plan has been determined to be exempt under
Section 501(a) of the Code. No liability has been incurred by the Borrower or any ERISA Affiliate which remains unsatisfied for any taxes or penalties with respect to any Employee Benefit Plan or any Multiemployer Plan, except where such liability would not reasonably be expected to have a Material Adverse Effect;

           (iii) No Pension Plan has been terminated, nor has any accumulated funding deficiency (as defined in Section 412 of the Code) been incurred (without regard to any waiver granted under Section 412 of the Code), nor has any funding waiver from the Internal Revenue Service been received or requested with respect to any Pension Plan, nor has the Borrower or any ERISA
Affiliate failed to make any contributions or to pay any amounts due and owing as required by Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan prior to the due dates of such contributions under Section 412 of the Code or Section
302 of ERISA, nor has there been any event requiring any disclosure under Section 4041(c)(3)(C) or 4063(a) of ERISA with respect to any Pension Plan;

            (iv) Neither the Borrower nor any ERISA Affiliate has: (A) engaged in a nonexempt prohibited transaction described in Section 406 of the ERISA or Section 4975 of the Code, which would result in material liability under ERISA or the Code, (B) incurred any liability to the PBGC which remains outstanding other than the payment of premiums and there are no premium payments which are due and unpaid, (C) failed to make a required contribution or payment to a Multiemployer Plan, or (D) failed to make a required installment or other required payment under
Section 412 of the Code;

             (v) No Termination Event has occurred or is reasonably expected to occur; and

            (vi) No proceeding, claim (except for ordinary claims for benefits under an Employee Benefit Plan), lawsuit and/or investigation is existing or, to the best knowledge of the Borrower after due inquiry, threatened concerning or involving any (A) employee welfare benefit plan (as defined in Section 3(1) of ERISA) currently maintained or contributed to by the Borrower or any ERISA Affiliate, (B) Pension Plan or (C) Multiemployer
Plan.

      (j) Margin Stock. Neither the Borrower nor any Subsidiary thereof is engaged principally or as one of its activities in the business of extending credit for the purpose of "purchasing" or "carrying" any "margin stock" (as each such term is defined or used in Regulation U of the Board of Governors of the Federal
Reserve System). No part of the proceeds of any of the Loans or Letters of Credit will be used for purchasing or carrying margin stock or for any purpose which violates, or which would be inconsistent with, the provisions of Regulation T, U or X of such Board of Governors.

      (k)   Government Regulation.  Neither the Borrower nor  any
Subsidiary  thereof  is  an "investment  company"  or  a  company
"controlled" by an "investment company" (as each such term is defined or used in the Investment Company Act of 1940, as amended) and neither the Borrower nor any Subsidiary thereof is, or after giving effect to any Extension of Credit will be, subject to regulation under the Public Utility Holding Company
Act of 1935 or the Interstate Commerce Act, each as amended, or any other Applicable Law which limits its ability to incur or consummate the transactions contemplated hereby.

      (l)   Material  Contracts.  Schedule 6.1(l)  sets  forth  a
complete  and  accurate  list of all Material  Contracts  of  the
Borrower  and  its Subsidiaries in effect as of the Closing  Date not  listed on any other Schedule hereto; other than as set forth in  Schedule  6.1(l), each such Material Contract is,  and  after
giving   effect   to   the  consummation  of   the   transactions
contemplated  by the Loan Documents will be, in  full  force  and effect  in  accordance with the terms thereof.  The Borrower  and its  Subsidiaries  have delivered to the Administrative  Agent  a true  and complete copy of each Material Contract required to  be listed on Schedule 6.1(l) or any other Schedule hereto.

      (m)   Employee  Relations. Each of  the  Borrower  and  its
Subsidiaries has a stable work force in place and is not,  as  of the  Closing  Date, party to any collective bargaining  agreement nor has any labor union been recognized as the representative  of
its  employees  except  as  set forth on  Schedule  6.1(m).   The
Borrower knows of no pending, threatened or contemplated strikes, work  stoppage  or other collective labor disputes involving  its employees or those of its Subsidiaries.

      (n)   Burdensome Provisions.  Neither the Borrower nor  any
Subsidiary thereof is a party to any indenture, agreement,  lease or  other  instrument, or subject to any corporate or partnership restriction, Governmental Approval or Applicable Law which is  so unusual  or  burdensome  as in the foreseeable  future  could  be
reasonably  expected  to  have a Material  Adverse  Effect.   The
Borrower  and  its Subsidiaries do not presently anticipate  that
future  expenditures  needed  to  meet  the  provisions  of   any
statutes,   orders,  rules  or  regulations  of  a   Governmental
Authority  will  be so burdensome as to have a  Material  Adverse
Effect.

      (o)   Financial  Statements.  The (i) Consolidated  balance
sheets  of  the Borrower and its Subsidiaries as of December  28,
1997,  and the related statements of income and retained earnings and cash flows for the Fiscal Years then ended and (ii) unaudited
Consolidated  balance sheet of the Borrower and its  Subsidiaries as  of  January 2, 1999, and related unaudited interim statements of  revenue  and  retained earnings, copies of  which  have  been furnished  to  the  Administrative Agent  and  each  Lender,  are
complete   and  correct  and  fairly  present,  in  all  material
respects, the assets, liabilities and financial position  of  the
Borrower  and its Subsidiaries as at such dates, and the  results of  the  operations  and changes of financial  position  for  the periods then ended.  All such financial statements, including the related  schedules  and  notes thereto,  have  been  prepared  in accordance with GAAP.  The Borrower and its Subsidiaries have  no
Debt, obligation or other unusual forward or long-term commitment
which   is  not  fairly  reflected  in  the  foregoing  financial
statements or in the notes thereto.

      (p) No Material Adverse Change. Since January 2, 1999, there has been no material adverse change in the properties, business, operations, prospects, or condition (financial or otherwise) of the Borrower and its Subsidiaries and no event has occurred or condition arisen that could reasonably be expected to have a Material Adverse Effect.

      (q)   Solvency.   As of the Closing Date and  after  giving
effect  to each Extension of Credit made hereunder, the  Borrower and, on a combined basis, its Subsidiaries will be Solvent.

      (r) Titles to Properties. Each of the Borrower and its Subsidiaries has such title to the real property owned by it as is necessary or desirable to the conduct of its business and valid and legal title to all of its personal property and assets, including, but not limited to, those reflected on the balance sheets of the Borrower and its Subsidiaries delivered pursuant to
Section 6.1(o), except those which have been disposed of by the Borrower or its Subsidiaries subsequent to such date which dispositions have been in the ordinary course of business or as otherwise expressly permitted hereunder.

      (s)   Liens.   None  of the properties and  assets  of  the
Borrower or any Subsidiary thereof is subject to any Lien, except
Liens permitted pursuant to Section 10.3.  No financing statement under  the  Uniform Commercial Code of any state which names  the
Borrower  or  any  Subsidiary thereof or any of their  respective trade  names  or  divisions as debtor  and  which  has  not  been terminated, has been filed in any state or other jurisdiction and neither  the Borrower nor any Subsidiary thereof has  signed  any such  financing  statement or any security agreement  authorizing
any   secured  party  thereunder  to  file  any  such   financing
statement,  except  to perfect those Liens permitted  by  Section
10.3 hereof.

      (t) Debt and Guaranty Obligations. Schedule 6.1(t) is a complete and correct listing of all Debt and Guaranty Obligations of the Borrower and its Subsidiaries as of the Closing Date in excess of $1,000,000 (per occurrence). The Borrower and its Subsidiaries have performed and are in compliance with all of the terms of such Debt and Guaranty Obligations and all instruments and agreements relating thereto, and no default or event of default, or event or condition which with notice or lapse of time or both would constitute such a default or event of default on the part of the Borrower or its Subsidiaries exists with respect to any such Debt or Guaranty Obligation.

      (u)  Litigation. Except for matters existing on the Closing
Date  and  set  forth on Schedule 6.1(u), there are  no  actions, suits  or  proceedings  pending nor,  to  the  knowledge  of  the
Borrower,  threatened  against  or  in  any  other  way  relating adversely to or affecting the Borrower or any Subsidiary  thereof or  any of their respective properties in any court or before any
arbitrator   of  any  kind  or  before  or  by  any  Governmental
Authority, which would reasonably be expected to have a  Material
Adverse Effect.

      (v) Absence of Defaults. No event has occurred or is continuing which constitutes a Default or an Event of Default, or which constitutes, or which with the passage of time or giving of notice or both would constitute, a default or event of default by the Borrower or any Subsidiary thereof under any Material
Contract or judgment, decree or order to which the Borrower or its Subsidiaries is a party or by which the Borrower or its Subsidiaries or any of their respective properties may be bound or which would require the Borrower or its Subsidiaries to make any payment thereunder prior to the scheduled maturity date therefor.

      (w)  Accuracy and Completeness of Information.  All written information, reports and other papers and data produced by or  on behalf of the Borrower or any Subsidiary thereof and furnished to the  Lenders were, at the time the same were so furnished,  taken as  a  whole, complete and correct in all respects to the  extent necessary to give the recipient a true and accurate knowledge  of the  subject matter.  No document furnished or written  statement made  to  the Administrative Agent or the Lenders by the Borrower
or  any  Subsidiary thereof in connection with  the  negotiation, preparation  or execution of this Agreement or any  of  the  Loan
Documents contains or will contain any untrue statement of a fact
material  to  the  creditworthiness  of  the  Borrower   or   its
Subsidiaries  or omits or will omit to state a fact necessary  in order  to  make the statements contained therein not  misleading.
The Borrower is not aware of any facts which it has not disclosed in  writing to the Administrative Agent having a Material Adverse
Effect,  or  insofar  as  the Borrower  can  now  foresee,  could reasonably be expected to have a Material Adverse Effect.

      (x)   Year  2000.   Borrower is using its  reasonable  best
efforts  to  complete any reprogramming required  to  permit  the proper  functioning, in and following the year 2000, of  (i)  the
Borrower's   computer  systems  and  (ii)  equipment   containing
embedded microchips (including systems and equipment supplied  by others  or  with  which  Borrower's  systems  interface)  and  to complete  the  testing of all such systems and equipment,  as  so reprogrammed, by December 31, 1999.  The cost to the Borrower  of such  reprogramming and testing and of the reasonably foreseeable consequences  of  year 2000 to the Borrower  (including,  without limitation,  reprogramming errors and the failure  of  Borrower's systems  or  requirements)  is not anticipated  to  result  in  a
Default or a Material Adverse Effect.

     SECTION 6.2         Survival of Representations and
Warranties, Etc
 .   All  representations and warranties set forth in this Article
VI  and  all  representations  and warranties  contained  in  any certificate,  or  any of the Loan Documents  (including  but  not limited  to  any such representation or warranty made  in  or  in
connection   with   any  amendment  thereto)   shall   constitute
representations  and warranties made under this  Agreement.   All
representations and warranties made under this Agreement shall be made  or  deemed to be made at and as of the Closing Date,  shall survive the Closing Date and shall not be waived by the execution and  delivery of this Agreement, any investigation made by or  on behalf of the Lenders or any borrowing hereunder.


                    ARTICLE VII

               FINANCIAL INFORMATION AND NOTICES

      Until  all  the  Obligations have  been  finally  paid  and satisfied in full and the Commitments terminated, unless  consent has  been  obtained  in  the manner set forth  in  Section  13.11 hereof, the Borrower will furnish or cause to be furnished to the
Administrative  Agent  and  to the Lenders  at  their  respective addresses as set forth on Schedule 1, or such other office as may be  designated by the Administrative Agent and Lenders from  time to time:

     SECTION 7.1         Financial Statements and Projections.

     (a) Quarterly Financial Statements. As soon as practicable and in any event within forty-five (45) days after the end of the first three fiscal quarters, an unaudited Consolidated balance sheet of the Borrower and its Subsidiaries as of the close of such fiscal quarter and unaudited Consolidated statements of income, retained earnings and cash flows for the fiscal quarter then ended and that portion of the Fiscal Year then ended, including the notes thereto, all in reasonable detail setting forth in comparative form the corresponding figures for the preceding Fiscal Year and prepared by the Borrower in accordance with GAAP and, if applicable, containing disclosure of the effect on the financial position or results of operations of any change in the application of accounting principles and practices during the period, and certified by the chief financial officer of the Borrower to present fairly in all material respects the financial condition of the Borrower and its Subsidiaries as of their respective dates and the results of operations of the Borrower and its Subsidiaries for the respective periods then ended, subject to normal year end adjustments.

      (b)   Annual  Financial Statements.  As soon as practicable
and  in  any event within ninety (90) days after the end of  each
Fiscal  Year,  an  audited  Consolidated  balance  sheet  of  the
Borrower and its Subsidiaries as of the close of such Fiscal Year and  audited Consolidated statements of income, retained earnings and  cash  flows  for the Fiscal Year then ended,  including  the
notes  thereto,  all  in  reasonable  detail  setting  forth   in
comparative  form  the corresponding figures  for  the  preceding
Fiscal  Year  and  prepared  by an independent  certified  public
accounting  firm  acceptable  to  the  Administrative  Agent   in
accordance with GAAP and, if applicable, containing disclosure of the  effect on the financial position or results of operation  of any  change  in  the  application of  accounting  principles  and practices during the year, and accompanied by a report thereon by such  certified  public accountants that is  not  qualified  with respect  to scope limitations imposed by the Borrower or  any  of
its   Subsidiaries  or  with  respect  to  accounting  principles followed  by  the  Borrower or any of  its  Subsidiaries  not  in
accordance with GAAP.

      (c)   Annual  Business Plan and Financial Projections.   As
soon  as practicable and in any event within forty-five (45) days after  the beginning of each Fiscal Year, a business plan of  the
Borrower  and  its Subsidiaries for the ensuing four  (4)  fiscal quarters, such plan to be prepared in accordance with GAAP and to
include,  on  a  quarterly  basis, the  following:   a  quarterly
operating  and  capital  budget, a  projected  income  statement, statement of cash flows and balance sheet and a report containing management's discussion and analysis of such projections.

     SECTION 7.2         Officer's Compliance Certificate
 .   At  each time financial statements are delivered pursuant  to
Sections  7.1  (a)  or  (b)  and  at  such  other  times  as  the
Administrative  Agent shall reasonably request, a certificate  of the  chief financial officer or the treasurer of the Borrower  in the  form  of Exhibit G attached hereto (an "Officer's Compliance
Certificate").

     SECTION 7.3         Accountants' Certificate
 .   At  each time financial statements are delivered pursuant  to
Section   7.1(b),   a  certificate  of  the  independent   public
accountants certifying such financial statements addressed to the
Administrative Agent for the benefit of the Lenders:

      (a) stating that in making the examination necessary for the certification of such financial statements, they obtained no knowledge of any Default or Event of Default or, if such is not the case, specifying such Default or Event of Default and its nature and period of existence; and

     (b) including the calculations prepared by such accountants required to establish whether or not the Borrower and its Subsidiaries are in compliance with the financial covenants set forth in Article IX hereof as at the end of each respective period.

     SECTION 7.4         Other Reports.

      (a) Promptly upon receipt thereof, copies of all reports, if any, submitted to the Borrower or its Board of Directors by its independent public accountants in connection with their auditing function, including, without limitation, any management report and any management responses thereto ; and

      (b) Such other information regarding the operations, business affairs and financial condition of the Borrower or any of its Subsidiaries as the Administrative Agent or any Lender may reasonably request.

     SECTION 7.5         Notice of Litigation and Other Matters
 .   Prompt  (but  in no event later than ten (10) days  after  an officer of the Borrower obtains knowledge thereof) telephonic and written notice of:

      (a) the commencement of all proceedings and investigations by or before any Governmental Authority and all actions and proceedings in any court or before any arbitrator against or involving the Borrower or any Subsidiary thereof or any of their respective properties, assets or businesses, except where such preceding or investigation would not reasonably be expected to have a Material Adverse Effect;

     (b) any notice of any violation received by the Borrower or any Subsidiary thereof from any Governmental Authority including, without limitation, any notice of violation of Environmental Laws which in any such case could reasonably be expected to have a Material Adverse Effect;

      (c) any labor controversy that has resulted in, or threatens to result in, a strike or other work action against the Borrower or any Subsidiary thereof;

     (d)  any attachment, judgment, lien, levy or order exceeding
$500,000 that may be assessed against or threatened against the Borrower or any Subsidiary thereof;

      (e)   any  Default or Event of Default, or any event  which
constitutes or which with the passage of time or giving of notice or  both would constitute a default or event of default under any
Material   Contract  to  which  the  Borrower  or  any   of   its
Subsidiaries  is  a  party  or  by  which  the  Borrower  or  any
Subsidiary thereof or any of their respective properties  may  be bound;

      (f) (i) any unfavorable determination letter from the Internal Revenue Service regarding the qualification of an Employee Benefit Plan under Section 401(a) of the Code (along with a copy thereof), (ii) all notices received by the Borrower or any ERISA Affiliate of the PBGC's intent to terminate any Pension Plan or to have a trustee appointed to administer any Pension Plan, (iii) all notices received by the Borrower or any ERISA Affiliate from a Multiemployer Plan sponsor concerning the imposition or amount of withdrawal liability pursuant to Section
4202 of ERISA and (iv) the Borrower obtaining knowledge or reason to know that the Borrower or any ERISA Affiliate has filed or intends to file a notice of intent to terminate any Pension Plan under a distress termination within the meaning of Section
4041(c) of ERISA; and

      (g) any event which makes any of the representations set forth in Section 6.1 inaccurate in any material respect.

     SECTION 7.6         Accuracy of Information
 .   All written information, reports, statements and other papers and  data  furnished  by  or on behalf of  the  Borrower  to  the
Administrative   Agent  or  any  Lender  (other  than   financial
forecasts)  whether pursuant to this Article  VII  or  any  other provision of this Agreement, shall be, at the time the same is so furnished, complete and correct in all material respects  to  the extent  necessary to give the Administrative Agent or any  Lender complete, true and accurate knowledge of the subject matter based on the Borrower's knowledge thereof.


                    ARTICLE VIII

               AFFIRMATIVE COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner provided for in Section 13.11, the Borrower will, and will cause each of its Subsidiaries to:

     SECTION 8.1         Preservation of Corporate Existence and
Related Matters
 . Except as permitted by Section 10.5, preserve and maintain its separate corporate existence and all rights, franchises, licenses and privileges necessary to the conduct of its business, and qualify and remain qualified as a foreign corporation and authorized to do business in each jurisdiction in which the failure to so qualify would have a Material Adverse Effect.

     SECTION 8.2         Maintenance of Property
 .   Protect and preserve all properties useful in and material to its  business,  including copyrights, patents,  trade  names  and trademarks;  maintain  in good working order  and  condition  all
buildings,  equipment  and  other  tangible  real  and   personal
property;  and  from time to time make or cause to  be  made  all renewals,  replacements and additions to such property  necessary for the conduct of its business, so that the business carried  on in  connection  therewith  may  be  properly  and  advantageously conducted at all times.

     SECTION 8.3         Insurance
 .   Maintain  insurance  with  financially  sound  and  reputable insurance companies against such risks and in such amounts as are customarily  maintained  by similar  businesses  and  as  may  be required by Applicable Law, and on the Closing Date and from time to  time thereafter deliver to the Administrative Agent upon  its request  a detailed list of the insurance then in effect, stating the  names of the insurance companies, the amounts and  rates  of the  insurance,  the  dates  of the expiration  thereof  and  the properties and risks covered thereby.

     SECTION 8.4         Accounting Methods and Financial Records
 .   Maintain a system of accounting, and keep such books, records and  accounts  (which shall be true and complete in all  material respects) as may be required or as may be necessary to permit the preparation of financial statements in accordance with  GAAP  and in  compliance with the regulations of any Governmental Authority having jurisdiction over it or any of its properties.

     SECTION 8.5         Payment and Performance of Obligations
 .   Pay and perform all Obligations under this Agreement and  the
other   Loan  Documents,  and  pay  or  perform  (a)  all  taxes,
assessments and other governmental charges that may be levied  or assessed  upon  it  or any of its property,  and  (b)  all  other indebtedness,  obligations  and liabilities  in  accordance  with customary  trade practices; provided, that the Borrower  or  such
Subsidiary may contest any item described in clauses (a)  or  (b)
of  this  Section 8.5 in good faith so long as adequate  reserves are maintained with respect thereto in accordance with GAAP.

     SECTION 8.6         Compliance With Laws and Approvals
 .   Observe and remain in compliance with all Applicable Laws and maintain in full force and effect all Governmental Approvals,  in each case applicable to the conduct of its business, except where the failure to so comply would not reasonably be expected to have a Material Adverse Effect.

     SECTION 8.7         Environmental Laws
 .   In addition to and without limiting the generality of Section
8.6, (a) comply with all applicable Environmental Laws and obtain and  comply  with  and maintain any and all licenses,  approvals, notifications,  registrations or permits required  by  applicable
Environmental Laws, except where the failure to so  comply  would not reasonably be expected to have a Material Adverse Effect, (b)
conduct  and  complete all investigations, studies, sampling  and testing,  and  all  remedial, removal and other actions  required under  Environmental Laws, and promptly comply  with  all  lawful orders  and  directives of any Governmental  Authority  regarding
Environmental  Laws, and (c) defend, indemnify and hold  harmless the  Administrative Agent and the Lenders, and  their  respective parents,  Subsidiaries, Affiliates, employees,  agents,  officers and  directors, from and against any claims, demands,  penalties, fines,  liabilities, settlements, damages, costs and expenses  of
whatever   kind  or  nature  known  or  unknown,  contingent   or
otherwise, arising out of, or in any way relating to the presence of  Hazardous Materials, or the violation of, noncompliance  with or  liability  under  any Environmental Laws  applicable  to  the operations  of  the Borrower or such Subsidiary, or  any  orders, requirements  or  demands  of  Governmental  Authorities  related thereto, including, without limitation, reasonable attorney's and consultant's  fees, investigation and laboratory  fees,  response costs,  court costs and litigation expenses, except to the extent that  any  of  the  foregoing  directly  result  from  the  gross
negligence   or   willful  misconduct  of   the   party   seeking
indemnification therefor.

     SECTION 8.8         Compliance with ERISA
 .   In addition to and without limiting the generality of Section
8.6,  (a) comply with all applicable provisions of ERISA and  the regulations and published interpretations thereunder with respect to all Employee Benefit Plans, (b) not take any action or fail to take  action the result of which could be a liability to the PBGC or to a Multiemployer Plan, (c) not participate in any prohibited transaction that could result in any civil penalty under ERISA or tax  under  the Code, (d) operate each Employee Benefit  Plan  in such a manner that will not incur any tax liability under Section
4980B  of  the Code or any liability to any qualified beneficiary as  defined in Section 4980B of the Code and (e) furnish  to  the
Administrative Agent upon the Administrative Agent's request such additional information about any Employee Benefit Plan as may  be reasonably requested by the Administrative Agent.

     SECTION 8.9         Compliance With Agreements
 .  Comply in all respects with each term, condition and provision of  all leases, agreements and other instruments entered into  in the  conduct  of its business including, without limitation,  any
Material  Contract, except where the failure to so  comply  would not  reasonably  be excepted to have a Material  Adverse  Effect;
provided,  that the Borrower or such Subsidiary may  contest  any such  lease, agreement or other instrument in good faith  through
applicable   proceedings  so  long  as  adequate   reserves   are
maintained in accordance with GAAP.

     SECTION 8.10   Conduct of Business
 .   Engage only in businesses in substantially the same fields as the  businesses  conducted on the Closing Date and  in  lines  of business reasonably related thereto.

     SECTION 8.11   Visits and Inspections
 .   Upon  two  (2)  days  prior notice to  the  Borrower,  permit representatives of the Administrative Agent or any  Lender,  from time to time, to visit and inspect its properties; inspect, audit and  make  extracts from its books, records and files, including, but  not  limited to, management letters prepared by  independent accountants;  and  discuss with its principal officers,  and  its
independent   accountants,  its  business,  assets,  liabilities,
financial   condition,   results  of  operations   and   business
prospects.

     SECTION 8.12   Year 2000 Compatibility
 .    Take  all  actions  reasonably  necessary  to  assure   that
Borrower's  computer  based  systems  are  able  to  operate  and effectively  process  data  which includes  dates  on  and  after
January 1, 2000.  At the request of the Administrative Agent, the
Borrower shall provide reasonable assurances satisfactory to  the
Administrative Agent of the Borrower's Year 2000 compatibility.

     SECTION 8.13   Further Assurances
 .   Make,  execute  and deliver all such additional  and  further acts,  things, deeds and instruments as the Administrative  Agent or  any  Lender may reasonably require to document and consummate the  transactions contemplated hereby and to vest  completely  in and  insure  the  Administrative  Agent  and  the  Lenders  their respective rights under this Agreement, the Notes, the Letters of
Credit and the other Loan Documents.


                    ARTICLE IX

               FINANCIAL COVENANTS

     Until all of the Obligations have been paid and satisfied in full and the Commitments terminated, unless consent has been obtained in the manner set forth in Section 13.11 hereof, the Borrower and its Subsidiaries on a Consolidated basis will not:

     SECTION 9.1         Leverage Ratio
:   As  of any fiscal quarter end, permit the ratio of (a)  Total
Debt  on  such  date to (b) Capitalization on  such  date  to  be greater than 0.60 to 1.00.

     SECTION 9.2         Interest and Rental Expense Coverage
Ratio
:   As of any fiscal quarter end, permit the ratio of (a) EBITDAR for the period of four (4) consecutive fiscal quarters ending  on or  immediately prior to such date to (b) the sum of (i) Interest
Expense plus (ii) Rental Expense, in each case for the period  of four  (4)  consecutive fiscal quarters ending on  or  immediately prior to such date to be less than 2.00 to 1.00.

     SECTION 9.3         Minimum Net Worth
: As of any fiscal quarter end, permit Net Worth to be less than the sum of (a) $146,964,000 plus (b) fifty percent (50%) of Net
Income (to the extent positive) after the Closing Date plus (c) one hundred percent (100%) of Equity Net Cash Proceeds after the Closing Date.


                    ARTICLE X

               NEGATIVE COVENANTS

      Until  all  of the Obligations have been finally  paid  and satisfied in full and the Commitments terminated, unless  consent has  been  obtained  in  the manner set forth  in  Section  13.11 hereof,  the  Borrower has not and will not  permit  any  of  its
Subsidiaries to:

     SECTION 10.1   Limitations on Total Debt
 .   Create,  incur,  assume or suffer to  exist  any  Total  Debt except:

     (a)  the Obligations;

      (b)   Debt  incurred in connection with a Hedging Agreement
(i)   with   (A)  a  Lender  or  (B)  a  counterparty  reasonably
satisfactory to the Administrative Agent and (ii) upon terms  and conditions  (including interest rate) reasonably satisfactory  to
the   Administrative  Agent  which  agrees  not  to  unreasonably withhold approval of such terms;

      (c)   Intercompany Debt (i) owed by any Subsidiary  to  the
Borrower as evidenced by an Intercompany Note or (ii) owed by the
Borrower   or  any  Subsidiary  thereof  to  another  Subsidiary;
provided that all intercompany Debt of the Borrower permitted  by this  Section  10.1(c)(ii) is subordinated to the Obligations  on terms  and conditions acceptable to the Administrative Agent  and
Required Lenders;

      (d) Debt existing on the Closing Date and not otherwise permitted under this Section 10.1, as set forth on Schedule
6.1(t) and the renewal and refinancing (but not the increase at the aggregate principal amount thereof) thereof;

      (e) Debt of the Borrower and its Subsidiaries incurred in connection with Capitalized Leases;

       (f)    purchase  money  Debt  of  the  Borrower  and   its
Subsidiaries;

      (g)   Debt consisting of Guaranty Obligations permitted  by
Section 10.2; and

      (h) (i) any Total Debt consisting of an ELLF existing on the Closing Date and set forth on Schedule 10.1, and (ii) any Total Debt consisting of an ELLF not existing on the Closing
Date; provided, that such Total Debt (exclusive of any Total Debt under the immediately preceding clause (i)) does not, at any time, exceed $50,000,000 in the aggregate and is on terms and conditions reasonably acceptable to the Administrative Agent;

provided, that no agreement or instrument with respect to Debt permitted to be incurred by this Section 10.1 shall restrict, limit or otherwise encumber (by covenant or otherwise) the ability of any Subsidiary of the Borrower to make any payment to the Borrower or any of its Subsidiaries (in the form of dividends, intercompany advances or otherwise) for the purpose of enabling the Borrower to pay the Obligations.

     SECTION 10.2   Limitations on Guaranty Obligations
 .   Create,  incur,  assume  or  suffer  to  exist  any  Guaranty
Obligations except:

      (a)   Guaranty  Obligations in favor of the  Administrative
Agent for the benefit of the Administrative Agent and the Lenders;

      (b) Guaranty Obligations of the Borrower or any Subsidiary on account of trade payables arising out of the ordinary course of business;

      (c) Guaranty Obligations in existence on the Closing Date in respect of any ELLF and set forth on Schedule 10.2 and any ELLF permitted under Section 10.1(h) hereof; and

      (d) Guaranty Obligations of the Borrower incurred in connection with the issuance of industrial revenue bonds by the Carrollton Payroll Development Authority as set forth on Schedule
10.2 hereof.

     SECTION 10.3   Limitations on Liens
 .   Create, incur, assume or suffer to exist, any Lien on or with respect  to  any  of its assets or properties (including  without limitation shares of capital stock or other ownership interests), real  or  personal,  whether  now owned  or  hereafter  acquired, except:

      (a) Liens for taxes, assessments and other governmental charges or levies (excluding any Lien imposed pursuant to any of the provisions of ERISA or Environmental Laws) not yet due or as to which the period of grace (not to exceed thirty (30) days), if any, related thereto has not expired, or, with respect to Tennessee property taxes, not yet delinquent, or which are being contested in good faith and by appropriate proceedings if adequate reserves are maintained to the extent required by GAAP;

       (b)   the  claims  of  materialmen,  mechanics,  carriers,
warehousemen,  processors  or  landlords  for  labor,  materials, supplies  or rentals incurred in the ordinary course of business,
(i)  which are not overdue for a period of more than thirty  (30)
days  or  (ii)  which are being contested in good  faith  and  by appropriate proceedings;

      (c) Liens consisting of deposits or pledges made in the ordinary course of business in connection with, or to secure payment of, obligations under workers' compensation, unemployment insurance or similar legislation or obligations (not to exceed
$1,000,000) under customer service contracts;

     (d) Liens constituting encumbrances in the nature of zoning restrictions, easements and rights or restrictions of record on the use of real property, which in the aggregate are not substantial in amount and which do not, in any case, detract from the value of such property or impair the use thereof in the ordinary conduct of business;

      (e) Liens of the Administrative Agent for the benefit of the Administrative Agent and the Lenders;

      (f) Liens not otherwise permitted by this Section 10.3 and in existence on the Closing Date and described on Schedule 10.3;
and

      (g)   Liens securing Debt permitted under Section  10.1(f);
provided that (i) such Liens shall be created substantially simultaneously with the acquisition of the related asset, (ii) such Liens do not at any time encumber any property other than the property financed by such Debt, (iii) the amount of Debt secured thereby is not increased and (iv) the principal amount of Debt secured by any such Lien shall at no time exceed one hundred percent (100%) of the original purchase price of such property at the time it was acquired.

     SECTION 10.4   Limitations on Loans, Advances, Investments
and Acquisitions
 .   Purchase,  own, invest in or otherwise acquire,  directly  or indirectly,  any capital stock, interests in any  partnership  or joint  venture  (including  without limitation  the  creation  or capitalization  of any Subsidiary), evidence  of  Debt  or  other obligation  or  security, substantially all or a portion  of  the business or assets of any other Person or any other investment or interest  whatsoever in any other Person, or make  or  permit  to exist,  directly or indirectly, any loans, advances or extensions of  credit  to,  or  any investment in cash  or  by  delivery  of property in, any Person except:

      (a)   investments not otherwise permitted by  this  Section
10.4 in Subsidiaries existing on the Closing Date and the other existing loans, advances and investments not otherwise permitted by this Section 10.4 described on Schedule 10.4;

     (b) investments in (i) marketable direct obligations issued or unconditionally guaranteed by the United States of America or any agency thereof maturing within 120 days from the date of acquisition thereof, (ii) commercial paper maturing no more than 120 days from the date of creation thereof and currently having the highest rating obtainable from either Standard & Poor's
Ratings  Services, a division of The McGraw-Hill Companies,  Inc.
or Moody's Investors Service, Inc., (iii) certificates of deposit maturing no more than 120 days from the date of creation thereof issued by commercial banks incorporated under the laws of the United States of America, each having combined capital, surplus and undivided profits of not less than $500,000,000 and having a rating of "A" or better by a nationally recognized rating agency;
provided, that the aggregate amount invested in such certificates of deposit shall not at any time exceed $5,000,000 for any one such certificate of deposit and $10,000,000 for any one such bank, or (iv) time deposits maturing no more than 30 days from the date of creation thereof with commercial banks or savings banks or savings and loan associations each having membership either in the FDIC or the deposits of which are insured by the FDIC and in amounts not exceeding the maximum amounts of insurance thereunder;

      (c)   investments by the Borrower or any Subsidiary in  the
form  of acquisitions of all or substantially all of the business or  a  line  of business (whether by the acquisition  of  capital stock,  assets  or any combination thereof) of any  other  Person
which   are   consummated  in  accordance  with   the   following
requirements  of  this Section 10.4(c) (any such  acquisition,  a
"Permitted Acquisition"):

           (i) the acquired Person and substantially all of the acquired assets shall be utilized in the same line of business as the Borrower and

          (ii) no Default or Event of Default shall have occurred and be continuing or be created by the proposed acquisition;
     and

      (d) investments in the form of loans and advances to employees in the ordinary course of business, which, in the aggregate, do not exceed at any time $1,000,000;

     (e) investments (i) by the Borrower of the capital stock of a Subsidiary in another Subsidiary, or (ii) by a Subsidiary of its capital stock or the capital stock of another Subsidiary in another Subsidiary; and

      (f) investments in the form of loans and advances by the Borrower to its Subsidiaries evidenced by an Intercompany Note.

     SECTION 10.5   Limitations on Mergers and Liquidation
 .   Merge, consolidate or enter into any similar combination with any  other  Person or liquidate, wind-up or dissolve  itself  (or suffer any liquidation or dissolution) except:

      (a) any Wholly-Owned Subsidiary of the Borrower may merge with any other Wholly-Owned Subsidiary of the Borrower;

      (b) any Wholly-Owned Subsidiary may merge into the Person such Wholly-Owned Subsidiary was formed to acquire in connection with an acquisition permitted by Section 10.4(c); and

     (c) any Wholly-Owned Subsidiary of the Borrower may wind-up into the Borrower or any other Wholly-Owned Subsidiary of the Borrower.

     SECTION 10.6   Limitations on Sale of Assets
 .   Convey, sell, lease, assign, transfer or otherwise dispose of any  of  its  property,  business or assets  (including,  without limitation,  the sale of any receivables and leasehold  interests and any sale-leaseback or similar transaction), whether now owned or hereafter acquired except:

      (a) the sale of inventory in the ordinary course of business;

     (b) the sale of obsolete assets no longer used or usable in the business of the Borrower or any of its Subsidiaries;

      (c)   the transfer of assets to the Borrower or any Wholly-
Owned Subsidiary of the Borrower pursuant to Section 10.5(c); and

      (d)   the  sale  or discount without recourse  of  accounts
receivable  arising  in  the  ordinary  course  of  business   in
connection with the compromise or collection thereof.

     SECTION 10.7   Limitations on Dividends and Distributions
 .   Declare  or pay any dividends upon any of its capital  stock;
purchase,  redeem,  retire  or  otherwise  acquire,  directly  or indirectly,  any  shares  of  its  capital  stock,  or  make  any distribution  of cash, property or assets among  the  holders  of shares  of  its capital stock, or make any change in its  capital structure  that could reasonably be expected to have  a  Material
Adverse Effect; provided that:

      (a) the Borrower or any Subsidiary may pay dividends in shares of its own capital stock; and

     (b)  any Subsidiary may pay cash dividends to the Borrower.

     SECTION 10.8   Limitations on Exchange and Issuance of
Capital Stock
 .   Issue,  sell or otherwise dispose of any class or  series  of capital  stock that, by its terms or by the terms of any security into  which  it is convertible or exchangeable, is, or  upon  the
happening  of  an  event  or  passage  of  time  would  be,   (a)
convertible  or  exchangeable into Debt or  (b)  required  to  be redeemed  or repurchased, including at the option of the  holder, in whole or in part, or has, or upon the happening of an event or passage of time would have, a redemption or similar payment due.

     SECTION 10.9   Transactions with Affiliates.
   Except to the extent provided in Section 10.4(d), directly or indirectly (a) make any loan or advance to, or purchase or assume any note or other obligation to or from, any of its officers, directors, shareholders or other Affiliates, or to or from any member of the immediate family of any of its officers, directors, shareholders or other Affiliates, or subcontract any operations to any of its Affiliates or (b) enter into, or be a party to, any other transaction with any of its Affiliates, except pursuant to the reasonable requirements of its business and upon fair and reasonable terms that are no less favorable to it than it would obtain in a comparable arm's length transaction with a Person not its Affiliate.

     SECTION 10.10  Certain Accounting Changes
 .   Change  its  Fiscal  Year end, or  make  any  change  in  its accounting  treatment and reporting practices except as  required by GAAP.

     SECTION 10.11  Amendments; Payments and Prepayments of Debt
 .   Amend or modify (or permit the modification or amendment  of)
any  of  the  terms  or  provisions of  any  Debt  in  excess  of
$1,000,000, or cancel or forgive, make any voluntary or  optional payment  or  prepayment  on,  or  redeem  or  acquire  for  value
(including  without  limitation by way  of  depositing  with  any trustee  with respect thereto money or securities before due  for the purpose of paying when due) any Debt in excess of $1,000,000.

     SECTION 10.12  Restrictive Agreements
 . Enter into any Debt which contains any negative pledge on assets or any covenants more restrictive than the provisions of Articles IX, X and XI hereof, or which restricts, limits or otherwise encumbers its ability to incur Liens on or with respect to any of its assets or properties other than the assets or properties securing such Debt.


                    ARTICLE XI

               DEFAULT AND REMEDIES

     SECTION 11.1   Events of Default
 .   Each  of the following shall constitute an Event of  Default, whatever  the  reason  for such event and  whether  it  shall  be voluntary  or involuntary or be effected by operation of  law  or pursuant to any judgment or order of any court or any order, rule or regulation of any Governmental Authority or otherwise:

       (a)   Default  in  Payment  of  Principal  of  Loans   and
Reimbursement  Obligations.  The Borrower shall  default  in  any
payment   of   principal  of  any  Loan,  Note  or  Reimbursement
Obligation  when and as due (whether at maturity,  by  reason  of acceleration or otherwise).

      (b) Other Payment Default. The Borrower shall default in the payment when and as due (whether at maturity, by reason of acceleration or otherwise) of interest on any Loan, Note or Reimbursement Obligation or the payment of any other Obligation.

     (c) Misrepresentation. Any representation or warranty made by the Borrower or any of its Subsidiaries under this Agreement, any Loan Document or any amendment hereto or thereto, shall at any time prove to have been incorrect or misleading in any material respect when made or deemed made.

      (d)   Default  in  Performance of Certain  Covenants.   The
Borrower  shall default in the performance or observance  of  any covenant or agreement contained in Sections 7.1, 7.2 or 7.5(e) or
Articles IX or X of this Agreement.

       (e)   Default  in  Performance  of  Other  Covenants   and
Conditions.  The Borrower or any Subsidiary thereof shall default in the performance or observance of any term, covenant, condition
or   agreement  contained  in  this  Agreement  (other  than   as
specifically provided for otherwise in this Section 11.1) or  any other  Loan Document and such default shall continue for a period of  thirty (30) days after written notice thereof has been  given to the Borrower by the Administrative Agent.

      (f) Hedging Agreement. Any termination payment shall be due by the Borrower under any Hedging Agreement and such amount is not paid within thirty (30) Business Days of the due date thereof.

      (g)   Debt  Cross-Default.  The  Borrower  or  any  of  its
Subsidiaries shall (i) default in the payment of any Debt  (other than  the  Notes or any Reimbursement Obligation)  the  aggregate outstanding  amount  of  which Debt is in  excess  of  $1,000,000 beyond the period of grace if any, provided in the instrument  or agreement  under which such Debt was created, or (ii) default  in the observance or performance of any other agreement or condition relating  to  any Debt (other than the Notes or any Reimbursement
Obligation) the aggregate outstanding amount of which Debt is  in excess  of $1,000,000 or contained in any instrument or agreement evidencing, securing or relating thereto or any other event shall occur  or  condition exist, the effect of which default or  other event  or  condition  is to cause, or to  permit  the  holder  or holders  of  such Debt (or a trustee or agent on behalf  of  such holder  or  holders)  to  cause, with the  giving  of  notice  if required,  any  such  Debt  to become due  prior  to  its  stated
maturity (any applicable grace period having expired).

      (h)   Other  Cross-Defaults.  The Borrower or  any  of  its
Subsidiaries shall default in the payment when due, or in the performance or observance, of any obligation or condition of any Material Contract unless, but only as long as, the existence of any such default is being contested by the Borrower or such Subsidiary in good faith by appropriate proceedings and adequate reserves in respect thereof have been established on the books of the Borrower or such Subsidiary to the extent required by GAAP.

      (i)   Change  in Control.  Any person or group  of  persons
(within  the meaning of Section 13(d) of the Securities  Exchange
Act of 1934, as amended), shall obtain ownership or control in one or more series of transactions of more than fifty percent
(50%) of the common stock or fifty percent (50%) of the voting power of the Borrower entitled to vote in the election of members of the board of directors of the Borrower or there shall have occurred under any indenture or other instrument evidencing any Debt in excess of $1,000,000 any "change in control" (as defined in such indenture or other evidence of Debt) obligating the Borrower to repurchase, redeem or repay all or any part of the Debt or capital stock provided for therein (any such event, a "Change in Control").

      (j)  Voluntary Bankruptcy Proceeding.  The Borrower or  any
Subsidiary thereof shall (i) commence a voluntary case under  the federal  bankruptcy laws (as now or hereafter  in  effect),  (ii)
file  a  petition  seeking to take advantage of any  other  laws,
domestic   or   foreign,  relating  to  bankruptcy,   insolvency,
reorganization,  winding  up  or composition  for  adjustment  of debts,  (iii)  consent  to or fail to contest  in  a  timely  and
appropriate  manner  any  petition  filed  against   it   in   an
involuntary case under such bankruptcy laws or other  laws,  (iv)
apply  for  or  consent to, or fail to contest in  a  timely  and
appropriate  manner,  the  appointment  of,  or  the  taking   of
possession  by, a receiver, custodian, trustee, or liquidator  of itself  or  of  a substantial part of its property,  domestic  or foreign,  (v) admit in writing its inability to pay its debts  as they  become due, (vi) make a general assignment for the  benefit of  creditors, or (vii) take any corporate action for the purpose of authorizing any of the foregoing.

      (k)   Involuntary Bankruptcy Proceeding.  A case  or  other
proceeding  shall  be  commenced  against  the  Borrower  or  any
Subsidiary thereof in any court of competent jurisdiction seeking
(i) relief under the federal bankruptcy laws (as now or hereafter in effect) or under any other laws, domestic or foreign, relating
to   bankruptcy,  insolvency,  reorganization,  winding   up   or
adjustment  of  debts,  or  (ii) the appointment  of  a  trustee, receiver,  custodian, liquidator or the like for the Borrower  or any  Subsidiary  thereof or for all or any  substantial  part  of their  respective assets, domestic or foreign, and such  case  or proceeding  shall continue without dismissal or stay  undismissed or  unstayed for a period of sixty (60) consecutive days,  or  an order  granting the relief requested in such case  or  proceeding
(including,  but not limited to, an order for relief  under  such federal bankruptcy laws) shall be entered.

     (l) Failure of Agreements. Any provision of this Agreement or of any other Loan Document shall for any reason cease to be valid and binding on the Borrower or Subsidiary party thereto or any such Person shall so state in writing.

      (m)   Termination  Event.  The occurrence  of  any  of  the
following events:  (i) the Borrower or any ERISA Affiliate  fails to  make  full payment when due of all amounts which,  under  the provisions  of any Pension Plan or Section 412 of the  Code,  the
Borrower   or  any  ERISA  Affiliate  is  required  to   pay   as
contributions thereto, (ii) an accumulated funding deficiency  in excess of $100,000 occurs or exists, whether or not waived,  with respect  to any Pension Plan, (iii) a Termination Event  or  (iv)
the  Borrower  or any ERISA Affiliate as employers under  one  or more  Multiemployer  Plan makes a complete or partial  withdrawal from  any  such Multiemployer Plan and the plan sponsor  of  such
Multiemployer Plans notifies such withdrawing employer that  such employer  has incurred a withdrawal liability requiring  payments in an amount exceeding $100,000.

     (n) Judgment. A judgment or order for the payment of money which causes the aggregate amount of all such judgments to exceed
$500,000 in any Fiscal Year shall be entered against the Borrower or any of its Subsidiaries by any court and such judgment or order shall continue without dismissal or stay for a period of thirty (30) days.

     SECTION 11.2   Remedies
 .   Upon  the occurrence of an Event of Default, with the consent of  the  Required Lenders, the Administrative Agent may, or  upon the  request  of  the Required Lenders, the Administrative  Agent shall, by notice to the Borrower:

      (a)  Acceleration; Termination of Facilities.  Declare  the
principal  of  and  interest on the  Loans,  the  Notes  and  the
Reimbursement Obligations at the time outstanding, and all  other amounts owed to the Lenders and to the Administrative Agent under this Agreement or any of the other Loan Documents (other than any
Hedging  Agreement)  (including,  without  limitation,  all   L/C
Obligations,  whether  or  not  the  beneficiaries  of  the  then outstanding Letters of Credit shall have presented the  documents required  thereunder)  and  all  other  Obligations  (other  than obligations  owing under any Hedging Agreement), to be  forthwith due  and payable, whereupon the same shall immediately become due and  payable without presentment, demand, protest or other notice of  any kind, all of which are expressly waived, anything in this
Agreement   or   the  other  Loan  Documents  to   the   contrary
notwithstanding, and terminate the Facility and any right of  the
Borrower  to  request borrowings or Letters of Credit thereunder;
provided,  that  upon  the occurrence  of  an  Event  of  Default specified  in  Section  11.1(j) or (k),  the  Facility  shall  be
automatically   terminated  and  all  Obligations   (other   than
obligations   owing   under   any   Hedging   Agreement)    shall
automatically become due and payable.

      (b) Letters of Credit. With respect to all Letters of Credit with respect to which presentment for honor shall not have occurred at the time of an acceleration pursuant to the preceding paragraph, require the Borrower at such time to deposit in a cash collateral account opened by the Administrative Agent an amount equal to the aggregate then undrawn and unexpired amount of such Letters of Credit. Amounts held in such cash collateral account shall be applied by the Administrative Agent to the payment of drafts drawn under such Letters of Credit, and the unused portion thereof after all such Letters of Credit shall have expired or been fully drawn upon, if any, shall be applied to repay the other Obligations. After all such Letters of Credit shall have expired or been fully drawn upon, the Reimbursement Obligation shall have been satisfied and all other Obligations shall have been paid in full, the balance, if any, in such cash collateral account shall be returned to the Borrower.

      (c)   Rights  of  Collection.  Exercise on  behalf  of  the
Lenders  all  of  its  other  rights  and  remedies  under   this
Agreement, the other Loan Documents and Applicable Law, in  order to satisfy all of the Borrower's Obligations.

     SECTION 11.3   Rights and Remedies Cumulative; Non-Waiver;
etc
 .    The   enumeration  of  the  rights  and  remedies   of   the
Administrative Agent and the Lenders set forth in this  Agreement is  not  intended  to  be  exhaustive and  the  exercise  by  the
Administrative Agent and the Lenders of any right or remedy shall not preclude the exercise of any other rights or remedies, all of which  shall be cumulative, and shall be in addition to any other right  or  remedy given hereunder or under the Loan Documents  or that may now or hereafter exist in law or in equity or by suit or otherwise.  No delay or failure to take action on the part of the
Administrative Agent or any Lender in exercising any right, power or  privilege  shall operate as a waiver thereof, nor  shall  any single  or partial exercise of any such right, power or privilege preclude other or further exercise thereof or the exercise of any other  right, power or privilege or shall be construed  to  be  a waiver of any Event of Default.  No course of dealing between the
Borrower,  the  Administrative Agent and  the  Lenders  or  their respective  agents  or  employees shall be effective  to  change, modify or discharge any provision of this Agreement or any of the other  Loan Documents or to constitute a waiver of any  Event  of
Default.


                    ARTICLE XII

               THE ADMINISTRATIVE AGENT

     SECTION 12.1   Appointment
 .  Each of the Lenders hereby irrevocably designates and appoints
First  Union  as Administrative Agent of such Lender  under  this
Agreement  and the other Loan Documents for the term  hereof  and
each   such   Lender  irrevocably  authorizes  First   Union   as
Administrative Agent for such Lender, to take such action on  its behalf under the provisions of this Agreement and the other  Loan
Documents and to exercise such powers and perform such duties  as are  expressly delegated to the Administrative Agent by the terms of  this  Agreement and such other Loan Documents, together  with
such   other   powers  as  are  reasonably  incidental   thereto.
Notwithstanding any provision to the contrary elsewhere  in  this
Agreement or such other Loan Documents, the Administrative  Agent shall  not  have  any  duties or responsibilities,  except  those
expressly   set  forth  herein  and  therein,  or  any  fiduciary
relationship   with   any  Lender,  and  no  implied   covenants,
functions,  responsibilities, duties, obligations or  liabilities shall be read into this Agreement or the other Loan Documents  or otherwise  exist against the Administrative Agent.  Any reference to  the  Administrative Agent in this Article XII shall be deemed to  refer  to the Administrative Agent solely in its capacity  as
Administrative Agent and not in its capacity as a Lender.

     SECTION 12.2   Delegation of Duties
 .   The  Administrative Agent may execute any of  its  respective duties  under this Agreement and the other Loan Documents  by  or through  agents  or attorneys-in-fact and shall  be  entitled  to advice  of  counsel  concerning all matters  pertaining  to  such
duties.   The  Administrative Agent shall not be responsible  for
the  negligence  or misconduct of any agents or attorneys-in-fact selected by the Administrative Agent with reasonable care.

     SECTION 12.3   Exculpatory Provisions
 .   Neither  the  Administrative Agent nor any of  its  officers, directors, employees, agents, attorneys-in-fact, Subsidiaries  or
Affiliates shall be (a) liable for any action lawfully  taken  or omitted  to  be taken by it or such Person under or in connection with  this  Agreement  or the other Loan  Documents  (except  for actions  occasioned  solely by its or  such  Person's  own  gross negligence  or  willful misconduct), or (b)  responsible  in  any manner  to  any  of  the  Lenders for any  recitals,  statements, representations or warranties made by the Borrower or any of  its
Subsidiaries  or any officer thereof contained in this  Agreement or  the  other  Loan  Documents or in  any  certificate,  report, statement  or other document referred to or provided for  in,  or received by the Administrative Agent under or in connection with, this  Agreement  or the other Loan Documents or  for  the  value,
validity,    effectiveness,   genuineness,   enforceability    or
sufficiency of this Agreement or the other Loan Documents or  for any failure of the Borrower or any of its Subsidiaries to perform
its  obligations  hereunder  or thereunder.   The  Administrative
Agent  shall  not  be  under  any obligation  to  any  Lender  to ascertain  or  to inquire as to the observance or performance  of any  of  the  agreements  contained in, or  conditions  of,  this
Agreement, or to inspect the properties, books or records of  the
Borrower or any of its Subsidiaries.

     SECTION 12.4   Reliance by the Administrative Agent
 .   The Administrative Agent shall be entitled to rely, and shall
be   fully   protected  in  relying,  upon  any  note,   writing,
resolution,  notice,  consent,  certificate,  affidavit,  letter,
cablegram,   telegram,  telecopy,  telex  or  teletype   message,
statement, order or other document or conversation believed by it to  be genuine and correct and to have been signed, sent or  made by the proper Person or Persons and upon advice and statements of legal  counsel  (including, without limitation,  counsel  to  the
Borrower), independent accountants and other experts selected  by the  Administrative Agent.  The Administrative Agent may deem and treat the payee of any Note as the owner thereof for all purposes unless  such Note shall have been transferred in accordance  with
Section  13.10 hereof.  The Administrative Agent shall  be  fully justified  in failing or refusing to take any action  under  this
Agreement  and  the other Loan Documents unless  it  shall  first receive  such advice or concurrence of the Required Lenders  (or, when  expressly  required hereby or by the  relevant  other  Loan
Document,  all the Lenders) as it deems appropriate or  it  shall first  be indemnified to its satisfaction by the Lenders  against any and all liability and expense which may be incurred by it  by reason of taking or continuing to take any such action except for
its   own   gross   negligence  or   willful   misconduct.    The
Administrative  Agent shall in all cases be  fully  protected  in acting,  or  in refraining from acting, under this Agreement  and the  Notes  in accordance with a request of the Required  Lenders
(or,  when expressly required hereby, all the Lenders), and  such request  and any action taken or failure to act pursuant  thereto shall  be binding upon all the Lenders and all future holders  of the Notes.

     SECTION 12.5   Notice of Default
 .  The Administrative Agent shall not be deemed to have knowledge or  notice  of the occurrence of any Default or Event of  Default hereunder  unless it has received notice from  a  Lender  or  the
Borrower referring to this Agreement, describing such Default  or
Event  of  Default and stating that such notice is a  "notice  of
default".   In  the event that the Administrative Agent  receives
such  a  notice,  it shall promptly give notice  thereof  to  the
Lenders.   The Administrative Agent shall take such  action  with
respect  to  such  Default  or  Event  of  Default  as  shall  be reasonably directed by the Required Lenders; provided that unless and  until  the  Administrative Agent shall  have  received  such directions,  the  Administrative Agent  may  (but  shall  not  be obligated  to)  take  such action, or refrain  from  taking  such action,  with respect to such Default or Event of Default  as  it shall deem advisable in the best interests of the Lenders, except to  the  extent that other provisions of this Agreement expressly require  that any such action be taken or not be taken only  with the  consent and authorization or the request of the  Lenders  or
Required Lenders, as applicable.

     SECTION 12.6   Non-Reliance on the Administrative Agent and
Other Lenders
 .    Each   Lender  expressly  acknowledges  that   neither   the
Administrative   Agent  nor  any  of  its  respective   officers,
directors, employees, agents, attorneys-in-fact, Subsidiaries  or
Affiliates has made any representations or warranties to  it  and that  no  act  by  the  Administrative Agent  hereinafter  taken, including  any review of the affairs of the  Borrower or  any  of
its   Subsidiaries,   shall   be   deemed   to   constitute   any
representation  or warranty by the Administrative  Agent  to  any
Lender.  Each Lender represents to the Administrative Agent  that
it   has,   independently   and   without   reliance   upon   the
Administrative  Agent  or any other Lender,  and  based  on  such documents and information as it has deemed appropriate, made  its own appraisal of and investigation into the business, operations, property,  financial and other condition and creditworthiness  of the  Borrower and its Subsidiaries and made its own  decision  to make  its  Loans  and issue or participate in  Letter  of  Credit
hereunder  and  enter  into  this Agreement.   Each  Lender  also
represents that it will, independently and without reliance  upon the  Administrative Agent or any other Lender, and based on  such documents  and  information as it shall deem appropriate  at  the time,  continue  to make its own credit analysis, appraisals  and decisions in taking or not taking action under this Agreement and the  other Loan Documents, and to make such investigation  as  it deems  necessary to inform itself as to the business, operations, property,  financial and other condition and creditworthiness  of the  Borrower and its Subsidiaries.  Except for notices,  reports and  other  documents expressly required to be furnished  to  the
Lenders  by  the Administrative Agent hereunder or by  the  other
Loan  Documents, the Administrative Agent shall not have any duty or  responsibility to provide any Lender with any credit or other
information   concerning  the  business,  operations,   property,
financial and other condition or creditworthiness of the Borrower or  any of its Subsidiaries which may come into the possession of the  Administrative  Agent  or any of  its  respective  officers, directors, employees, agents, attorneys-in-fact, Subsidiaries  or
Affiliates.

     SECTION 12.7   Indemnification
 .  The Lenders agree to indemnify the Administrative Agent in its capacity  as  such  and  (to the extent  not  reimbursed  by  the
Borrower  and without limiting the obligation of the Borrower  to do  so),  ratably  according to the respective amounts  of  their
Commitment Percentages, from and against any and all liabilities, obligations,  losses,  damages,  penalties,  actions,  judgments, suits,  costs,  expenses or disbursements of any kind  whatsoever which may at any time (including, without limitation, at any time
following   the   payment  of  the  Notes  or  any  Reimbursement
Obligation)  be imposed on, incurred by or asserted  against  the
Administrative  Agent in any way relating to or  arising  out  of this  Agreement  or the other Loan Documents,  or  any  documents
contemplated  by  or  referred  to  herein  or  therein  or   the
transactions  contemplated hereby or thereby or any action  taken or  omitted  by  the Administrative Agent under or in  connection with  any  of  the  foregoing; provided that no Lender  shall  be liable  for  the  payment  of any portion  of  such  liabilities, obligations,  losses,  damages,  penalties,  actions,  judgments, suits, costs, expenses or disbursements resulting solely from the
Administrative  Agent's bad faith, gross  negligence  or  willful
misconduct.   The agreements in this Section 12.7  shall  survive
the  payment of the Notes, any Reimbursement Obligation  and  all other  amounts  payable  hereunder and the  termination  of  this
Agreement.

     SECTION 12.8   The Administrative Agent in Its Individual
Capacity
 .   The Administrative Agent and its respective Subsidiaries  and
Affiliates may make loans to, accept deposits from and  generally engage  in  any kind of business with the Borrower as though  the
Administrative Agent were not an Administrative Agent  hereunder.
With  respect  to any Loans made or renewed by it  and  any  Note issued  to it and with respect to any Letter of Credit issued  by it  or participated in by it, the Administrative Agent shall have the  same  rights and powers under this Agreement and  the  other
Loan  Documents as any Lender and may exercise the same as though it  were not an Administrative Agent, and the terms "Lender"  and
"Lenders"   shall  include  the  Administrative  Agent   in   its
individual capacity.

     SECTION 12.9   Resignation of the Administrative Agent;
Successor Administrative Agent
 .   Subject  to the appointment and acceptance of a successor  as provided  below, the Administrative Agent may resign at any  time
by  giving notice thereof to the Lenders and the Borrower.   Upon
any  such resignation, the Required Lenders shall have the  right to  appoint  a  successor Administrative Agent,  which  successor shall  have minimum capital and surplus of at least $500,000,000.
If no successor Administrative Agent shall have been so appointed by  the Required Lenders and shall have accepted such appointment within  thirty (30) days after the Administrative Agent's  giving of  notice of resignation, then the Administrative Agent may,  on behalf  of the Lenders, appoint a successor Administrative Agent, which  successor  shall have minimum capital and  surplus  of  at least  $500,000,000.  Upon the acceptance of any  appointment  as
Administrative  Agent  hereunder by  a  successor  Administrative
Agent,   such  successor  Administrative  Agent  shall  thereupon
succeed  to and become vested with all rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring
Administrative  Agent shall be discharged  from  its  duties  and obligations hereunder.  After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions  of this  Section  12.9 shall continue in effect for its  benefit  in respect  of any actions taken or omitted to be taken by it  while it was acting as Administrative Agent12.


                    ARTICLE XIII

               MISCELLANEOUS

     SECTION 13.1   Notices.

      (a)  Method of Communication.  Except as otherwise provided in this Agreement, all notices and communications hereunder shall be in writing, or by telephone subsequently confirmed in writing.
Any  notice  shall be effective if delivered by hand delivery  or sent  via  telecopy,  recognized  overnight  courier  service  or certified  mail, return receipt requested, and shall be  presumed to  be received by a party hereto (i) on the date of delivery  if delivered by hand or sent by telecopy, (ii) on the next  Business
Day if sent by recognized overnight courier service and (iii)  on the third Business Day following the date sent by certified mail,
return   receipt   requested.   A  telephonic   notice   to   the
Administrative  Agent  as understood by the Administrative  Agent will  be  deemed to be the controlling and proper notice  in  the event  of  a  discrepancy with or failure to receive a confirming written notice.

      (b) Addresses for Notices. Notices to any party shall be sent to it at the following addresses, or any other address as to which all the other parties are notified in writing.

     If to the Borrower: Performance Food Group Company
                         6800 Paragon Place, Suite 500
                         Richmond, Virginia  23230
                         Attention: Mr. John Austin
                         Telephone No.: (804) 285-7340
                         Telecopy No.: (804) 285-5360

     With copies to:     Bass, Berry & Sims PLC
                         2700 First American Center
                         Nashville, Tennessee 37238
                         Attention: F. Mitchell Walker Jr.
                         Telephone No.: (615) 742-6275
                         Telecopy No.: (615) 742-2775


     If to First Union as   First Union National Bank
      Administrative Agent: One First Union Center, TW-10
                            301 South College Street
                            Charlotte, North Carolina 28288-0608
                            Attention: Syndication Agency Services
                            Telephone No.:  (704) 374-2698
                            Telecopy No.:  (704) 383-0288

      If to any Lender:   To the Address set forth on Schedule 1 hereto

      (c)   Administrative  Agent's Office.   The  Administrative
Agent  hereby  designates its office located at the  address  set forth  above,  or  any subsequent office which  shall  have  been specified for such purpose by written notice to the Borrower  and
Lenders, as the Administrative Agent's Office referred to herein, to  which payments due are to be made and at which Loans will  be disbursed and Letters of Credit issued.

     SECTION 13.2   Expenses; Indemnity
 .   The  Borrower will (a) pay all out-of-pocket expenses of  the
Administrative  Agent  in connection with  (i)  the  preparation, execution  and  delivery of this Agreement and  each  other  Loan
Document,  whenever  the  same shall be executed  and  delivered, including  without limitation all out-of-pocket  syndication  and due  diligence expenses and reasonable fees and disbursements  of counsel  for  the Administrative Agent and (ii) the  preparation, execution and delivery of any waiver, amendment or consent by the
Administrative Agent or the Lenders relating to this Agreement or any  other Loan Document, including without limitation reasonable fees  and disbursements of counsel for the Administrative  Agent,
(b)   pay   all   reasonable  out-of-pocket   expenses   of   the
Administrative  Agent  and  each  Lender  actually  incurred   in
connection with the administration and enforcement of any  rights and  remedies of the Administrative Agent and Lenders  under  the
Facility,  including  consulting  with  appraisers,  accountants, engineers,  attorneys  and other Persons concerning  the  nature, scope or value of any right or remedy of the Administrative Agent or  any Lender hereunder or under any other Loan Document or  any factual  matters  in connection therewith, which  expenses  shall include  without limitation the reasonable fees and disbursements of  such Persons, and (c) defend, indemnify and hold harmless the
Administrative  Agent  and  the  Lenders,  and  their  respective
parents,   Subsidiaries,  Affiliates,  employees,  Administrative
Agents,  officers  and directors, from and  against  any  losses, penalties,  fines, liabilities, settlements, damages,  costs  and expenses,  suffered  by any such Person in  connection  with  any claim, investigation, litigation or other proceeding (whether  or not  the  Administrative Agent or any Lender is a party  thereto)
and the prosecution and defense thereof, arising out of or in any way  connected with the Agreement, any other Loan Document or the
Loans,  including  without limitation reasonable  attorney's  and consultant's fees, except to the extent that any of the foregoing directly  result from the gross negligence or willful  misconduct of the party seeking indemnification therefor.

     SECTION 13.3   Set-off
 .   In  addition  to  any rights now or hereafter  granted  under
Applicable  Law and not by way of limitation of any such  rights, upon  and after the occurrence of any Event of Default and during
the  continuance  thereof,  the  Lenders  and  any  assignee   or
participant  of  a  Lender in accordance with Section  13.10  are hereby  authorized by the Borrower at any time or  from  time  to time, without notice to the Borrower or to any other Person,  any such  notice  being hereby expressly waived, to set  off  and  to appropriate  and  to  apply  any and  all  deposits  (general  or
special,   time  or  demand,  including,  but  not  limited   to,
indebtedness  evidenced  by  certificates  of  deposit,   whether
matured or unmatured) and any other indebtedness at any time held or  owing by the Lenders, or any such assignee or participant  to or  for the credit or the account of the Borrower against and  on account of the Obligations irrespective of whether or not (a) the
Lenders shall have made any demand under this Agreement or any of the  other  Loan Documents or (b) the Administrative Agent  shall have declared any or all of the Obligations to be due and payable as  permitted by Section 11.2 and although such Obligations shall be contingent or unmatured.

     SECTION 13.4   Governing Law
 . This Agreement, the Notes and the other Loan Documents, unless otherwise expressly set forth therein, shall be governed by, construed and enforced in accordance with the laws of the State of North Carolina, without reference to the conflicts or choice of law principles thereof.

     SECTION 13.5   Consent to Jurisdiction
 .   The  Borrower  hereby irrevocably consents  to  the  personal
jurisdiction  of  the  state  and  federal  courts   located   in
Mecklenburg County, North Carolina, in any action, claim or other proceeding  arising  out of any dispute in connection  with  this
Agreement, the Notes and the other Loan Documents, any rights  or obligations hereunder or thereunder, or the performance  of  such rights and obligations.  The Borrower hereby irrevocably consents to  the  service of a summons and complaint and other process  in any  action,  claim  or proceeding brought by the  Administrative
Agent  or any Lender in connection with this Agreement, the Notes or  the other Loan Documents, any rights or obligations hereunder or thereunder, or the performance of such rights and obligations, on  behalf of itself or its property, in the manner specified  in
Section  13.1.   Nothing in this Section 13.5  shall  affect  the
right  of  the Administrative Agent or any Lender to serve  legal process in any other manner permitted by Applicable Law or affect the  right of the Administrative Agent or any Lender to bring any action  or  proceeding against the Borrower or its properties  in the courts of any other jurisdictions.

     SECTION 13.6   Binding Arbitration; Waiver of Jury Trial.

     (a)  Binding Arbitration.  Upon demand of any party, whether made before or after institution of any judicial proceeding,  any dispute, claim or controversy arising out of, connected  with  or relating  to  the Notes or any other Loan Documents ("Disputes"), between  or among parties to the Notes or any other Loan Document shall  be  resolved  by binding arbitration as  provided  herein.
Institution  of a judicial proceeding by a party does  not  waive
the   right  of  that  party  to  demand  arbitration  hereunder.
Disputes   may   include,   without  limitation,   tort   claims,
counterclaims,  claims brought as class actions,  claims  arising from  Loan  Documents  executed in the  future,  disputes  as  to whether  a matter is subject to arbitration, or claims concerning any  aspect of the past, present or future relationships  arising out  of or connected with the Loan Documents.  Arbitration  shall be  conducted  under  and  governed by the  Commercial  Financial
Disputes  Arbitration  Rules  (the "Arbitration  Rules")  of  the
American  Arbitration Association and Title 9 of the  U.S.  Code.
All  arbitration hearings shall be conducted in Charlotte,  North
Carolina.  The expedited procedures set forth in Rule 51, et seq.
of  the  Arbitration Rules shall be applicable to claims of  less
than  $1,000,000.   All applicable statutes of  limitation  shall
apply  to any Dispute.  A judgment upon the award may be  entered
in  any  court  having  jurisdiction.   Notwithstanding  anything
foregoing  to  the contrary, any arbitration proceeding  demanded hereunder  shall begin within ninety (90) days after such  demand thereof  and  shall  be concluded within one hundred  and  twenty
(120) days after such demand.  These time limitations may not  be extended unless a party hereto shows cause for extension and then
such extension shall not exceed a total of sixty (60) days.   The
panel  from which all arbitrators are selected shall be comprised
of  licensed  attorneys.   The  single  arbitrator  selected  for
expedited  procedure shall be a retired judge  from  the  highest court  of  general jurisdiction, state or federal, of  the  state where  the hearing will be conducted.  The parties hereto do  not waive  any applicable Federal or state substantive law except  as provided  herein.  Notwithstanding the foregoing, this  paragraph shall not apply to any Hedging Agreement that is a Loan Document.

      (b)  Jury Trial.  THE ADMINISTRATIVE AGENT, EACH LENDER AND
THE  BORROWER  HEREBY  ACKNOWLEDGE THAT BY  AGREEING  TO  BINDING
ARBITRATION THEY HAVE IRREVOCABLY WAIVED THEIR RESPECTIVE  RIGHTS
TO  A  JURY  TRIAL  WITH RESPECT TO ANY ACTION,  CLAIM  OR  OTHER
PROCEEDING  ARISING  OUT OF ANY DISPUTE IN CONNECTION  WITH  THIS
AGREEMENT, THE NOTES OR THE OTHER LOAN DOCUMENTS, ANY  RIGHTS  OR
OBLIGATIONS HEREUNDER OR THEREUNDER, OR THE PERFORMANCE  OF  SUCH
RIGHTS AND OBLIGATIONS.

      (c) Preservation of Certain Remedies. Notwithstanding the preceding binding arbitration provisions, the parties hereto and the other Loan Documents preserve, without diminution, certain remedies that such Persons may employ or exercise freely, either alone, in conjunction with or during a Dispute. Each such Person shall have and hereby reserves the right to proceed in any court of proper jurisdiction or by self help to exercise or prosecute the following remedies: (i) all rights to foreclose against any real or personal property or other security by exercising a power of sale granted in the Loan Documents or under applicable law or by judicial foreclosure and sale, (ii) all rights of self help including peaceful occupation of property and collection of rents, set off, and peaceful possession of property, and (iii) obtaining provisional or ancillary remedies including injunctive relief, sequestration, garnishment, attachment, appointment of receiver and in filing an involuntary bankruptcy proceeding.
Preservation of these remedies does not limit the power of an arbitrator to grant similar remedies that may be requested by a party in a Dispute.

     SECTION 13.7   Reversal of Payments
 .   To the extent the Borrower makes a payment or payments to the
Administrative  Agent for the ratable benefit of the  Lenders  or the  Administrative Agent receives any payment or proceeds of the collateral  which  payments or proceeds or any part  thereof  are
subsequently   invalidated,  declared   to   be   fraudulent   or
preferential,  set  aside  and/or required  to  be  repaid  to  a trustee,  receiver or any other party under any  bankruptcy  law, state or federal law, common law or equitable cause, then, to the extent  of  such  payment or proceeds repaid, the Obligations  or part  thereof  intended  to be satisfied  shall  be  revived  and continued in full force and effect as if such payment or proceeds had not been received by the Administrative Agent.

     SECTION 13.8   Injunctive Relief; Punitive Damages.

     (a) The Borrower recognizes that, in the event the Borrower fails to perform, observe or discharge any of its obligations or liabilities under this Agreement, any remedy of law may prove to be inadequate relief to the Lenders. Therefore, the Borrower agrees that the Lenders, at the Lenders' option, shall be entitled to temporary and permanent injunctive relief in any such case without the necessity of proving actual damages.

      (b) The Administrative Agent, Lenders and Borrower (on behalf of itself and its Subsidiaries) hereby agree that no such Person shall have a remedy of punitive or exemplary damages against any other party to a Loan Document and each such Person hereby waives any right or claim to punitive or exemplary damages that they may now have or may arise in the future in connection with any Dispute, whether such Dispute is resolved through arbitration or judicially.

      (c) The parties agree that they shall not have a remedy of punitive or exemplary damages against any other party in any Dispute and hereby waive any right or claim to punitive or exemplary damages they have now or which may arise in the future in connection with any Dispute whether the Dispute is resolved by arbitration or judicially.

     SECTION 13.9   Accounting Matters
 .   All  financial and accounting calculations, measurements  and computations  made  for any purpose relating to  this  Agreement, including, without limitation, all computations utilized  by  the
Borrower  or any Subsidiary thereof to determine compliance  with
any   covenant  contained  herein,  shall,  except  as  otherwise expressly  contemplated  hereby or unless  there  is  an  express written  direction by the Administrative Agent  to  the  contrary agreed  to by the Borrower, be performed in accordance with  GAAP as  in effect on the Closing Date.  In the event that changes  in
GAAP  shall  be  mandated by the Financial  Accounting  Standards
Board, or any similar accounting body of comparable standing,  or
shall   be   recommended  by  the  Borrower's  certified   public
accountants,  to the extent that such changes would  modify  such accounting  terms  or the interpretation or computation  thereof, such  changes shall be followed in defining such accounting terms only  from and after the date the Borrower and the Lenders  shall have  amended this Agreement to the extent necessary  to  reflect any  such changes in the financial covenants and other terms  and conditions of this Agreement.

     SECTION 13.10  Successors and Assigns; Participations.

      (a) Benefit of Agreement. This Agreement shall be binding upon and inure to the benefit of the Borrower, the Administrative
Agent and the Lenders, all future holders of the Notes, and their respective successors and assigns, except that the Borrower shall not assign or transfer any of its rights or obligations under this Agreement without the prior written consent of each Lender.

      (b) Assignment by Lenders. Each Lender may, with the consent of the Borrower (so long as no Default or Event of Default has occurred and is continuing) and the consent of the Administrative Agent, which consents shall not be unreasonably withheld, assign to one or more Eligible Assignees all or a portion of its interests, rights and obligations under this Agreement (including, without limitation, all or a portion of the Extensions of Credit at the time owing to it and the Notes held by it); provided that:

             (i) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Lender's rights and obligations under this Agreement;

            (ii)      if  less than all of the assigning Lender's
Commitment is to be assigned, the Commitment so assigned shall not be less than $5,000,000;

           (iii)      the  parties to each such assignment  shall
execute  and  deliver  to  the  Administrative  Agent,  for   its
acceptance  and  recording  in the Register,  an  Assignment  and
Acceptance  in  the  form  of  Exhibit  H  attached  hereto   (an
"Assignment  and Acceptance"), together with any  Note  or  Notes subject to such assignment;

            (iv)      such  assignment  shall  not,  without  the
consent  of  the  Borrower,  require  the  Borrower  to  file   a
registration   statement   with  the  Securities   and   Exchange
Commission  or apply to or qualify the Loans or the  Notes  under the blue sky laws of any state; and

             (v) the assigning Lender shall pay to the Administrative Agent an assignment fee of $3,000 upon the execution by such Lender of the Assignment and Acceptance;
provided that no such fee shall be payable upon any assignment by a Lender to an Affiliate thereof.

Upon such execution, delivery, acceptance and recording, from and after  the  effective  date  specified  in  each  Assignment  and
Acceptance,  which  effective date shall be  at  least  five  (5)
Business  Days  after  the execution thereof,  (A)  the  assignee thereunder shall be a party hereto and, to the extent provided in such  Assignment and Acceptance, have the rights and  obligations of  a  Lender hereby and (B) the Lender thereunder shall, to  the
extent  provided  in  such  assignment,  be  released  from   its
obligations under this Agreement.

      (c) Rights and Duties Upon Assignment. By executing and delivering an Assignment and Acceptance, the assigning Lender thereunder and the assignee thereunder confirm to and agree with each other and the other parties hereto as set forth in such Assignment and Acceptance.

      (d)   Register.  The Administrative Agent shall maintain  a
copy  of  each Assignment and Acceptance delivered to  it  and  a register  for the recordation of the names and addresses  of  the
Lenders  and the amount of the Extensions of Credit with  respect to  each  Lender from time to time (the "Register").  The entries in  the  Register shall be conclusive, in the absence of manifest error, and the Borrower, the Administrative Agent and the Lenders
may treat each person whose name is recorded in the Register as a
Lender  hereunder  for  all  purposes  of  this  Agreement.   The
Register  shall  be available for inspection by the  Borrower  or
Lender  at  any  reasonable  time and  from  time  to  time  upon reasonable prior notice.

      (e) Issuance of New Notes. Upon its receipt of an Assignment and Acceptance executed by an assigning Lender and an Eligible Assignee together with any Note or Notes subject to such assignment and the written consent to such assignment, the Administrative Agent shall, if such Assignment and Acceptance has been completed and is substantially in the form of Exhibit H:

            (i)     accept such Assignment and Acceptance;

            (ii) record the information contained therein in the Register;

          (iii) give prompt notice thereof to the Lenders and the Borrower; and

            (iv) promptly deliver a copy of such Assignment and Acceptance to the Borrower.

Within  five  (5)  Business Days after  receipt  of  notice,  the
Borrower  shall execute and deliver to the Administrative  Agent, in  exchange  for the surrendered Note or Notes, a  new  Note  or
Notes to the order of such Eligible Assignee in amounts equal  to the  Commitment  assumed by it pursuant to  such  Assignment  and
Acceptance and a new Note or Notes to the order of the  assigning
Lender  in  an  amount  equal to the Commitment  retained  by  it hereunder.  Such  new  Note or Notes shall  be  in  an  aggregate principal amount equal to the aggregate principal amount of  such surrendered Note or Notes, shall be dated the effective  date  of
such  Assignment  and  Acceptance  and  shall  otherwise  be   in
substantially  the form of the assigned Notes  delivered  to  the
assigning  Lender.   Each  surrendered Note  or  Notes  shall  be
canceled and returned to the Borrower.

     (f) Participations. Each Lender may sell participations to one or more banks or other entities in all or a portion of its rights and obligations under this Agreement (including, without limitation, all or a portion of its Extensions of Credit and the Notes held by it); provided that:

            (i) each such participation shall be in an amount not less than $5,000,000;

             (ii)       such  Lender's  obligations  under   this
Agreement  (including, without limitation, its Commitment)  shall remain unchanged;

           (iii)      such Lender shall remain solely responsible
to   the  other  parties  hereto  for  the  performance  of  such obligations;

            (iv) such Lender shall remain the holder of the Notes held by it for all purposes of this Agreement;

             (v)      the Borrower, the Administrative Agent  and
the other Lenders shall continue to deal solely and directly with
such   Lender  in  connection  with  such  Lender's  rights   and
obligations under this Agreement;

           (vi)     such Lender shall not permit such participant
the   right   to  approve  any  waivers,  amendments   or   other
modifications to this Agreement or any other Loan Document  other than waivers, amendments or modifications which would reduce  the principal  of  or the interest rate on any Loan or  Reimbursement
Obligation,  extend  the  term or  increase  the  amount  of  the
Commitment,  reduce  the  amount  of  any  fees  to  which   such
participant  is entitled, extend any scheduled payment  date  for principal of any Loan; and

           (vii)     any such disposition shall not, without  the
consent  of  the  Borrower,  require  the  Borrower  to  file   a
registration   statement   with  the  Securities   and   Exchange
Commission to apply to qualify the Loans or the Notes  under  the blue sky law of any state.

       (g)   Disclosure  of  Information;  Confidentiality.   The
Administrative  Agent and the Lenders shall hold  all  non-public information with respect to the Borrower obtained pursuant to the
Loan Documents in accordance with their customary procedures  for
handling    confidential   information;   provided,   that    the
Administrative  Agent may disclose information relating  to  this
Agreement   to   Gold  Sheets  and  other  similar   bank   trade
publications, such information to consist of deal terms and other information  customarily found in such publications and  provided further,  that the Administrative Agent and Lenders may  disclose any such information to the extent such disclosure is required by law or requested by any regulatory authority.  Any Lender may, in
connection    with    any   assignment,   proposed    assignment,
participation or proposed participation pursuant to this  Section
13.10,  disclose to the assignee, participant, proposed  assignee or proposed participant, any information relating to the Borrower furnished  to  such  Lender  by or on  behalf  of  the  Borrower;
provided,  that prior to any such disclosure, each such assignee, proposed  assignee,  participant or  proposed  participant  shall
agree   with  the  Borrower  or  such  Lender  to  preserve   the
confidentiality of any confidential information relating  to  the
Borrower received from such Lender.

      (h) Certain Pledges or Assignments. Nothing herein shall prohibit any Lender from pledging or assigning any Note to any Federal Reserve Bank in accordance with Applicable Law.

     SECTION 13.11  Amendments, Waivers and Consents
 .   Except  as set forth below, any term, covenant, agreement  or condition  of  this Agreement or any of the other Loan  Documents
(other  than  any Hedging Agreement, the terms and conditions  of which  may be amended, modified or waived by the parties thereto)
may be amended or waived by the Lenders, and any consent given by the  Lenders, if, but only if, such amendment, waiver or  consent is  in  writing  signed  by  the  Required  Lenders  (or  by  the
Administrative  Agent with the consent of the  Required  Lenders)
and delivered to the Administrative Agent and, in the case of  an amendment,  signed by the Borrower; provided, that no  amendment, waiver  or  consent shall (a) increase the amount or  extend  the time  of the obligation of the Lenders to make Loans or issue  or
participate   in   Letters  of  Credit   (except   as   expressly
contemplated pursuant to Section 2.8), (b) extend the  originally scheduled time or times of payment of the principal of  any  Loan or  Reimbursement Obligation or the time or times of  payment  of interest on any Loan or Reimbursement Obligation, (c) reduce  the rate  of  interest  or fees payable on any Loan or  Reimbursement
Obligation,  (d)  reduce the principal  amount  of  any  Loan  or
Reimbursement  Obligation, (e) permit any  subordination  of  the principal  or  interest on any Loan or Reimbursement  Obligation,
(f)  permit any assignment (other than as specifically  permitted or  contemplated  in  this Agreement) of any  of  the  Borrower's rights  and obligations hereunder or (g) amend the provisions  of this Section 13.11 or the definition of Required Lenders, without
the  prior  written  consent of each  Lender.   In  addition,  no
amendment, waiver or consent to the provisions of (a) Article XII shall  be  made without the written consent of the Administrative
Agent  and  (b)  Article III without the written consent  of  the
Issuing Lender.

     SECTION 13.12  Performance of Duties
 .   The  Borrower's obligations under this Agreement and each  of the Loan Documents shall be performed by the Borrower at its sole cost and expense.

     SECTION 13.13  All Powers Coupled with Interest
 . All powers of attorney and other authorizations granted to the Lenders, the Administrative Agent and any Persons designated by the Administrative Agent or any Lender pursuant to any provisions of this Agreement or any of the other Loan Documents shall be deemed coupled with an interest and shall be irrevocable so long as any of the Obligations remain unpaid or unsatisfied or the Facility has not been terminated.

     SECTION 13.14  Survival of Indemnities
 .    Notwithstanding  any  termination  of  this  Agreement,  the indemnities to which the Administrative Agent and the Lenders are entitled under the provisions of this Article XIII and any  other provision of this Agreement and the Loan Documents shall continue in  full  force  and effect and shall protect the  Administrative
Agent   and  the  Lenders  against  events  arising  after   such
termination as well as before.

     SECTION 13.15  Titles and Captions
 .   Titles and captions of Articles, Sections and subsections  in this  Agreement are for convenience only, and neither  limit  nor amplify the provisions of this Agreement.

     SECTION 13.16  Severability of Provisions
 .   Any  provision of this Agreement or any other  Loan  Document which  is prohibited or unenforceable in any jurisdiction  shall, as  to  such jurisdiction, be ineffective only to the  extent  of such  prohibition  or unenforceability without  invalidating  the remainder of such provision or the remaining provisions hereof or thereof  or  affecting  the validity or  enforceability  of  such provision in any other jurisdiction.

     SECTION 13.17  Counterparts
 .   This  Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which  when  so  executed shall be deemed to be an  original  and shall  be binding upon all parties, their successors and assigns, and all of which taken together shall constitute one and the same agreement.

     SECTION 13.18  Term of Agreement
 .   This  Agreement shall remain in effect from the Closing  Date through  and including the date upon which the Commitments  shall have  been  terminated, all outstanding Letters  of  Credit  have expired  or  been cancelled and all Obligations shall  have  been
indefeasibly  and  irrevocably paid and satisfied  in  full.   No
termination  of  this  Agreement  shall  affect  the  rights  and
obligations  of  the  parties  hereto  arising  prior   to   such
termination.

     SECTION 13.19  Inconsistencies with Other Documents;
Independent Effect of Covenants
 . (a) In the event there is a conflict or inconsistency between this Agreement and any other Loan Document, the terms of this Agreement shall control.

      (b) The Borrower expressly acknowledges and agrees that each covenant contained in Articles VIII, IX, or X hereof shall be given independent effect. Accordingly, the Borrower shall not engage in any transaction or other act otherwise permitted under any covenant contained in Articles VIII, IX, or X if, before or after giving effect to such transaction or act, the Borrower shall or would be in breach of any other covenant contained in Articles VIII, IX, or X.

                   [Signature pages to follow]
      IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed under seal by their duly authorized officers, all as of the day and year first written above.


[CORPORATE SEAL]              PERFORMANCE FOOD GROUP COMPANY,
                              as Borrower

                              By:              //s//
                              Name:  Roger L. Boeve
                              Title: Executive Vice President


                              FIRST UNION NATIONAL BANK,
                              as Administrative Agent and Lender

                              By:              //s//
                                 Name:    Bonnie A. Banks
                                 Title:    Vice President

                              BANK OF AMERICA NT&SA, as Lender

                              By:              //s//
                                 Name:   William F. Sweeney
                                 Title:    Vice President

                              THE CHASE MANHATTAN BANK, as Lender

                              By:              //s//
                                 Name:   Thomas Conroy, Jr.
                                 Title:    Vice President

                              THE FIRST NATIONAL BANK OF CHICAGO,
                              as Lender

                              By:              //s//
                                 Name:  Stephen E. McDonald
                                 Title: First Vice President


                              HIBERNIA NATIONAL BANK, as Lender

                              By:            //s//
                                 Name:     Angela Bently
                                 Title:  Portofilio Manager